PROSPECTUS SUPPLEMENT

(To Prospectus dated November 16, 2005)

Consider carefully the risk factors beginning on page S-8 in this prospectus supplement and on page 5 in the prospectus.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

$921,500,100

(Approximate)

CWABS, INC.

Depositor

IS[COUNTRYWIDE HOME LOANS, INC. LOGO]

Seller

Countrywide Home Loans Servicing LP

Master Servicer

CWABS Asset-Backed Certificates Trust 2005-BC5

Issuer

Asset-Backed Certificates, Series 2005-BC5

Distributions are payable on the 25th day of each month, beginning in January 2006

________________

The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:

Class	Original Certificate Principal Balance(1)	Pass-Through Rate	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
1-A	$279,136,000	(3)	100.00000%	0.108333%	$278,833,602.67
2-A-1	$246,227,000	(3)	100.00000%	0.108333%	$245,960,254.08
2-A-2	$ 27,358,000	(3)	100.00000%	0.108333%	$ 27,328,362.17
3-A-1	$104,881,000	(3)	100.00000%	0.054167%	$104,824,189.46
3-A-2	$ 74,603,000	(3)	100.00000%	0.108333%	$ 74,522,180.08
3-A-3	$ 21,145,000	(3)	100.00000%	0.156250%	$ 21,111,960.94
M-1	$ 34,200,000	(3)	100.00000%	0.441667%	$ 34,048,950.00
M-2	$ 30,400,000	(3)	100.00000%	0.583333%	$ 30,222,666.67
M-3	$ 19,475,000	(3)	100.00000%	0.625000%	$ 19,353,281.25
M-4	$ 17,100,000	(3)	100.00000%	0.704167%	$ 16,979,587.50
M-5	$ 15,675,000	(3)	100.00000%	0.833333%	$ 15,544,375.00
M-6	$ 15,200,000	(3)	100.00000%	1.041667%	$ 15,041,666.67
M-7	$ 12,825,000	(3)	100.00000%	1.666667%	$ 12,611,250.00
M-8	$ 11,400,000	(3)	97.62577%	1.875000%	$ 10,915,587.78
B	$ 11,875,000	(3)	93.27202%	2.083333%	$ 10,828,656.54
A-R	$ 100	(4)	(5)	(5)	(5)

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2) Before deducting expenses payable by the Depositor estimated to be approximately $680,000.

(3)    The pass-through rate for this class of offered certificates may adjust monthly, will be subject to increase after the optional termination date, and will be subject to an interest rate cap, as described in this prospectus supplement under “Description of the Certificates — Distributions — Distributions of Interest.”

(4) The Class A-R Certificates will not accrue any interest.

(5)    The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans. See “Method of Distribution” in this prospectus supplement.

The Certificates

•     The certificates represent interests in a pool of fixed and adjustable rate, credit blemished mortgage loans that are secured by first liens on one- to four-family residential properties, as described in this prospectus supplement.

•     The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates are subordinated, as described in this prospectus supplement, to the Class 1-A, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class A-R Certificates (sometimes collectively referred to as the “senior certificates”). Subordination provides a form of credit enhancement for the senior certificates. In addition, among the certificates that are subordinated, certificates with lower priority are subordinated to classes with a higher priority as described in this prospectus supplement.

Optional Termination

•     The master servicer will have the option to purchase the assets of the trust fund on any distribution date on or after the first distribution date on which the principal balance of the mortgage loans and any related foreclosed real estate owned by the trust fund as of such date has declined to or below 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount deposited in the pre-funding account on the closing date. The NIM Insurer described in this prospectus supplement may also have the right to purchase all of the remaining trust assets in the trust fund.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

Countrywide Securities Corporation

RBS Greenwich Capital

December 23, 2005

Table of Contents

Prospectus Supplement

Summary

Risk Factors

The Mortgage Pool

Servicing of the Mortgage Loans

Description of the Certificates

Yield, Prepayment and Maturity Considerations

Additional Information

Use of Proceeds

Material Federal Income Tax Consequences

Other Taxes

ERISA Considerations

Method of Distribution

Legal Matters

Experts

Ratings

Index of Defined Terms

ANNEX A

ANNEX I

Prospectus

Important Notice About Information in This

Prospectus and Each Accompanying

Prospectus Supplement

Risk Factors

The Trust Fund

Use of Proceeds

The Depositor

Loan Program

Description of the Securities

Credit Enhancement

Yield and Prepayment Considerations

The Agreements

Certain Legal Aspects of the Loans

Material Federal Income Tax Consequences

Other Tax Considerations

ERISA Considerations

Legal Investment

Method of Distribution

Legal Matters

Financial Information

Rating

Index to Defined Terms

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, read this entire document and the accompanying prospectus carefully.

The Certificates

Asset-Backed Certificates, Series 2005-BC5, represent undivided beneficial ownership interests in a trust fund. The trust fund consists primarily of a pool of fixed and adjustable rate, credit blemished mortgage loans that are secured by first liens on one- to four-family residential properties and certain other property and assets described in this prospectus supplement. In addition, the LIBOR certificates represent undivided beneficial ownership interests in a trust referred to as the swap trust, the primary assets of which will be the swap trust’s rights under the swap administration agreement referred to in this prospectus supplement.

See “Description of the Certificates — General” in this prospectus supplement.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

See “The Depositor” in the prospectus.

Sellers

Countrywide Home Loans, Inc. and one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries. The one or more special purpose entities previously acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

See “Servicing of the Mortgage Loans — Countrywide Home Loans” in this prospectus supplement.

Master Servicer

Countrywide Home Loans Servicing LP.

See “Servicing of the Mortgage Loans — The Master Servicer” in this prospectus supplement.

Trustee

The Bank of New York, a New York banking corporation.

See “Description of the Certificates — The Trustee” in this prospectus supplement.

The NIM Insurer

After the closing date, a separate trust or trusts may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may or may not have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers that would issue any such financial guaranty insurance policy are referred to in this prospectus supplement as the “NIM Insurer.” The references to the NIM Insurer in this prospectus supplement are applicable only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

See “Risk Factors—Rights of the NIM Insurer” in this prospectus supplement.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the trust fund will be formed.

Cut-off Date

For any initial mortgage loan, the later of December 1, 2005 and the origination date of that mortgage loan, and for any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan.

Closing Date

On or about December 28, 2005.

Funding Period

On the closing date, the depositor may elect to deposit an amount of up to 25% of the initial certificate principal balance of the certificates issued by the trust fund in a pre-funding account. The amount deposited will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the aggregate certificate principal balance of the classes of certificates related to that loan group. If the depositor elects to make that deposit, the funding period will commence on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $175,000 and (y) January 31, 2006. During the funding period the amount deposited in the pre-funding account on the closing date is expected to be used to purchase subsequent mortgage loans.

See “The Mortgage Pool — Pool Characteristics” in this prospectus supplement.

To the extent needed to make required interest payments on the LIBOR certificates and to pay the Class 2-A-2 policy premium on or prior to the February 2006 distribution date, Countrywide Home Loans will make interest shortfall payments to the trust fund in order to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to such distribution date.

Any amounts in the pre-funding account not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

See “The Mortgage Pool — Pre-Funding” in this prospectus supplement.

The Mortgage Loans

The mortgage pool will consist of fixed and adjustable rate mortgage loans that are secured by first liens on one- to four-family properties. The mortgage loans will be divided into three separate groups. Each such group of mortgage loans is referred to as a “loan group.” Loan group 1 and loan group 2 will consist of first lien conforming balance fixed and adjustable rate mortgage loans and loan group 3 will consist of first lien fixed and adjustable rate mortgage loans.

See “The Mortgage Pool” in this prospectus supplement.

Statistical Calculation Information

The statistical information presented in this prospectus supplement relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the trust fund. Additional mortgage loans will be included in the mortgage pool on the closing date and may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may prepay in full or may be determined not to meet the eligibility requirements for the mortgage pool, and as a result may not be included in the mortgage pool.

The information presented in this prospectus supplement with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of December 1, 2005, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $1,016,644,511, approximately $377,999,295 of which constitute group 1 mortgage loans, approximately $371,103,891 of which constitute group 2 mortgage loans and approximately $267,541,324 of which constitute group 3 mortgage loans.

Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the statistical calculation date pool principal balance.

Description of the Certificates

General

The trust fund will issue the Class 1-A, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B and Class A-R Certificates, which are offered by this prospectus supplement.

The trust fund will also issue the Class P and Class C Certificates, which are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to the Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

Generally:

•	the Class 1-A Certificates will be backed by the cashflows from the mortgage loans in loan group 1,
•	the Class 2-A-1 and Class 2-A-2 Certificates will be backed by the cashflows from the mortgage loans in loan group 2,
•	the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates will be backed by the cashflows from the mortgage loans in loan group 3, and
•	the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates will be backed by the cashflows from the mortgage loans in all three loan groups.

For a more detailed description of how the offered certificates will be backed by these cashflows, see “Description of the Certificates—Distributions” and “—Overcollateralization Provisions.”

The original certificate principal balances, pass-through rates and last scheduled distribution dates for the certificates are as follows:

Class	Original Certificate Principal Balance(1)	Pass-Through Rate	Last Scheduled Distribution Date(2)
Offered Certificates
Class 1-A	$279,136,000	(3)	January 2036
Class 2-A-1	$246,227,000	(3)	January 2036
Class 2-A-2	$ 27,358,000	(3)	January 2036
Class 3-A-1	$104,881,000	(3)	October 2027
Class 3-A-2	$ 74,603,000	(3)	August 2034
Class 3-A-3	$ 21,145,000	(3)	January 2036
Class M-1	$ 34,200,000	(3)	December 2035
Class M-2	$ 30,400,000	(3)	December 2035
Class M-3	$ 19,475,000	(3)	December 2035
Class M-4	$ 17,100,000	(3)	November 2035
Class M-5	$ 15,675,000	(3)	November 2035
Class M-6	$ 15,200,000	(3)	October 2035
Class M-7	$ 12,825,000	(3)	September 2035
Class M-8	$ 11,400,000	(3)	August 2035
Class B	$ 11,875,000	(3)	July 2035
Class A-R	$ 100	(4)	January 2006
Non-Offered Certificates
Class P	$100	N/A	N/A
Class C	N/A	N/A	N/A

(1)

The original certificate principal balances of the certificates will be subject to a permitted variance in the aggregate of plus or minus 10%, depending on the amount of mortgage loans actually delivered on the closing date.

(2)	Each date was determined as described under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.
(3)

The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date and will be subject to an interest rate cap, in each case as described in this prospectus supplement under “Description of the Certificates — Distributions — Distributions of Interest.”

(4)	The Class A-R Certificates will not accrue any interest on the certificate principal balance thereof.

Record Date

In the case of the LIBOR certificates, the business day immediately preceding a distribution date, or if such classes of certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date. In the case of the Class A-R Certificates, the last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1,000 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

The offered certificates (other than the Class A-R Certificates) will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe. The Class A-R Certificates will be issued in fully registered certificated form and will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See “Description of the Certificates — Book-Entry Certificates” and “— Restrictions on Transfer of the Class A-R Certificates” in this prospectus supplement.

Designations

Class A Certificates

The Class 1-A, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates.

Senior Certificates

The Class A and Class A-R Certificates.

Subordinate Certificates

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates.

LIBOR Certificates

The Class A Certificates and the Subordinate Certificates.

Offered Certificates

The Senior Certificates and the Subordinate Certificates.

Pass-Through Rates

The pass-through rates for the LIBOR certificates are variable rates that may change from distribution date to distribution date. On each distribution date, the pass-through rate for each class of LIBOR certificates will be a per annum rate equal to the lesser of:

•	one-month LIBOR plus the applicable pass-through margin for such class, and
•	the applicable net rate cap, calculated as described in this prospectus supplement.

See “Description of the Certificates — Distributions — Distributions of Interest” and “— Calculation of One-Month LIBOR” in this prospectus supplement.

If on any distribution date, the pass-through rate for a class of LIBOR certificates is based on the applicable net rate cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall first from remaining excess cashflow (if any) to the extent described in this prospectus supplement and then from payments allocated to the swap trust in respect of the swap contract described below.

See “Description of the Certificates — Distributions” in this prospectus supplement.

Distribution Dates

The trustee will make distributions on the 25th day of each calendar month. If the 25th day of a month is not a business day, then the trustee will make distributions on the next business day. The first distribution date will be the distribution date occurring in January 2006.

Interest Payments

On each distribution date, holders of each class of LIBOR certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The “accrual period” for the LIBOR certificates will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date.

The trustee will calculate interest on the LIBOR certificates based on a 360-day year and the actual number of days elapsed during the related accrual period.

There are certain circumstances that could reduce the amount of interest paid to you.

See “Description of the Certificates — Distributions — Distributions of Interest” in this prospectus supplement.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include:

•	principal payments and recoveries on the mortgage loans related to a class of certificates; and
•	on the distribution date following the end of the funding period, any money remaining in the pre-funding account allocated to a loan group that is related to a class of certificates.

Certificateholders should review the priority of payments described under “Description of the Certificates — Distributions” in this prospectus supplement.

Credit Enhancement

Credit enhancements provide limited protection to holders of certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

The sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount deposited in the pre-funding account on the closing date is expected to exceed the initial aggregate principal balance of the LIBOR certificates by approximately $28,500,000. This amount is called “overcollateralization” and is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement. On any distribution date, the amount of overcollateralization (if any) will be available to absorb losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any). The required level of overcollateralization may change over time.

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate, the effective rate at which any net swap payments may be payable to the swap counterparty and, in the case of loan group 2, the Class 2-A-2 policy premium rate. Any such excess interest payments received will be used to reduce the total certificate principal balance of the certificates, so that the required level of overcollateralization has been maintained or restored.

See “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

Subordination

The issuance of senior certificates and subordinate certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The Class A Certificates will have a payment priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a payment priority over Class M Certificates with a higher numerical designation and all the Class M Certificates will have a payment priority over the Class B Certificates.

Subordination is designed to provide the holders of certificates having a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority.

The Swap Contract

Countrywide Home Loans has entered into a swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to one-twelfth of the product of (i) 4.87000% per annum and (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the LIBOR certificates immediately prior to that distribution date. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the LIBOR certificates immediately prior to that distribution date, and (iii) the actual number of days in the related Accrual Period, divided by 360.

To the extent that the amount payable by the swap contract administrator exceeds the amount payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1, loan group 2 and loan group 3 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the amount payable by the swap counterparty exceeds the amount payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on LIBOR certificates, and to maintain or restore overcollateralization. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans and will not be available to cover any amounts on any class of certificates.

See “Description of the Certificates — The Swap Contract” in this prospectus supplement.

Class 2-A-2 Certificate Guaranty Insurance Policy

The Class 2-A-2 Certificates have the benefit of a certificate guaranty insurance policy, called the Class 2-A-2 Policy, pursuant to which XL Capital Assurance Inc. will unconditionally and irrevocably guarantee certain payments on the Class 2-A-2 Certificates on each distribution date subject to certain terms and conditions set forth in the Class 2-A-2 Policy. The Class 2-A-2 Policy will not cover any class of certificates other than the Class 2-A-2 Certificates.

See “Description of the Certificates — The Class 2-A-2 Certificate Guaranty Insurance Policy” in this prospectus supplement.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that those cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See “Servicing of the Mortgage Loans” in this prospectus supplement.

Optional Termination

The master servicer may purchase all of the remaining assets of the trust fund on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund declines to or below 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. Any such purchase by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the trust fund.

See “Description of the Certificates — Optional Termination” in this prospectus supplement.

Material Federal Income Tax Consequences

For federal income tax purposes, the trust fund (other than the carryover reserve fund, the swap trust, the swap contract and the swap account) will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The senior and subordinated certificates (excluding any payments received from a reserve fund and a swap account) (other than the Class A-R Certificates), Class C Certificates and Class P Certificates will represent beneficial ownership of REMIC “regular interests” in a REMIC identified in the pooling and servicing agreement.

The Class A-R Certificates will represent the beneficial ownership of the sole class of “residual interests” in each REMIC.

The senior and subordinated certificates, other than the Class A-R Certificates, will also represent the beneficial interest in the right to receive payments from a reserve fund pursuant to the pooling and servicing agreement.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The Class A Certificates and the Class M-1, Class M-2 and Class M-3 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See “Legal Investment” in the prospectus.

ERISA Considerations

It is expected that the offered certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Code (each, a “Plan”). Prior to the termination of the swap trust, Plans or persons using assets of a Plan may purchase the offered certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of such certificates.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Certificate Ratings

The offered certificates will not be offered unless each class of certificates listed below receives at least the respective ratings set forth in the following table from Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”).

Class	Moody’s Rating	S&P Rating
1-A	Aaa	AAA
2-A-1	Aaa	AAA
2-A-2	Aaa	AAA
3-A-1	Aaa	AAA
3-A-2	Aaa	AAA
3-A-3	Aaa	AAA
A-R	Aaa	AAA
M-1	Aa1	AA+
M-2	Aa2	AA
M-3	Aa3	AA
M-4	A1	AA-
M-5	A2	A+
M-6	A3	A
M-7	Baa1	A-
M-8	Baa2	BBB+
B	Baa3	BBB

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

The ratings assigned to the Class 2-A-2 Certificates will be issued without regard to the Class 2-A-2 Policy.

See “Ratings” in this prospectus supplement and “Risk Factors — Rating of the Securities” and “Rating” in the prospectus.

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

The Mortgage Loans Were Underwritten to Countrywide Home Loans’s Standards for Credit Blemished Mortgage Loans. Mortgage Loans Underwritten to Such Standards Will Experience Higher Rates of Delinquency and Loss than Mortgage Loans Underwritten in a More Traditional Manner

Countrywide Home Loans’s credit blemished mortgage loan underwriting standards are more flexible than the standards generally used by banks for borrowers with non-blemished credit histories with regard to the borrower’s credit standing and repayment ability. Borrowers who qualify generally have impaired credit histories, which may include a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. On a case by case basis, Countrywide Home Loans may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under its applicable underwriting risk category guidelines warrants an underwriting exception. It is expected that a significant number of the mortgage loans will have been originated based on such underwriting exceptions.

With respect to first lien mortgage loans, the underwriting standards do not prohibit a mortgagor from obtaining, at the time of origination of the originator’s first lien mortgage loan, additional financing which is subordinate to that first lien mortgage loan, which subordinate financing would reduce the equity the mortgagor would otherwise appear to have in the related mortgaged property as indicated in the loan-to-value ratio set forth in this prospectus supplement.

As a result of Countrywide Home Loans’s underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Furthermore, changes in the values of the mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

The Subordinate Certificates Have a Greater Risk of Loss than Senior Certificates and Subordination May Not Be Sufficient to Protect Senior Certificates from Losses

When certain classes of certificates provide credit enhancement for other classes of certificates this is sometimes referred to as “subordination.” The subordination feature is intended to enhance the likelihood that senior certificateholders will receive regular payments of interest and principal. For purposes of this prospectus supplement, “related subordinate classes” means:

•     with respect to the Class A Certificates, the subordinate certificates, and

•     with respect to each class of certificates having an “M” designation, (i) each other class of certificates having an “M” designation and a higher numerical designation than such class, if any, and (ii) the Class B Certificates.

Credit enhancement in the form of subordination will be provided for the certificates, first, by the right of the holders of the senior certificates to receive certain distributions prior to the subordinate certificates and, second, by the allocation of realized losses on the mortgage loans in a loan group or loan groups to the subordinate certificates, beginning with the Class B Certificates. Unlike most prior securitizations of the depositor, realized losses will be allocated to the senior certificates, in the order described herein.

This type of credit enhancement is provided by using collections on the mortgage loans in a loan group otherwise payable to the holders of the related subordinate classes to pay amounts due on the more senior classes. After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates, except that the LIBOR certificates may benefit from net swap payments and the Class 2-A-2 Certificates also will have the benefit of the Class 2-A-2 Policy. Realized losses are allocated to the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, and then to the senior certificates. This means that after the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, realized losses on the mortgage loans will first be allocated to the Class B Certificates until the certificate principal balance of the Class B Certificates has been reduced to zero. Subsequent realized losses will be allocated to the next most junior class of subordinate certificates, until the principal balance of that class of subordinate certificates has been reduced to zero. If the aggregate certificate principal balance of the subordinate classes were to be reduced to zero, additional realized losses (i) on a mortgage loan in loan group 1 will be allocated to the Class 1-A Certificates until its certificate principal balance is reduced to zero, (ii) on a mortgage loan in loan group 2 will be allocated to the Class 2-A-2 Certificates and Class 2-A-1 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero and (iii) on a mortgage loan in loan group 3 will be allocated to the Class 3-A Certificates on a pro rata basis according to their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero.

Additionally, investors in the subordinate certificates should note that amounts due to the Class 2-A-2 Insurer for premiums and reimbursements for prior draws, including interest thereon, will be paid from interest and principal on the mortgage loans in loan group 2 prior to any payments on the subordinate certificates.

You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. In addition, investors in a class of senior certificates (other than the Class 2-A-2 Certificates, which have the benefit of the Class 2-A-2 Policy) should consider the risk that, after the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, the subordination of the classes of subordinate certificates may not be sufficient to protect such class of senior certificates from losses.

See “Description of the Certificates” in this prospectus supplement.

Excess Interest from the Mortgage Loans May Not Provide Adequate Credit Enhancement

The amount by which the sum of the aggregate stated principal balance of the mortgage loans and the amount on deposit in the pre-funding account exceeds the aggregate certificate principal balance of the certificates is called “overcollateralization.” The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates, to make any net swap payment payable to the swap counterparty and, in the case of loan group 2, to pay the insurance premium for the Class 2-A-2 Policy, because the weighted average interest rate on those mortgage loans is expected to be higher than the weighted average pass-through rate on those certificates plus the expense fee rate, the effective rate at which any net swap payments may be payable to the swap counterparty and in the case of the Class 2-A-2 Certificates, the Class 2-A-2 policy premium rate. Such “excess interest” will be used to make additional principal payments on the certificates to the extent described in this prospectus supplement. Overcollateralization is intended to provide limited protection to certificateholders by absorbing losses from liquidated mortgage loans. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to create or maintain the required level of overcollateralization.

The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or recovered in respect of the mortgage loans during the preceding month. That amount will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the mortgage rates on the adjustable rate mortgage loans. Because such excess interest available may vary and because the pass-through rates on the adjustable-rate certificates may increase, it may be necessary to apply all or a portion of the available interest to cover the interest requirements. As a result, available excess interest may be reduced. Furthermore, a disproportionately high rate of prepayments of high interest rate mortgage loans would have a negative effect on future excess interest.

If the protection afforded by overcollateralization is insufficient and, in the case of the Class 2-A-2 Certificates, the Class 2-A-2 Insurer were to fail to perform its obligations under the Class 2-A-2 Policy, then the holders of the certificates could experience a loss on their investment.

Risk Regarding Mortgage Rates

The pass-through rates on the LIBOR certificates may adjust monthly and are generally based on one-month LIBOR. The mortgage rates on the mortgage loans either are fixed or adjust semi-annually based on six-month LIBOR, which is referred to as a mortgage index, but in some cases only after a period of one, two, three or five years after origination. Because the mortgage index may respond to various economic and market factors different than those affecting one-month LIBOR, there is not necessarily a correlation in movement between the interest rates on those mortgage loans and the pass-through rates of the LIBOR certificates. For example, it is possible that the interest rates on certain of the adjustable rate mortgage loans may decline while the pass-through rates on the LIBOR certificates are stable or rising. In addition, although it is possible that both the mortgage rates and certificate pass-through rates may decline or increase during the same period, mortgage rates may decline or increase more slowly than the certificate pass-through rates because of the difference between interest rate adjustment periods and pass-through rate adjustment periods.

The absence of a correlation between movement in the mortgage rates and the certificate pass-through rates may reduce the interest payable on the related LIBOR certificates because of the imposition of a pass-through rate cap called the “net rate cap.” In addition, prepayments of mortgage loans in a loan group or loan groups with relatively higher mortgage rates may reduce the applicable net rate cap and consequently reduce the pass-through rate for one or more related classes of offered certificates. It is intended that the amount by which a certificateholder’s interest payment has been reduced by operation of the applicable net rate cap will be paid from remaining excess cashflow (if any) as described in this prospectus supplement. In addition, prior to the swap contract termination date, the LIBOR certificates will also be entitled to receive the amount of the reduction in interest resulting from the operation of the applicable net rate cap from any net swap payment allocated to the swap trust to the extent that net swap payment is available for this purpose in the order described in this prospectus supplement. However, we cannot assure you that any such funds from the swap contract will be available, or sufficient, to make any such payments. The ratings assigned to the LIBOR certificates do not cover the likelihood of payment of net rate carryover. The Class 2-A-2 Policy will not cover any such reductions with respect to the Class 2-A-2 Certificates.

Risks Regarding the Swap Contract

Any amounts received by the swap contract administrator from the swap counterparty under the swap contract and allocated to the swap trust will be applied as described in this prospectus supplement to pay unpaid interest and net rate carryover, maintain overcollateralization and pay unpaid realized loss amounts, in each case with respect to the LIBOR certificates. However, no amounts will be payable by the swap counterparty unless the payment owed by the swap counterparty on a distribution date exceeds the payment owed to the swap counterparty with respect to that distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the swap contract) exceeds 4.87000%. We cannot assure you that any amounts will be received under the swap contract, or that any amounts that are received will be sufficient to maintain required overcollateralization or to cover unpaid interest, net rate carryover and losses on the mortgage loans. Any net swap payment payable to the swap counterparty under the terms of the swap contract will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the LIBOR certificates. In addition, payments due under the swap contract will be based on the lesser of a scheduled notional amount that will decline over time and the aggregate certificate principal balance of the LIBOR certificates. If the rate of prepayments on the mortgage loans is slower than anticipated, the schedule on which payments due under the swap contract are calculated may be less than the aggregate certificate principal balance of the LIBOR certificates thereby decreasing the relative amount of any net swap payment payable by the swap counterparty and allocated to the swap trust to cover the amounts described above. Furthermore, for so long as one-month LIBOR is less than 4.87000% (which will be adjusted in cases where the accrual period for the floating rate payment payable by the swap counterparty is not 30 days), available funds that would otherwise be available to make distributions on the LIBOR certificates will be used to cover the net swap payments due to the swap counterparty. In addition, any swap termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event) will reduce amounts available for distribution to holders of the LIBOR certificates.

Upon early termination of the swap contract, the swap counterparty or the swap contract administrator, may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap contract. In the event that a swap termination payment is payable to the swap counterparty, other than a swap termination payment resulting from a swap counterparty trigger event, that payment will be paid with respect to the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to holders of the LIBOR certificates. This feature may result in losses on the LIBOR certificates. Due to the priority of the applications of the available funds, the subordinate certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment to the swap counterparty before those effects are borne by the senior certificates and one or more classes of subordinate certificates may suffer a loss as a result of that payment.

To the extent that distributions on the LIBOR certificates depend in part on payments to be received from the swap counterparty, the ability of the trustee to make distributions on those certificates will be subject to the credit risk of the swap counterparty and the swap guarantor. Thus, payments of these amounts involve counterparty risk. The credit ratings of the swap guarantor as of the date of this prospectus supplement are lower than the ratings assigned to the senior certificates and some of the classes of subordinate certificates. If a credit rating of the swap counterparty is qualified, reduced or withdrawn and a substitute counterparty is not obtained in accordance with the terms of the swap contract, the ratings of the LIBOR certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of those certificates may be adversely affected. See “Description of the Certificates—The Swap Contract” in this prospectus supplement.

Limitations on the Class 2-A-2 Policy

On each distribution date, investors are entitled to receive the current interest at the pass-through rate, without reduction for shortfalls resulting from prepayments or the Relief Act or similar state and local laws. However, the Class 2-A-2 Policy will only cover such current interest on the Class 2-A-2 Certificates as reduced by such shortfalls. In addition, no distributions in respect of principal of the Class 2-A-2 Certificates will be due under the Class 2-A-2 Policy until the last scheduled distribution date for the Class 2-A-2 Certificates, even if the certificate principal balance of the Class 2-A-2 Certificates is reduced as a result of realized losses. Holders of the Class 2-A-2 Certificates should note that these certificates will bear realized losses prior to the Class 2-A-1 Certificates.

Investors in the Class 2-A-1 Certificates and the subordinate certificates should note that amounts due the Class 2-A-2 Insurer for premiums and reimbursements for prior draws on the Class 2-A-2 Policy (including interest thereon) will be paid from interest and principal on the mortgage loans in loan group 2 even though those investors will not benefit from the Class 2-A-2 Policy.

Cash Flow Considerations and Risks Could Cause Payment Delays and Losses

There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in receiving your portion of the proceeds of a liquidation. These delays could continue for several years.

Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the master servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses (such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses) will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

In the event that:

•     the mortgaged properties fail to provide adequate security for the related mortgage loans,

•     excess cashflow (if any) and overcollateralization (if any) is insufficient to cover such shortfalls,

•     the subordination of certain classes are insufficient to cover such shortfalls, and

•     with respect to the Class 2-A-2 Certificates, the Class 2-A-2 Insurer fails to make the required payments under the Class 2-A-2 Policy,

you could lose all or a portion of the money you paid for the certificates.

Yield and Reinvestment Could Be Adversely Affected by Unpredictability of Prepayments

No one can accurately predict the level of prepayments that the trust fund will experience. The trust fund’s prepayment experience may be affected by many factors, including:

•     general economic conditions,

•     the level of prevailing interest rates,

•     the availability of alternative financing,

•     the applicability of prepayment charges, and

•     homeowner mobility.

Any mortgage loan may be prepaid in full or in part at any time; however, approximately 76.60%, 77.79% and 85.97% of the mortgage loans in the statistical calculation pool in respect of loan group 1, loan group 2 and loan group 3, respectively, in each case by stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group provide, and any subsequent mortgage loans may provide, for the payment by the borrower of a prepayment charge on certain prepayments during the period of time specified in the related mortgage note. In addition, substantially all of the mortgage loans contain due-on-sale provisions, and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan.

See “The Mortgage Pool” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Certain Legal Aspects of the Loans — Due-on-Sale Clauses” in the prospectus for a description of certain provisions of the mortgage loans that may affect their prepayment experience.

In addition, the weighted average lives of the LIBOR certificates will be affected by any prepayment resulting from the distribution of amounts (if any) on deposit in the pre-funding account after the end of the funding period.

The weighted average lives of the offered certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the mortgage loans in the related loan group or loan groups, which may fluctuate significantly from time to time.

You should note that:

•     generally, if you purchase your certificates at a discount and principal is repaid on the mortgage loans in the related loan group or loan groups slower than you anticipate, then your yield may be lower than you anticipate,

•     your yield will also be sensitive to:

(1)  the level of one-month LIBOR,

(2)  the timing of adjustment of the pass-through rate on your certificates as it relates to the interest rates on the applicable mortgage loans, and, in the case of the adjustable rate mortgage loans, the level of the mortgage index, the timing of adjustment of the interest rates on those mortgage loans, and periodic and lifetime limits on those adjustments,

(3)  the level of one-month LIBOR relative to the rate at which the fixed payment is made to the swap counterparty, and

(4)  other limitations on the pass-through rate of such certificates as described further in this prospectus supplement, and

• you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expect. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Your Yield Will Be Affected by the Interest-Only Feature of a Majority of the Mortgage Loans

Approximately 33.19%, 16.55% and 46.95% of the mortgage loans in the statistical calculation pool in respect of loan group 1, loan group 2 and loan group 3, respectively, in each case by stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group require, and any subsequent mortgage loans may require, monthly payments of only accrued interest for the first 2, 3, 5 or 10 years after origination. The borrower is not required to pay any principal on the borrower’s loan during this interest-only period but thereafter is required to make monthly payments sufficient to amortize the loan over its remaining term. These loans are sometimes referred to as interest-only loans. Interest-only loans have only recently been originated in significant volumes. As a result, the long-term performance characteristics of interest-only loans are largely unknown.

Because interest-only loans initially require only the payment of interest, a borrower may be able to borrow a larger amount than would have been the case for a fully amortizing mortgage loan.

Interest-only loans may have risks and payment characteristics that are not present with fully amortizing mortgage loans, including the following:

•     no principal distributions will be made to certificateholders from interest-only loans during their interest-only period except in the case of a prepayment, which may extend the weighted average lives of the certificates,

•     during the interest-only period, interest-only loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a fully amortizing mortgage loan,

•     as the end of the interest-only period approaches, an interest-only loan may be more likely to be refinanced in order to avoid the increase in the monthly payment required to amortize the loan over its remaining term,

•     interest-only loans may be more likely to default than fully amortizing loans at the end of the interest-only period due to the increased monthly payment required to amortize the loan over its remaining term, and

•     if an interest-only loan defaults, the severity of loss may be greater due to the larger unpaid principal balance.

Distribution to and Rights of Investors Could Be Adversely Affected by the Bankruptcy or Insolvency of Certain Parties

The sellers will treat the transfers of the mortgage loans to the depositor as a sale of the mortgage loans. However, if a seller becomes bankrupt, the trustee in bankruptcy of such seller may argue that the mortgage loans were not sold but were only pledged to secure a loan to such seller. If that argument is made, you could experience delays or reduction in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment.

In addition, if the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the trustee from appointing a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Geographic Concentration of Mortgaged Properties in California Increases the Risk That Certificate Yields Could Be Impaired

Approximately 29.88%, 15.93% and 42.77% of the mortgage loans in the statistical calculation pool in respect of loan group 1, loan group 2 and loan group 3, respectively, in each case by stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group, are secured, and any subsequent mortgage loans may be secured, by mortgaged properties that are located in California. Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

•     economic conditions in California (which may or may not affect real property values) may affect the ability of borrowers to repay their loans,

•     declines in the California residential real estate market may reduce the values of properties located in California, which would result in an increase in the loan-to-value ratios, and

•     any increase in the market value of properties located in California would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Violations of Consumer Protection Laws May Adversely Affect You

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting mortgage loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such mortgage loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as mortgage loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a mortgage loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the mortgage loans, such as the trust fund.

The penalties for violating federal, state or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest in a mortgage loan and, in some cases, borrowers may even be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies may also be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws. Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the mortgage loans, such as the trust fund.

For a discussion of certain specific consumer protection laws that may affect the mortgage loans, see “Risk Factors—Consumer Protection Laws May Adversely Affect You” in the accompanying prospectus.

You May Have Difficulty Reselling Certificates

Each underwriter intends to make a secondary market in the classes of offered certificates purchased by it, but no underwriter has any obligation to do so. We cannot assure you that a secondary market for the offered certificates will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Impact of World Events

The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans. Any adverse impact resulting from these events would be borne by the holders of the certificates. United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act (referred to as the “Relief Act” ) and similar state laws. The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the master servicer. To the extent these shortfalls reduce the amount of interest paid to the Class 2-A-2 certificateholders, they will not be covered by the Class 2-A-2 Policy. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances, during an additional period thereafter.

Hurricane Katrina May Pose Special Risks

At the end of August 2005, Hurricane Katrina caused catastrophic damage to areas in the Gulf Coast region of the United States. The trust fund will not include mortgage loans that are secured by properties in the states of Louisiana, Mississippi and Alabama that are located in a FEMA Individual Assistance designated area as a result of Hurricane Katrina. However, we cannot assure you that there are no mortgage loans secured by properties that experienced material damage from Hurricane Katrina in the trust fund.

Countrywide Home Loans will represent and warrant as of the closing date that each mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty, Countrywide Home Loans will be obligated to repurchase or substitute for the related mortgage loan. Any such repurchase would have the effect of increasing the rate of principal payment on the certificates. Any damage to a mortgaged property that secures a mortgage loan in the trust fund occurring after the closing date as a result of any other casualty event will not cause a breach of this representation and warranty.

The full economic impact of Hurricane Katrina is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. Initial economic effects appear to include:

•     localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity,

•     regional interruptions in travel and transportation, tourism and economic activity generally, and

•     nationwide decreases in petroleum availability with a corresponding increase in price.

We have no way to determine whether other effects will arise, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the certificates or impact the weighted average lives of the certificates.

Possible Prepayment Due to Inability to Acquire Subsequent Mortgage Loans

If the depositor elects to deposit the pre-funded amount in the pre-funding account on the closing date, the ability of the trust fund to acquire subsequent mortgage loans for inclusion in the trust fund will depend on the ability of Countrywide Home Loans to originate or acquire mortgage loans during the funding period that meet the eligibility criteria for subsequent mortgage loans as described in this prospectus supplement. The ability of Countrywide Home Loans to originate or acquire such loans will be affected by a number of factors including prevailing interest rates, employment levels, the rate of inflation and economic conditions generally.

If the full amount of any deposit to the pre-funding account cannot be used by the end of the funding period to acquire subsequent mortgage loans, such amount remaining on deposit in the pre-funding account will be distributed to the holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period. We cannot assure you of the magnitude of any amount on deposit in the pre-funding account at the end of the funding period.

Rights of the NIM Insurer

If there is a NIM Insurer, pursuant to the pooling and servicing agreement, unless the NIM Insurer fails to make a required payment under the policy insuring the net interest margin securities and the failure is continuing or the NIM Insurer is the subject of a bankruptcy proceeding (each such event, a “NIM Insurer Default”), the NIM Insurer will be entitled to exercise, among others, the following rights without the consent of holders of the offered certificates, and the holders of the offered certificates may exercise such rights only with the prior written consent of the NIM Insurer:

•     the right to provide notices of master servicer defaults and the right to direct the trustee to terminate the rights and obligations of the master servicer under the pooling and servicing agreement upon a default by the master servicer,

•     the right to remove the trustee or any co-trustee or custodian pursuant to the pooling and servicing agreement, and

•     the right to direct the trustee to make investigations and take actions pursuant to the pooling and servicing agreement.

In addition, unless a NIM Insurer Default exists, such NIM Insurer’s consent will be required before, among other things,

•     any removal of the master servicer, any successor servicer or the trustee, and any appointment of any co-trustee,

•     any otherwise permissible waivers of prepayment penalties or extensions of due dates for payment granted by the master servicer with respect to more than 5% of the mortgage loans, or

•     any amendment to the pooling and servicing agreement.

Investors in the offered certificates should note that:

•     any insurance policy issued by the NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates,

•     the rights granted to the NIM Insurer are extensive,

•     the interests of the NIM Insurer may be inconsistent with, and adverse to, the interests of the holders of the offered certificates, and the NIM Insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the NIM Insurer’s rights, and

•     the NIM Insurer’s exercise of its rights and consents may negatively affect the offered certificates and the existence of the NIM Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

See “Rights of the NIM Insurer under Pooling and Servicing Agreement” in this prospectus supplement.

Some statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

THE MORTGAGE POOL

General

Set forth below and in Annex A hereto is certain statistical information based on scheduled principal balances as of December 1, 2005, which is the “Statistical Calculation Date,” concerning a pool of mortgage loans that CWABS, Inc. (the “Depositor”) believes is representative of the mortgage loans to be included in the Trust Fund (such pool, the “Statistical Calculation Pool,” and such mortgage loans, the “Statistical Calculation Pool Mortgage Loans”). A detailed description (the “Detailed Description”) of the pool of conventional, credit-blemished mortgage loans (the “Initial Mortgage Loans”) to be included in the Trust Fund on the Closing Date (such pool, the “Initial Mortgage Pool”) will be available to purchasers of the Certificates, and will be filed on Form 8-K with the Securities and Exchange Commission within fifteen days after delivery of the Certificates. The Detailed Description will specify the aggregate of the Stated Principal Balances of the Initial Mortgage Loans included in the Initial Mortgage Pool as of the later of (x) December 1, 2005 and (y) the date of origination of each such Initial Mortgage Loan (such date, the “Initial Cut-off Date,” such aggregate of such Stated Principal Balances, the “Initial Cut-off Date Pool Principal Balance,” and the Stated Principal Balance of any Initial Mortgage Loan as of the Initial Cut-off Date, the “Initial Cut-off Date Principal Balance”).

The Detailed Description will also include, among other things, the following information regarding the Initial Mortgage Loans:

(1)	the Mortgage Rate borne by each Initial Mortgage Loan as of the Initial Cut-off Date,
(2)	the Loan-to-Value Ratios of the Initial Mortgage Loans,

(3)           the remaining months to stated maturity of the Initial Mortgage Loans as of the Initial Cut-off Date,

(4)	the type of properties securing the Initial Mortgage Loans,
(5)	the geographical distribution of the Initial Mortgage Loans by state,
(6)	the occupancy types of the Initial Mortgage Loans and
(7)	the loan purposes of the Initial Mortgage Loans.

In addition, the Detailed Description will include information relating solely to certain rate features of the Initial Mortgage Loans that are Adjustable Rate Mortgage Loans.

The Statistical Calculation Pool consists of approximately 5,352 Mortgage Loans and is comprised of Mortgage Loans that bear interest at fixed rates (such Mortgage Loans, the “Fixed Rate Mortgage Loans”) and adjustable rates (such Mortgage Loans, the “Adjustable Rate Mortgage Loans”). The aggregate Stated Principal Balance of the Mortgage Loans included in the Statistical Calculation Pool as of the Statistical Calculation Date is approximately $1,016,644,511 (the “Statistical Calculation Date Pool Principal Balance”), of which approximately $377,999,295 constitute Loan Group 1 Mortgage Loans, approximately $371,103,891 constitute Loan Group 2 Mortgage Loans and approximately $267,541,324 constitute Loan Group 3 Mortgage Loans. The Depositor believes that the information set forth in this prospectus supplement with respect to the Statistical Calculation Pool as presently constituted is representative of the characteristics of the Initial Mortgage Pool as will be constituted on the Closing Date, although some characteristics of the Initial Mortgage Loans in the Initial Mortgage Pool will vary. See “— The Statistical Calculation Pool” below. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Statistical Calculation Date Pool Principal Balance.

All of the Mortgage Loans to be included in the Trust Fund will be evidenced by promissory notes (the “Mortgage Notes”). The Mortgage Notes will be secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the “Mortgaged Properties”). The Mortgaged Properties in the Statistical Calculation Pool are located in 49 states and the District of Columbia. Each Mortgage Loan in the Trust Fund will be assigned to one of three mortgage loan groups (“Loan Group 1,” “Loan Group 2,” and “Loan Group 3,” and each a “Loan Group”). Loan Group 1 and Loan Group 2 will each consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan Group 3 will consist of first lien fixed and adjustable rate mortgage loans.

Except for balloon loans and any interest-only mortgage loans in their respective interest-only period, the Mortgage Loans to be included in the Trust Fund will provide for the full amortization of the amount financed over a series of monthly payments, and a substantial majority of the Mortgage Loans are expected to provide for payments due as of the first day of each month. The Mortgage Loans to be included in the Trust Fund will have been originated or purchased by Countrywide Home Loans, Inc. (“Countrywide Home Loans” or a “Seller”) and will have been originated substantially in accordance with Countrywide Home Loans’s underwriting criteria for credit blemished mortgage loans described in this prospectus supplement under “— Underwriting Standards — Credit Blemished Mortgage Loans.” Credit blemished mortgage loans are generally mortgage loans made to borrowers with credit difficulties.

Scheduled monthly payments made by the mortgagors on the Mortgage Loans (“Scheduled Payments”) either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. All of the Mortgage Notes will provide for a fifteen (15) day grace period for monthly payments. A Scheduled Payment with respect to a Mortgage Loan is generally considered “delinquent” if the mortgagor fails to make such Scheduled Payment prior to the due date occurring immediately after the due date on which such Scheduled Payment was originally due.

Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 76.60%, 77.79% and 85.97% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2 and Loan Group 3, respectively, in each case by Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group, and any Subsequent Mortgage Loans may, provide for the payment by the borrower of a prepayment charge on certain prepayments made with respect to the Mortgage Loans. Generally, any such prepayment charge will apply, in the case of a Fixed Rate Mortgage Loan, to prepayments made within five years from the date of execution of the related Mortgage Note and, in the case of an Adjustable Rate Mortgage Loan, to prepayments made prior to the first Adjustment Date for that Mortgage Loan. In general, the related Mortgage Note will provide that a prepayment charge will apply if, during the applicable period, the borrower prepays such Mortgage Loan in full. The amount of the prepayment charge will generally be equal to six months’ advance interest calculated on the basis of the Mortgage Rate in effect at the time of such prepayment on the amount prepaid in excess of 20% of the original balance of such Mortgage Loan. The “Mortgage Rate” with respect to a Mortgage Loan is the annual rate of interest borne by the Mortgage Loan pursuant to the terms of the related Mortgage Note.

Additional Information Regarding the Adjustable Rate Mortgage Loans. Each of the Adjustable Rate Mortgage Loans will have a Mortgage Rate which is subject to adjustment on the first day of the months specified in the related Mortgage Note (each such date, an “Adjustment Date”) to equal the sum, rounded to the nearest 0.125%, of:

(1)           the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Master Servicer based on comparable information, in each case as most recently announced as of a date generally 45 days prior to such Adjustment Date (the “Mortgage Index”), and

(2)           a fixed percentage amount specified in the related Mortgage Note (the “Gross Margin”);

provided, however, that the Mortgage Rate for any Adjustable Rate Mortgage Loan will not increase or decrease on its initial Adjustment Date by more than a certain specified percentage (the “Initial Periodic Rate Cap”), or on any subsequent Adjustment Date by more than a certain specified percentage (the “Subsequent Periodic Rate Cap”). The Initial Periodic Rate Cap and Subsequent Periodic Rate Cap for any Adjustable Rate Mortgage Loan will be specified in the related Mortgage Note. Substantially all of the Adjustable Rate Mortgage Loans will have been originated with Mortgage Rates less than the sum of the then-current Mortgage Index and the related Gross Margin.

“One-Year Hybrid Mortgage Loans”, “Two-Year Hybrid Mortgage Loans”, “Three-Year Hybrid Mortgage Loans” and “Five-Year Hybrid Mortgage Loans” (collectively, “Hybrid Mortgage Loans”) have fixed Mortgage Rates for approximately 12, 24, 36 and 60 months, respectively, after their origination before such fixed Mortgage Rates become subject to adjustment based on the Mortgage Index described in the immediately preceding paragraph. Substantially all of the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool are Hybrid Mortgage Loans.

It is expected that substantially all of the Adjustable Rate Mortgage Loans will provide that, over the life of each such Mortgage Loan, the Mortgage Rate will in no event be more than the initial Mortgage Rate plus a maximum added margin, generally between 4.000% and 10.000%, as provided in the Mortgage Note (such initial Mortgage Rate plus such maximum added margin, the “Maximum Mortgage Rate”). The weighted average of such margins (weighted on the basis of the Stated Principal Balances thereof as of the Initial Cut-off Date) with respect to the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool is approximately 6.491%.

In addition, certain of the Two-Year Hybrid Mortgage Loans in the Statistical Calculation Pool only require payments of interest during the 24- or 60-month period following origination, and certain of the Three-Year Hybrid Mortgage Loans in the Statistical Calculation Pool only require payments of interest during the 36- or 60-month period following origination, in each case after which amortization of the principal balance is required over the remaining term of the Mortgage Loan.

Additional Information Regarding the Fixed Rate Mortgage Loans. Certain of the Fixed Rate Mortgage Loans in the Statistical Calculation Pool are Fixed 30-Year Interest-Only Loans. A “Fixed 30-Year Interest-Only Loan” has only interest due for approximately 60 or 120 months after its origination before amortization of the principal balance is required.

Loan-to-Value Ratio. The “Loan-to-Value Ratio” of a Mortgage Loan is equal to:

(1)           the principal balance of such Mortgage Loan at the date of origination, divided by

(2)	the Collateral Value of the related Mortgaged Property.

The “Collateral Value” of a Mortgaged Property is the lesser of:

(1)           the appraised value based on an appraisal made for Countrywide Home Loans by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and

(2)	the sales price of such Mortgaged Property at such time of origination.

With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

Stated Principal Balance. “Stated Principal Balance” means, for any Mortgage Loan and (1) the Initial Cut-off Date or the Subsequent Cut-off Date, as applicable (the “Cut-off Date”), the unpaid principal balance of such Mortgage Loan as of such date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments and Liquidation Proceeds received prior to such date and to the payment of principal due on such date and irrespective of any delinquency in payment by the related mortgagor or (2) any Distribution Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, minus the sum of (i) the principal portion of any Scheduled Payments due with respect to the Mortgage Loan on or prior to the end of the most recent Due Period that were received by the Master Servicer on or prior to the most recent Determination Date or were advanced by the Master Servicer on or prior to the most recent Master Servicer Advance Date, (ii) principal prepayments with respect to the Mortgage Loan received on or prior to the end of the most recent prepayment period (the period from the 16th day of the month prior to a Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) to and including the 15th day of the month in which such Distribution Date occurs (each a “Prepayment Period”)) and (iii) Liquidation Proceeds received by the Master Servicer prior to the end of the most recent Due Period to the extent applied as recoveries of principal with respect to the Mortgage Loan. The Stated Principal Balance of any Mortgage Loan as to which the related Mortgaged Property has been liquidated and as to which a Final Recovery Determination has been made will be zero on each date following the Due Period in which the Final Recovery Determination is made. When used with respect to the Mortgage Pool, Stated Principal Balance means the aggregate Stated Principal Balance of all Mortgage Loans in the Mortgage Pool. When used with respect to a Loan Group, Stated Principal Balance means the aggregate Stated Principal Balance of all Mortgage Loans in such Loan Group. A “Determination Date” means with respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

The Statistical Calculation Pool

The statistical information presented in this prospectus supplement is based on the number and the Stated Principal Balances of such Mortgage Loans as of the Statistical Calculation Date. The Statistical Calculation Pool is smaller than the Initial Mortgage Pool. It is expected that additional Mortgage Loans will be included in the Initial Mortgage Pool on the Closing Date and that certain of the Statistical Calculation Pool Mortgage Loans may prepay in part or in full prior to the Closing Date, or may be determined not to meet the eligibility criteria requirements for the Initial Mortgage Pool and therefore may not be included in the Initial Mortgage Pool. As a result of the foregoing, the statistical distribution of characteristics for the Initial Mortgage Pool will vary from the statistical distribution of such characteristics of the Statistical Calculation Pool as presented in this prospectus supplement, although such variance will not be material. Further statistical information regarding the Statistical Calculation Pool Mortgage Loans is set forth in Annex A hereto.

Assignment of the Mortgage Loans

Pursuant to the pooling and servicing agreement dated as of December 1, 2005 (the “Pooling and Servicing Agreement”), among the Depositor, the Master Servicer, the Sellers and The Bank of New York, as trustee (the “Trustee”), the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the certificateholders and the Class 2-A-2 Insurer, all right, title and interest of the Depositor in and to each Initial Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund, including all principal and interest received on or with respect to the Initial Mortgage Loans after the Initial Cut-off Date (exclusive of any scheduled principal due on or prior to the Initial Cut-off Date and any interest accruing prior to the Initial Cut-off Date) and the Pre-Funded Amount, if any, deposited in the Pre-Funding Account on the Closing Date.

In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver the following documents to the Trustee (collectively constituting the “Mortgage File”) with respect to each Initial Mortgage Loan and each Subsequent Mortgage Loan, if any (collectively, the “Mortgage Loans”):

(1)           the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: “Pay to the order of _______________ without recourse”, with all intervening endorsements that show a complete chain of endorsement from the originator to the person endorsing the Mortgage Note, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements,

(2)	the original recorded Mortgage or a copy thereof with recording information,

(3)           a duly executed assignment of the Mortgage to “Asset-Backed Certificates, Series 2005-BC5, CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of December 1, 2005, without recourse,” in recordable form, or a copy thereof with recording information, as described in the Pooling and Servicing Agreement,

(4)           the original recorded assignment or assignments of the Mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such Mortgage, or a copy of such assignments, with recording information,

(5)           the original or copies of each assumption, modification, written assurance or substitution agreement, if any, and

(6)           the original or duplicate original lender’s title policy and all riders thereto or a copy of lender’s title policy and all riders thereto or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender’s title policy and all riders thereto will be delivered within one year of the Closing Date.

Notwithstanding the foregoing, in lieu of providing the documents set forth in clauses (3) and (4) above, the Depositor may at its discretion provide evidence that the related Mortgage is held through the MERS® System. In addition, the Mortgages for some or all of the Mortgage Loans in the Trust Fund that are not already held through the MERS® System may, at the discretion of the Master Servicer, in the future be held through the MERS® System. For any Mortgage held through the MERS® System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS®, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS® System. For each of these Mortgage Loans, MERS® serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Mortgage Loan.

Pursuant to the Pooling and Servicing Agreement, the Depositor will be required to deliver (or cause delivery of) the Mortgage Files:

(A)          not later than the Closing Date, with respect to at least 50% of the Initial Mortgage Loans, and not later than the relevant Subsequent Transfer Date, with respect to at least 10% of the Subsequent Mortgage Loans conveyed on any related Subsequent Transfer Date,

(B)          not later than twenty days after the Closing Date, with respect to at least an additional 40% of the Initial Mortgage Loans, and not later than twenty days after the relevant Subsequent Transfer Date with respect to the remaining Subsequent Mortgage Loans conveyed on any related Subsequent Transfer Date, and

(C)          not later than thirty days after the Closing Date, with respect to the remaining Initial Mortgage Loans.

Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states (such as California) as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Trustee’s interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the applicable Seller. As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Mortgage File is maintained in the possession of the Trustee in one of the states to which such exception applies. In the event any such assignment is delivered to the Trustee in blank and the related Mortgage File is released by the Trustee pursuant to applicable provisions of the Pooling and Servicing Agreement, the Trustee will complete such assignment as provided in subparagraph (3) above prior to any such release. In the event such recording is required to protect the interest of the Trustee in the Mortgage Loans, the Master Servicer is required to cause each previously unrecorded assignment to be submitted for recording.

The Trustee will review the Initial Mortgage Loan documents on or prior to the Closing Date (or promptly after the Trustee’s receipt of any document permitted to be delivered after the Closing Date), and the Subsequent Mortgage Loan documents promptly after the Trustee’s receipt thereof on or after the related Subsequent Transfer Date as described above, and the Trustee will hold such documents in trust for the benefit of the holders of the Certificates. After review of such Mortgage Loan documents, if any document is found to be missing or defective in any material respect, the Trustee is required to notify the Master Servicer, the Class 2-A-2 Insurer and Countrywide Home Loans in writing. If Countrywide Home Loans cannot or does not cure such omission or defect within 90 days of its receipt of notice from the Trustee, Countrywide Home Loans is required to repurchase the related Mortgage Loan from the Trust Fund at a price (the “Purchase Price”) equal to the sum of (i) 100% of the unpaid principal balance (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the Stated Principal Balance) of the Mortgage Loan as of the date of such purchase, (ii) accrued interest thereon at the applicable Mortgage Rate (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the mortgagor (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the date through which interest was last advanced by, and not reimbursed to, the Master Servicer) to (b) the Due Date in the month in which the Purchase Price is to be distributed to certificateholders and (iii) any costs, expenses and damages incurred by the Trust Fund resulting from any violation of any predatory or abusive lending law in connection with such Mortgage Loan. Rather than repurchase the Mortgage Loan as provided above, Countrywide Home Loans may remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a “Replacement Mortgage Loan”); however, such substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any REMIC election made by the Trustee or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement:

(1)           have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be forwarded by Countrywide Home Loans to the Master Servicer and deposited by the Master Servicer in the Certificate Account not later than the succeeding Determination Date and held for distribution to the holders of the Certificates on the related Distribution Date),

(2)           if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan,

(3)           if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a minimum Mortgage Rate specified in its related Mortgage Note (such rate, the “Minimum Mortgage Rate”) not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan,

(4)           if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have the same Mortgage Index and intervals between Adjustment Dates as the Deleted Mortgage Loan, an Initial Periodic Rate Cap and a Subsequent Periodic Rate Cap each not more than 1% per annum lower than that of the Deleted Mortgage Loan, and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

(5)           have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan,

(6)           be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

(7)	have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan,

(8)           have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,

(9)           not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or vice versa,

(10)         provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan,

(11)         have the same occupancy type and lien priority as the Deleted Mortgage Loan, and

(12)         comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to the certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document.

Pre-Funding

On the Closing Date, the Depositor may elect to deposit an amount of up to 25% of the initial Certificate Principal Balance of the Certificates issued by the trust fund (any such deposit, the “Pre-Funded Amount”) in a pre-funding account (any such account, the “Pre-Funding Account”) established and maintained by the Trustee on behalf of the certificateholders. The Pre-Funded Amount will be allocated between the Loan Groups so that the amount allocated to any Loan Group will not exceed 25% of the initial Certificate Principal Balance of the Certificates related to such Loan Group. Any investment income earned from amounts in the Pre-Funding Account, if any, will be paid to the Depositor, and will not be available for payments on the Certificates. If the Depositor elects to deposit the Pre-Funded Amount in the Pre-Funding Account, during the period from the Closing Date until the earlier of (x) the date the amount in the Pre-Funding Account is less than $175,000 and (y) January 31, 2006 (the “Funding Period”), the Depositor will be expected to purchase additional mortgage loans originated or purchased by a Seller (such mortgage loans, the “Subsequent Mortgage Loans”) from a Seller and sell such Subsequent Mortgage Loans to the Trust Fund as described below. The purchase price for each Subsequent Mortgage Loan will equal the Stated Principal Balance of such Subsequent Mortgage Loan as of the later of (x) the first day of the month of the related Subsequent Transfer Date and (y) the origination date of that Subsequent Mortgage Loan (the related “Subsequent Cut-off Date”) and will be paid from the Pre-Funding Account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the Pre-Funding Account and increase the Stated Principal Balance of the Mortgage Pool.

Pursuant to the Pooling and Servicing Agreement and a Subsequent Transfer Agreement to be executed by the applicable Seller, the Depositor and the Trustee, the conveyance of Subsequent Mortgage Loans may be made on any Business Day during the Funding Period (a “Subsequent Transfer Date”), subject to the fulfillment of certain conditions in the Pooling and Servicing Agreement, including that:

•	the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date satisfy the same representations and warranties in the Pooling and Servicing Agreement applicable to all Mortgage Loans,
•	the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the certificateholders,
•	the Trustee receives an opinion of counsel with respect to the validity of the conveyance of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date,
•

the Trustee receives an opinion of counsel to the effect that the conveyance of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date will not (i) result in the imposition of the tax on “prohibited transactions” on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding,

•

the Trustee receives opinions of counsel to the effect that the conveyance of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date from the applicable Seller to the Depositor and the simultaneous conveyance of such Subsequent Mortgage Loans from the Depositor to the Trust Fund will be characterized as true sales and not loans secured by such Subsequent Mortgage Loans,

•

the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer Date will not result in a reduction or withdrawal of any ratings assigned to the Certificates (without regard to the Class 2-A-2 Policy, in the case of the Class 2-A-2 Certificates),

•	no Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date was 30 or more days delinquent, and

•

following the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer Date to the Trust Fund, the characteristics of the Trust Fund and each Loan Group will not vary by more than the permitted variance specified below (other than the percentage of mortgage loans secured by properties located in California, which will not exceed 50% of the Mortgage Pool and the percentage of mortgage loans in the Credit Grade Categories of “C” or below, which will not exceed 10% of the mortgage loans in each Loan Group) from the characteristics listed below; provided that for the purpose of making such calculations, the characteristics for any Initial Mortgage Loan will be taken as of the Initial Cut-off Date and the characteristics for any Subsequent Mortgage Loan will be taken as of the Subsequent Cut-off Date:

Loan Group 1
Characteristic		Permitted Variance or Range
Average Stated Principal Balance	$184,031	10%
Weighted Average Mortgage Rate	7.151%	0.10%
Weighted Average Original Loan-to-Value Ratio	77.62%	3%
Weighted Average Remaining Term to Maturity	351 months	3 months
Weighted Average Credit Bureau Risk Score	616 points	5 points

Loan Group 2
Characteristic		Permitted Variance or Range
Average Stated Principal Balance	$162,054	10%
Weighted Average Mortgage Rate	7.146%	0.10%
Weighted Average Original Loan-to-Value Ratio	79.75%	3%
Weighted Average Remaining Term to Maturity	353 months	3 months
Weighted Average Credit Bureau Risk Score	621 points	5 points

Loan Group 3
Characteristic		Permitted Variance or Range
Average Stated Principal Balance	$265,418	10%
Weighted Average Mortgage Rate	6.962%	0.10%
Weighted Average Original Loan-to-Value Ratio	78.26%	3%
Weighted Average Remaining Term to Maturity	352 months	3 months
Weighted Average Credit Bureau Risk Score	621 points	5 points

Originators

The information set forth in this section with regard to the underwriting standards of the originators of the Mortgage Loans (each an “Originator”) has been provided to the Depositor or compiled from information provided to the Depositor by the Originators. None of the Depositor, the Trustee, the Sellers, the Master Servicer, the Underwriters or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

The Mortgage Loans will be acquired by the Depositor from the Sellers. The Mortgage Loans were originated by Countrywide Home Loans or acquired from various other Originators. Originators which have originated more than 10% of the Mortgage Loans (measured by aggregate Stated Principal Balance of the Mortgage Loans) are limited to Wilmington Finance, Encore Credit Corp and Decision One Mortgage Company LLC, which originated 13.93%, 27.49% and 21.49% of the Mortgage Loans (measured by aggregate Stated Principal Balance of the Statistical Calculation Pool Mortgage Loans), respectively.

The information set forth in the following two paragraphs has been provided by AIG Federal Savings Bank (through its Wilmington Finance division). (“Wilmington Finance”), and none of the Depositor, the Sellers, the Underwriters, the Master Servicer, the Trustee, or any other person makes any representation as to the accuracy or completeness of such information.

AIG Federal Savings Bank (through its Wilmington Finance division referred to in this prospectus supplement as “Wilmington Finance”) originates, sells, and interim services first and subordinate lien mortgage loans secured by single-family residences, two-to-four family residences, condominium units, units in planned unit developments, manufactured housing units, town homes and modular housing units. Wilmington Finance focuses on originating mortgage loans which do not conform to credit and other criteria established by Fannie Mae and Freddie Mac, commonly referred to as “nonconforming” and “subprime” mortgage loans.

Wilmington Finance originates loans through its wholesale network of independent mortgage brokers and through a retail network. AIG Federal Savings Bank’s Wilmington Finance division began operations at the beginning of the third quarter of 2003. Wilmington Finance mortgage loan production was approximately $2.2 billion in 2003 and $10.3 billion in 2004 and $7.2 billion during the period commencing on January 1, 2005 and ending on June 30, 2005.

The information set forth in the following paragraph has been provided by Encore Credit Corp., a wholly-owned subsidiary of ECC Capital Corporation (in such capacity “Encore”), and none of the Sellers, the Depositor, the Underwriters, the Master Servicer, the Trustee, or any other person makes any representation as to the accuracy or completeness of such information.

Encore is a nationwide mortgage banking company engaged in the business of originating, purchasing, selling and, through agreements with Option One Mortgage Corporation and HomEq Servicing Corporation, performing interim servicing for mortgage loans secured primarily by one to four-family residences that generally do not conform to the underwriting guidelines typically applied by banks and other lending institutions that originate loans that conform to the underwriting guidelines generally required by Fannie Mae, Freddie Mac or other government sponsored programs, particularly with respect to a prospective borrower’s credit history and debt-to-income ratio. These mortgage loans are generally referred to as non-conforming or subprime mortgage loans. Encore was incorporated in October 2001 and commenced lending operations in March 2002. As of December 31, 2004, Encore had over 1,100 employees and operated its mortgage lending business through a network of approximately 7,000 approved mortgage lenders and brokers, through which Encore originates mortgage loans. The network consists of independent mortgage lenders and brokers located in 49 states and the District of Columbia where Encore is licensed to engage in its mortgage lending business. Encore’s principal executive offices are located at 1833 Alton Parkway, Irvine, California 92606, and its main telephone number is (949) 856-8300.

The information set forth in the following two paragraphs has been provided by Decision One Mortgage Company LLC (“Decision One Mortgage”), and none of the Sellers, the Depositor, the Underwriters, the Master Servicer, the Trustee, or any other person makes any representation as to the accuracy or completeness of such information.

Decision One Mortgage is a wholly owned subsidiary of HSBC Group, a publicly traded company. Decision One Mortgage is a mortgage company that originates, purchases and sells first-lien and second-lien mortgage loans. Decision One Mortgage emphasizes the origination of mortgage loans that are commonly referred to as non- conforming or subprime loans. Decision One Mortgage commenced lending operations in May 1996. It is headquartered in Charlotte, North Carolina.

Decision One Mortgage originates and purchases loans through its wholesale network of 19,000 independent mortgage brokers and through its network of 22 branch offices located in 18 states. Loans are processed, underwritten and closed through the 22 branch network. For the twelve months ending December 31, 2004, Decision One Mortgage’s wholesale division originated 12.6 billion in mortgages. As of December 31, 2004, Decision One Mortgage employed 1,390 associates nationwide.

Underwriting Standards

The Mortgage Loans will have been originated in accordance with the underwriting guidelines of the Originators for credit blemished mortgage loans, which will be referred to in this prospectus supplement as the underwriting guidelines. Generally, under the underwriting guidelines, the Originator reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant’s ability to repay the loan, reviews the type and use of the property being financed and reviews the property. The underwriting guidelines generally require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the Originator’s underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal currently supports the outstanding loan balance.

The underwriting guidelines of the Originators are more flexible than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower’s credit standing and repayment ability. While more flexible, the underwriting guidelines still place significant reliance on a borrower’s ability to repay; however the Originator generally may require lower loan-to-value ratios than for loans underwritten to Freddie Mac and Fannie Mae standards. Borrowers who qualify generally have payment histories and debt-to-income ratios which would not satisfy Freddie Mac and Fannie Mae underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. On a case-by-case basis, exceptions to the underwriting guidelines are made where compensating factors exist. Compensating factors usually include low loan-to-value ratio, low debt-to-income ratio, stable employment, length of time in the same residence, cash reserves and/or reduction in monthly debt service. It is expected that a significant portion of the Mortgage Loans in the mortgage pool will represent these exceptions.

The underwriting guidelines are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the Mortgage Loan. In addition to the foregoing, the Originator considers, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The Mortgage Loans, in most cases, bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

Each applicant completes an application which includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. The Mortgage Loans may have been underwritten using a full, limited or stated income documentation program. The underwriting guidelines generally require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. In evaluating the credit quality of a borrower, the Originator typically utilizes the Credit Bureau Risk Score of that borrower. The “Credit Bureau Risk Score” is a statistical credit score generated by models developed by a third party and made available to mortgage lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Bureau Risk Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of client history, types of credit, and bankruptcy experience. Credit Bureau Risk Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Credit Bureau Risk Scores, however, were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Bureau Risk Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower.

The property that is to secure a mortgage loan generally is appraised by a qualified independent appraiser. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which typically includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Generally, all appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The underwriting guidelines generally require a review of the appraisal by a qualified employee of the Originator or by an appraiser retained by the Originator.

As a result of the Originators’ underwriting criteria, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure and loss experience on the Mortgage Loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the Mortgage Loans. In addition, there can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review.

Re-Underwriting of Mortgage Loans by Countrywide Home Loans

Countrywide Home Loans reviewed the Mortgage Loans to determine whether they were underwritten generally in accordance with the related Originator’s underwriting guidelines or reasonable exceptions thereto. In the course of such review, Countrywide Home Loans assigned to each Mortgage Loan a credit grade category which the Countrywide Home Loans employs in its own underwriting guidelines for credit blemished mortgage loans to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loans. In general, Countrywide Home Loans assigns a credit grade category by evaluating a borrower’s consumer credit history, mortgage history, time since bankruptcy, and time since foreclosure or notice of default. The credit grade categories establish guidelines for determining maximum allowable loan-to-value ratios, debt-to-income ratios and loan amounts for a given mortgage loan. A summary of the Countrywide Home Loans credit grade categories is set forth below. Because the credit grade categories were developed by Countrywide Home Loans for use in its own origination programs and because Countrywide Home Loans imposes additional restrictions on loan-to-value ratios, debt-to-income ratios, and loan amounts depending on, but not limited to, the occupancy status of the mortgaged property, the type of mortgaged property and the documentation program, the assignment of a credit grade category to a Mortgage Loan was in part a subjective decision. Accordingly, the characteristics of a Mortgage Loan may not match in all respects the characteristics of the credit grade category assigned to it by Countrywide Home Loans.

Credit Grade Category: “A”
Loan-To-Value Ratio: Maximum of 100%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $1,000,000

Consumer Credit History: Credit Bureau Risk Score must be greater than or equal to 500 for loan amounts up to $400,000, 520 for loan amounts up to $500,000, 580 for loan amounts up to $650,000, or 600 for loan amounts of $650,001 to $1,000,000. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower’s consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 4 delinquencies of 30 days in the past 12 months and loan amount is restricted to $500,000.

Mortgage History: No more than 1 non-consecutive delinquency of 30 days during the past 12 months.
Bankruptcy: At least 2 years since discharge/dismissal of Chapter 7, 11, or 13 Bankruptcy.
Foreclosure/Notice of Default: At least 3 years since foreclosure/notice of default released.

Credit Grade Category: “A-”
Loan-To-Value Ratio: Maximum of 90%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $500,000

Consumer Credit History: Credit Bureau Risk Score must be greater than or equal to 500 for loan amounts up to $400,000, or 520 for loan amounts up to $500,000. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower’s consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 6 delinquencies of 30 days, and 2 delinquencies of 60 days in the past 12 months.

Mortgage History: No more than 2 non-consecutive delinquencies of 30 days during the past 12 months.

Bankruptcy: At least 2 years since discharge/dismissal of Chapter 7 or 11 Bankruptcy, and 2 years since filing or dismissal of Chapter 13 Bankruptcy. Additionally, a Chapter 13 Bankruptcy must be discharged prior to the loan application date if it has not been dismissed.

Foreclosure/Notice of Default: At least 3 years since foreclosure/notice of default released.

Credit Grade Category: “B”
Loan-To-Value Ratio: Maximum of 85%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $500,000

Consumer Credit History: Credit Bureau Risk Score must be greater than or equal to 500 for loan amounts up to $400,000, or 520 for loan amounts up to $500,000. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower’s consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 10 delinquencies of 30 days, 4 delinquencies of 60 days, and 2 delinquencies of 90 days or more in the past 12 months.

Mortgage History: No more than 1 delinquency of 60 days in the past 12 months. Delinquencies of 30 days are not restricted.
Bankruptcy: At least 18 months since discharge or dismissal of Chapter 7 or 11 Bankruptcy and 18 months since filing or dismissal of Chapter 13 Bankruptcy.
Foreclosure/Notice of Default: At least 2 years since foreclosure/notice of default released.

Credit Grade Category: “C”
Loan-To-Value Ratio: Maximum of 80%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $450,000.

Consumer Credit History: The minimum Credit Bureau Risk Score is 500 for loan amounts up to $400,000, or 520 for loan amounts up to $450,000. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower’s consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 8 delinquencies of 60 days, and 4 delinquencies of 90 days or more in the past 12 months.

Mortgage History: No more than 1 delinquency of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.
Bankruptcy: At least 1 year since discharge or dismissal of Chapter 7 or 11 Bankruptcy and 1 year since filing or dismissal of Chapter 13 Bankruptcy.
Foreclosure/Notice of Default: At least 1 year since foreclosure/notice of default released.

Credit Grade Category: “C-”
Loan-To-Value Ratio: Maximum of 70%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $350,000.

Consumer Credit History: The minimum Credit Bureau Risk Score is 500. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower’s consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 12 delinquencies of 60 days, and 8 delinquencies of 90 days or more in the past 12 months.

Mortgage History: No more than 2 delinquencies of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.
Bankruptcy: Chapter 13 Bankruptcy must be discharged/dismissed, or paid-off through escrow at funding. Chapter 7 Bankruptcy must be discharged/dismissed at least 1 day prior to funding.
Foreclosure/Notice of Default: None at time of funding.

Credit Grade Category: “D”
Loan-To-Value Ratio: Maximum of 65%
Debt-To-Income Ratio: Maximum of 45%
Loan Amount: Maximum of $250,000

Consumer Credit History: The minimum Credit Bureau Risk Score is 500. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower’s consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 12 delinquencies of 60 days, and 8 delinquencies of 90 days or more in the past 12 months.

Mortgage History: Open Notice of default must be cured at time of funding.
Bankruptcy: Chapter 13 Bankruptcy must be discharged/dismissed, or paid-off through escrow at funding. Chapter 7 Bankruptcy must be discharged or dismissed at least 1 day prior to funding.
Foreclosure/Notice of Default: Notice of default is acceptable but must be cured at time of funding.

SERVICING OF THE MORTGAGE LOANS

General

Countrywide Home Loans Servicing LP (“Countrywide Servicing” or the “Master Servicer”) will act as Master Servicer and will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

The Master Servicer

The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by the Depositor or CWMBS, Inc., an affiliate of the Depositor. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.

Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of September 30, 2005, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $1,047.623 billion, substantially all of which are being serviced for unaffiliated persons. As of September 30, 2005, Countrywide Home Loans provided servicing for approximately $117.522 billion in credit blemished mortgage loans (excluding mortgage loans being subserviced by Countrywide Home Loans).

Loan Servicing

The Master Servicer has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)	collecting, aggregating and remitting mortgage loan payments;
(b)	accounting for principal and interest;
(c)	holding escrow (impound) funds for payment of taxes and insurance;
(d)	making inspections as required of the mortgaged properties;
(e)	preparation of tax related information in connection with the mortgage loans;
(f)	supervision of delinquent mortgage loans;
(g)	loss mitigation efforts;
(h)	foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and
(i)	generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by the Master Servicer. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by the Master Servicer to the mortgagor with such statements.

Collection Procedures

Credit Blemished Mortgage Loans. When a mortgagor fails to make a payment on a credit blemished mortgage loan, the Master Servicer attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to the Master Servicer’s servicing procedures for credit blemished loans, the Master Servicer generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. After foreclosure, the Master Servicer may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to credit blemished mortgage loans may change over time in accordance with, among other things, the Master Servicer’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Foreclosure and Delinquency Experience

Credit Blemished Mortgage Loans. The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of credit blemished mortgage loans originated and serviced by Countrywide Home Loans. A credit blemished mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the related due date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on such Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

For purposes of the following table:

•	the period of delinquency is based on the number of days payments are contractually past due;
•	certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;
•	the “Foreclosure Rate” is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and
•

the “Bankruptcy Rate” is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

Delinquency and Foreclosure Experience

As of December 31, 2002	As of December 31, 2003

	Principal Balance	Percentage	Principal Balance	Percentage
Total Portfolio	$10,499,524,958	100.00%	$20,666,799,653	100.00%
Delinquency Percentage
30-59 Days	$776,262,183	7.39%	$1,237,075,953	5.99%

60-89 Days	$272,447,833	2.59%	$369,166,559	1.79%
90+ Days	$112,192,109	1.07%	$101,415,871	0.49%
Sub-Total	$1,160,902,125	11.06%	$1,707,658,383	8.26%
Foreclosure Rate	$277,872,737	2.65%	$322,166,334	1.56%
Bankruptcy Rate	$293,013,841	2.79%	$305,504,468	1.48%

Delinquency and Foreclosure Experience

As of December 31, 2004	As of September 30, 2005

	Principal Balance	Percentage	Principal Balance	Percentage
Total Portfolio	$41,677,307,627	100.00%	$53,084,068,580	100.00%
Delinquency Percentage
30-59 Days	$2,672,783,223	6.41%	$3,858,591,813	7.27%
60-89 Days	$833,545,644	2.00%	$1,193,827,877	2.25%
90+ Days	$316,611,150	0.76%	$557,257,809	1.05%
Sub-Total	$3,822,940,017	9.17%	$5,609,677,500	10.57%
Foreclosure Rate	$610,898,746	1.47%	$789,503,750	1.49%
Bankruptcy Rate	$438,848,649	1.05%	$515,686,012	0.97%

Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on credit blemished mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or a downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds that are applied to accrued and unpaid interest or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate (such product, the “Servicing Fee”). The “Servicing Fee Rate” for each Mortgage Loan will equal 0.500% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under “— Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans.” The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of such Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

Adjustment to Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in such Prepayment Period to the end of such Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of such Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of such Prepayment Period to related Due Date in such Prepayment Period reduce the Scheduled Payment of interest for such Due Date and are included in a distribution that occurs on or after the distribution of such Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any such shortfall in interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Servicing Fee otherwise payable to the Master Servicer for such month will, to the extent of such shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on such Distribution Date. Any such deposit by the Master Servicer (the “Compensating Interest”) will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed. Any shortfall in interest distributions to the Class 2-A-2 certificateholders resulting from Prepayment Interest Shortfalls will not be covered by the Class 2-A-2 Policy.

Advances

Subject to the following limitations, on the Business Day prior to each Distribution Date, the Master Servicer will be required to advance its own funds, or funds in the Certificate Account that are not required to be distributed on such Distribution Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (with the Mortgage Rate adjusted to a rate equal to the Mortgage Rate minus the Servicing Fee Rate (as so adjusted, the “Net Mortgage Rate”)) that were due on the related Due Date and delinquent on the related Determination Date, together with an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan (i) as to which the related Mortgaged Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan (“REO Property”), such amount to be calculated after taking into account any rental income from such Mortgaged Property or (ii) as to which the related Mortgaged Property has been liquidated but as to that Mortgage Loan a Final Recovery Determination has not been made (any such advance, an “Advance” and the date of any such Advance, as described in this prospectus supplement, a “Master Servicer Advance Date”).

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to holders of the Certificates on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, as successor master servicer, or such other entity as may be appointed as successor master servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement.

Certain Modifications and Refinancings

Countrywide Home Loans will be permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master Servicer will be permitted to agree to the rate reduction provided that (i) Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed Advances of principal and interest on the Mortgage Loan made by the Master Servicer. Countrywide Home Loans will remit the purchase price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent undivided beneficial ownership interests in the Trust Fund created pursuant to the Pooling and Servicing Agreement. In addition, the LIBOR Certificates will represent undivided beneficial ownership interests in a trust referred to as the swap trust, the primary assets of which will be the swap trust’s rights under the swap administration agreement referred to in this prospectus supplement. Set forth below are summaries of the material terms and provisions pursuant to which the Certificates will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The CWABS, Inc., Asset-Backed Certificates, Series 2005-BC5 (the “Certificates”) will consist of:

•	Class 1-A Certificates,
•	Class 2-A-1 and Class 2-A-2 Certificates (collectively, the “Class 2-A Certificates”)
•	Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates (collectively, the “Class 3-A Certificates” and collectively with the Class 1-A, Class 2-A and Class A-R Certificates, the “Senior Certificates”),
•	Class A-R Certificates,
•	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates (collectively, the “Subordinate Certificates”),
•	Class P Certificates, and
•	Class C Certificates.

The Class 1-A Certificates, Class 2-A Certificates and Class 3-A Certificates are collectively referred to as the “Class A Certificates.” The Class A Certificates and the Subordinate Certificates are collectively referred to as the “LIBOR Certificates.” The Senior Certificates and the Subordinate Certificates are collectively referred to as the “Offered Certificates.” As used in this prospectus supplement, the “Certificate Principal Balance” for any class of Certificates (other than the Class C Certificates) is the aggregate initial principal balance of all Certificates of such class, reduced by all amounts previously distributed to holders of Certificates of such class as scheduled and unscheduled payments of principal and the Applied Realized Loss Amounts allocated to such class. Any payment of principal under the Class 2-A-2 Policy following an Applied Realized Loss Amount in respect of the Class 2-A-2 Certificates will not result in a further reduction of the Certificate Principal Balance of the Class 2-A-2 Certificates. If Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, then the Certificate Principal Balance thereof will be increased on each Distribution Date after such allocation of Applied Realized Loss Amounts, sequentially by class in the order of payment priority, by the amount of Subsequent Recoveries for the related Loan Group or Groups collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for that class); and any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for such classes, except that any amounts distributed in respect of Applied Realized Loss Amounts with respect to the Class 2-A Certificates will be allocated sequentially to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, in each case in an amount equal to the Unpaid Realized Loss Amount for each such class. However, to the extent an Applied Realized Loss Amount was covered under the Class 2-A-2 Policy, the Certificate Principal Balance of the Class 2-A-2 Certificates will not be increased by any related Subsequent Recovery otherwise payable to the Class 2-A-2 Certificateholders and such Subsequent Recovery will instead be paid to the Class 2-A-2 Insurer. After such allocation, a corresponding decrease will be made on such Distribution Date to the Unpaid Realized Loss Amount for any class that had its Certificate Principal Balance increased by such allocation of Subsequent Recoveries, or in the case of the Class 2-A-2 Certificates, when the subject Subsequent Recovery is distributed to the Class 2-A-2 Insurer as described in the preceding sentence. Although Subsequent Recoveries, if any (other than Subsequent Recoveries distributed to the Class 2-A-2 Insurer as described in the second preceding sentence), will be allocated to increase the Certificate Principal Balance of a class of Certificates, as described above, such Subsequent Recoveries will be included in the applicable Principal Remittance Amount and will be distributed in the priority set forth below under “—Distributions—Distributions of Principal,” and therefore such Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which such increase occurs.

Exclusively for the purpose of determining any subrogation rights of the Class 2-A-2 Insurer under the Pooling and Servicing Agreement, the “Certificate Principal Balance” of the Class 2-A-2 Certificates is not reduced by the amount of any payments made by the Class 2-A-2 Insurer in respect of principal on such Certificates under the Class 2-A-2 Policy, except to the extent such payment has been reimbursed to the Class 2-A-2 Insurer pursuant to the provisions of the Pooling and Servicing Agreement.

Generally, distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1, distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2, distributions of principal and interest on the Class 3-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 3 and distributions of principal and interest on the Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in all three Loan Groups. Distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in all three Loan Groups.

The LIBOR Certificates will be issued in book-entry form as described below. The LIBOR Certificates will be issued in minimum dollar denominations of $20,000 and integral multiples of $1,000 in excess thereof. The Class A-R Certificates will be issued as two certificates in the denominations specified in the Pooling and Servicing Agreement.

Book-Entry Certificates

The LIBOR Certificates will be book-entry Certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such person’s beneficial ownership interest in such Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders and the Class 2-A-2 Insurer. The Certificate Account will initially be established by the Master Servicer at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received or made or to be applied by it on or subsequent to the Cut-off Date, including all principal and interest received with respect to the Mortgage Loans after the Cut-off Date (exclusive of any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1)           all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2)           all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3)	all Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries,
(4)	all payments made by the Master Servicer in respect of Compensating Interest,

(5)           all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by such Seller that obligates such Seller to repurchase such Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6)           all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

(7)           all prepayment charges paid by a mortgagor in connection with the full or partial prepayment of the related Mortgage Loan,

(8)           any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9)           any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each mortgagor to maintain a primary hazard insurance policy,

(10)         all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11)	all Advances.

“Insurance Proceeds” means all proceeds of any insurance policy received prior to a Final Recovery Determination (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of such net proceeds representing any profit realized by the Master Servicer in connection with the disposition of any such properties and net of reimbursable expenses).

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of such Mortgage Loan after a Final Recovery Determination (other than the amount of such net proceeds representing any profit realized by the Master Servicer in connection with the disposition of any such properties and net of reimbursable expenses).

On the Business Day prior to the Master Servicer Advance Date in each of January 2006 and February 2006, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Shortfall Interest Requirement (if any) for such Master Servicer Advance Date.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1)           to pay to the Master Servicer the Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2)           to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) being limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which such Advance was made,

(3)           to reimburse the Master Servicer for any Advances previously made that the Master Servicer has determined to be nonrecoverable,

(4)           to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5)           to pay to the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations, such right of reimbursement pursuant to this clause (5) being limited to amounts received representing late recoveries of the payments of such costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

(6)           to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the Trust Fund pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of such purchased Mortgage Loan,

(7)           to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for fees and expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8)           to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9)           to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the amount of the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit such amount in the Distribution Account, as described below.

The “Interest Remittance Amount” with respect to each Loan Group and any Distribution Date is equal to:

(a)	the sum, without duplication, of:

(1)           all scheduled interest collected during the related Due Period, less the related Servicing Fees,

(2)	all interest on prepayments, other than Prepayment Interest Excess,
(3)	all Advances relating to interest,
(4)	all Compensating Interest,

(5)           all Liquidation Proceeds collected during the related Due Period (to the extent such Liquidation Proceeds relate to interest), and

(6)	any Seller Shortfall Interest Requirement,

(b)           less, all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in such Loan Group.

A “Seller Shortfall Interest Requirement” with respect to the Distribution Date in each of January 2006 and February 2006 is the sum of:

(a)           the product of: (1) the excess of the aggregate Stated Principal Balance for such Distribution Date of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the Trust Fund at the beginning of the related Due Period, over the aggregate Stated Principal Balance for such Distribution Date of such Mortgage Loans (including such Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including such Subsequent Mortgage Loans, if any) (weighted on the basis of the Stated Principal Balances thereof for such Distribution Date) and the denominator of which is 12; and

(b)	the lesser of:

(i)            the product of: (1) the amount on deposit in the Pre-Funding Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the Trust Fund at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for such Distribution Date) and the denominator of which is 12; and

(ii)           the excess of (x) the sum of (1) the amount of Current Interest and Interest Carry Forward Amount due and payable on the LIBOR Certificates for such Distribution Date and (2) the monthly premium for the Class 2-A-2 Policy for such Distribution Date over (y) the sum of (1) Interest Funds (less any portion of Interest Funds allocated to the swap trust to cover any Net Swap Payment or Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) due to the Swap Counterparty with respect to such Distribution Date) available to pay Current Interest and the Interest Carry Forward Amount on the LIBOR Certificates for such Distribution Date and the monthly premium for the Class 2-A-2 Policy for such Distribution Date and (2) any Net Swap Payment received by the Swap Contract Administrator from the Swap Counterparty for such Distribution Date and allocated to the swap trust to pay Current Interest and Interest Carry Forward Amounts on the LIBOR Certificates for such Distribution Date (after giving effect to the addition of any amounts in clause (a) of this definition of Seller Shortfall Interest Requirement to Interest Funds for such Distribution Date).

The “Principal Remittance Amount” with respect to each Loan Group and any Distribution Date is equal to:

(a)	the sum, without duplication, of:

(1)           the scheduled principal collected during the related Due Period or advanced with respect to such Distribution Date,

(2)	prepayments collected in the related Prepayment Period,

(3)           the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4)           the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

(5)           all Liquidation Proceeds (to the extent such Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period,

(b)           less, all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in such Loan Group.

A “Due Period” with respect to any Distribution Date is the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1)	the aggregate amount remitted by the Master Servicer to the Trustee,

(2)           any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

(3)           the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders, make remittances to the Swap Account and make payments to the Class 2-A-2 Insurer as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1)	to pay the trustee fee (the “Trustee Fee”) to the Trustee,

(2)           to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3)           to withdraw any amount deposited in the Distribution Account and not required to be deposited therein, and

(4)           to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the LIBOR Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1, Loan Group 2 and Loan Group 3 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1, Loan Group 2 and Loan Group 3 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the LIBOR Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the Record Date. The “Record Date” is:

•

the Business Day immediately preceding such Distribution Date in the case of the LIBOR Certificates, unless such Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of such Distribution Date and

•	the last Business Day of the month preceding the month of such Distribution Date in the case of the Class A-R Certificates.

A “Distribution Date” is the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in January 2006.

A “Business Day” is any day other than:

•	A Saturday or Sunday or

•	A day on which the Class 2-A-2 Insurer or banking institutions in the state of New York or California are required or authorized by law to be closed.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of such Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive such holder’s Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates. The “Percentage Interest” evidenced by a Certificate will equal the percentage derived by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of the applicable class.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the LIBOR Certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Accrual Period. For any Distribution Date, the “Accrual Period” for the LIBOR Certificates is the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.

All calculations of interest on the LIBOR Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

(1)           from the Interest Funds for all three Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(2)	concurrently:

(a)           from the Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for such class and such Distribution Date,

(b)	from the Interest Funds for Loan Group 2, sequentially:

(i)            concurrently to the Class 2-A-2 Insurer, the monthly premium for the Class 2-A-2 Policy for that Distribution Date and to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date, pro rata, based on their respective entitlements, and

(ii)           to the Class 2-A-2 Insurer, any Class 2-A-2 Reimbursement Amount,

(c)           from the Interest Funds for Loan Group 3, concurrently to each class of Class 3-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date, pro rata, based on their respective entitlements,

(3)           from the remaining Interest Funds for all three Loan Groups, concurrently to each class of Class A Certificates and the Class 2-A-2 Insurer, any remaining Current Interest and Interest Carry Forward Amount or any monthly premium for the Class 2-A-2 Policy or Class 2-A-2 Reimbursement Amount, as applicable, not paid pursuant to clauses (2)(a), (2)(b) and 2(c) above, pro rata, based on (a) the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class and (b) any remaining premium payable with respect to the Class 2-A-2 Policy and any remaining Class 2-A-2 Reimbursement Amount, as applicable (provided, however that any such Interest Funds allocated to the Class 2-A Certificates and the Class 2-A-2 Insurer will be distributed as provided in clause (2)(b) above). Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

(4)	from the remaining Interest Funds for all three Loan Groups, sequentially,

(a)           sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, the Current Interest for each such class, and

(b)           any remainder as part of the Excess Cashflow as described under “—Overcollateralization Provisions” below.

Distributions of Funds from the Swap Contract. On each Distribution Date on or prior to the Swap Contract Termination Date, amounts allocated to the Swap Account by the Swap Contract Administrator will be distributed as described under “— The Swap Contract” below.

The “Interest Funds” for any Loan Group and any Distribution Date are equal to (1) the Interest Remittance Amount for that Loan Group and such Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for such Distribution Date.

“Current Interest,” with respect to each class of LIBOR Certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of such class immediately prior to such Distribution Date.

“Interest Carry Forward Amount,” with respect to each class of LIBOR Certificates and each Distribution Date, is the excess of:

(a)	Current Interest for such class with respect to prior Distribution Dates over

(b)           the amount actually distributed to such class with respect to interest on prior Distribution Dates.

The “Pass-Through Rate” with respect to each Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:

(1)           One-Month LIBOR for such Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for such class and Accrual Period, and

(2)	the applicable Net Rate Cap for the related Distribution Date.

The “Adjusted Net Mortgage Rate” with respect to each Mortgage Loan is equal to the Mortgage Rate less the related Expense Fee Rate.

The “Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of (i) the Servicing Fee Rate, (ii) the trustee fee rate as provided in the Pooling and Servicing Agreement and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. As of the Initial Cut-off Date, the weighted average Expense Fee Rate is expected to equal approximately 0.509% per annum.

The “Net Rate Cap” for each Distribution Date is equal to:

(i) with respect to the Class 1-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus the Swap Adjustment Rate for such Distribution Date,

(ii) with respect to the Class 2-A-1 Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus the Swap Adjustment Rate for such Distribution Date,

(iii) with respect to the Class 2-A-2 Certificates, the Net Rate Cap with respect to the Class 2-A-1 Certificates less the Class 2-A-2 Policy Premium Rate,

(iv) with respect to the Class 3-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 3 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus the Swap Adjustment Rate for such Distribution Date, and

(v) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Cap for the Class 1-A Certificates, Class 2-A-1 Certificates and Class 3-A Certificates (weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group and the amount on deposit in the Pre-Funding Account in respect to that Loan Group) over the outstanding aggregate Certificate Principal Balance of the Class 1-A, Class 2-A and Class 3-A Certificates, respectively.

The “Swap Adjustment Rate” for each Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the sum of (a) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (b) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event), and the denominator of which is equal to the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account.

“Class 2-A-2 Policy Premium Rate” means the monthly premium rate for the Class 2-A-2 Policy.

“Class 2-A-2 Reimbursement Amount” means, with respect to any Distribution Date, (i) all Insured Payments paid by the Class 2-A-2 Insurer, for which the Class 2-A-2 Insurer has not been reimbursed prior to such Distribution Date, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the rate specified in the Pooling and Servicing Agreement.

The “Pass-Through Margin” for each class of LIBOR Certificates is as follows:

	(1)	(2)
Class 1-A	0.235%	0.470%
Class 2-A-1	0.225%	0.450%
Class 2-A-2	0.235%	0.470%
Class 3-A-1	0.100%	0.200%
Class 3-A-2	0.250%	0.500%
Class 3-A-3	0.370%	0.740%
Class M-1	0.460%	0.690%
Class M-2	0.480%	0.720%
Class M-3	0.500%	0.750%
Class M-4	0.720%	1.080%
Class M-5	0.760%	1.140%
Class M-6	0.840%	1.260%
Class M-7	1.970%	2.955%
Class M-8	2.000%	3.000%
Class B	2.000%	3.000%

__________

(1) For any Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For any Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

The “Net Rate Carryover” for a class of LIBOR Certificates on any Distribution Date is the excess of:

(1)           the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2)           the amount of interest such class accrued on such Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap). Any Net Rate Carryover for the Class 2-A-2 Certificates will not be covered by the Class 2-A-2 Policy.

Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for such Distribution Date for Loan Group 1, Loan Group 2 and Loan Group 3 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1)           For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A) concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero,

(b) pro rata (based on (x) the sum of (1) the aggregate Certificate Principal Balance of the Class 2-A Certificates and (2) any remaining premium payable with respect to the Class 2-A-2 Policy and any remaining Class 2-A-2 Reimbursement Amount, in each case that has not been paid from Interest Funds for Loan Group 2 for such Distribution Date and (y) the aggregate Certificate Principal Balance of the Class 3-A Certificates) to (I) the classes of Class 2-A Certificates and the Class 2-A-2 Insurer (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), in the order and priorities set forth in clause (3)(A) below, until the Certificate Principal Balances thereof and the amounts due to the Class 2-A-2 Insurer are reduced to zero and (II) the classes of Class 3-A Certificates (after distribution of the Principal Distribution Amount from Loan Group 3 as provided in clause (1)(A)(iii)(a) below), in the order and priorities described in clause (4) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the classes of Class 2-A Certificates and the Class 2-A-2 Insurer, in the order and priorities set forth in clause (3)(A) below, until the Certificate Principal Balances thereof and the amounts due to the Class 2-A-2 Insurer are reduced to zero, and

(b) pro rata (based on (x) the Certificate Principal Balance of the Class 1-A Certificates and (y) the aggregate Certificate Principal Balance of the Class 3-A Certificates) to (I) the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero and (II) the classes of Class 3-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 3 as provided in clause (1)(A)(iii)(a) below), in the order, amounts and priorities described in clause (4) below, and

(iii) from the Principal Distribution Amount for Loan Group 3, sequentially:

(a) to the classes of Class 3-A Certificates, in the order and priorities set forth in clause (4) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) pro rata (based on (x) the Certificate Principal Balance of the Class 1-A Certificates and (y) the sum of (1) the aggregate Certificate Principal Balance of the Class 2-A Certificates and (2) any remaining premium payable with respect to the Class 2-A-2 Policy and any remaining Class 2-A-2 Reimbursement Amount, in each case that has not been paid from Interest Funds for Loan Group 2 for such Distribution Date) to (I) the Class 1-A Certificates (after distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), until the Certificate Principal Balance is reduced to zero and (II) the classes of Class 2-A Certificates and the Class 2-A-2 Insurer (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) above), in the order and priorities set forth in clause (3)(A) below, until the Certificate Principal Balances thereof and the amounts due to the Class 2-A-2 Insurer are reduced to zero,

(B) from the remaining Principal Distribution Amounts for all three Loan Groups, sequentially:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero,

(ii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2)           For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for all three Loan Groups, sequentially:

(A) in an amount up to the Class A Principal Distribution Target Amount, pro rata based on the related Class A Principal Distribution Allocation Amount for the Class 1-A Certificates, the Class 2-A Certificates and the Class 3-A Certificates, respectively, concurrently, to (I) the Class 1-A Certificates, in an amount up to the Class 1-A Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero, (II) the classes of Class 2-A Certificates, in an amount up to the Class 2-A Principal Distribution Amount in the order and priorities set forth in clause (3)(B) below, until the Certificate Principal Balances thereof are reduced to zero and (III) the classes of Class 3-A Certificates, in an amount up to the Class 3-A Principal Distribution Amount in the order and priorities set forth in clause (4) below, until the Certificate Principal Balances thereof are reduced to zero; provided, however, that if (i) the Certificate Principal Balance of the Class 1-A Certificates, (ii) the aggregate Certificate Principal Balance of the Class 2-A Certificates and/or (iii) the aggregate Certificate Principal Balance of the Class 3-A Certificates is reduced to zero then any remaining unpaid Class A Principal Distribution Target Amount will be distributed pro rata (based on (i) the Certificate Principal Balance of the Class 1-A Certificates, (ii) the aggregate Certificate Principal Balance of the Class 2-A Certificates and/or (iii) the aggregate Certificate Principal Balance of the Class 3-A Certificates) to the remaining classes of Senior Certificates after distributions from clauses (I), (II) and (III) above (and in the case of the Class 2-A and Class 3-A Certificates, in the order and priorities described in clauses (3)(B) and (4), respectively), until the Certificate Principal Balance(s) thereof is/are reduced to zero,

(B) to the Class 2-A-2 Insurer, any remaining premium payable with respect to the Class 2-A-2 Policy and any remaining Class 2-A-2 Reimbursement Amount, in each case that has not been paid from Interest Funds for Loan Group 2 for such Distribution Date,

(C) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, the Subordinate Class Principal Distribution Amount for each such class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(D) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3)           On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates and the Class 2-A-2 Insurer pursuant to clause (1)(A) above or to the Class 2-A Certificates pursuant to clause (2)(A) above, such amounts will be distributed to the Class 2-A Certificates and, if applicable, the Class 2-A-2 Insurer, in the following order of priority:

(A)          For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially,

(i)            pro rata (based on (x) the Certificate Principal Balance of the Class 2-A-1 Certificates and (y) the Certificate Principal Balance of the Class 2-A-2 Certificates), concurrently:

a.             to the Class 2-A-1 Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

b.	sequentially,

(1)         to the Class 2-A-2 Insurer, any remaining premium payable with respect to the Class 2-A-2 Policy that has not been paid from Interest Funds for that Distribution Date, and

(2)         to the Class 2-A-2 Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(ii)           to the Class 2-A-2 Insurer, any remaining Class 2-A-2 Reimbursement Amount that has not been paid from Interest Funds for that Distribution Date.

(B)          For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, concurrently, to the Class 2-A Certificates, pro rata, based on the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof are reduced to zero.

(4)           On each Distribution Date on which any principal amounts are to be distributed to the Class 3-A Certificates, such amounts will be distributed, sequentially, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.

Notwithstanding the foregoing priority of distributions, distributions made to the Class 1-A, Class 2-A and Class 3-A Certificates pursuant to clauses (1)(A)(i), (1)(A)(ii), 1(A)(iii) and (2)(A) in this “—Distributions of Principal” section, shall be deemed to have been made from collections in respect of Loan Group 1, Loan Group 2 and Loan Group 3, respectively.

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group is the sum of:

(1)           the Principal Remittance Amount for such Loan Group for such Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution Date,

(2)           the Extra Principal Distribution Amount for such Loan Group for such Distribution Date, and

(3)           with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to such Loan Group, minus

(4)           (a) the Group 1 Overcollateralization Reduction Amount for such Distribution Date, in the case of Loan Group 1, (b) the Group 2 Overcollateralization Reduction Amount for such Distribution Date, in the case of Loan Group 2 and (c) the Group 3 Overcollateralization Reduction Amount for such Distribution Date, in the case of Loan Group 3.

“Class A Principal Distribution Target Amount” for any Distribution Date will equal the excess of:

(1)           the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, over

(2)           the lesser of (i) 58.60% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date minus the OC Floor.

“Class A Principal Distribution Allocation Amount” for any Distribution Date, (a) in the case of the Class 1-A Certificates, the Class 1-A Principal Distribution Amount, (b) in the case of the Class 2-A Certificates, the Class 2-A Principal Distribution Amount and (c) in the case of the Class 3-A Certificates, the Class 3-A Principal Distribution Amount.

“Class 1-A Principal Distribution Amount” for any Distribution Date, will equal the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 1-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount, the Class 2-A Principal Distribution Target Amount and the Class 3-A Principal Distribution Target Amount.

“Class 1-A Principal Distribution Target Amount” for any Distribution Date, will equal the excess of:

(1)           the Certificate Principal Balance of the Class 1-A Certificates immediately prior to such Distribution Date, over

(2)           the lesser of (x) 58.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 1 and the original Pre-Funded Amount in respect of Loan Group 1.

“Class 2-A Principal Distribution Amount” for any Distribution Date, will equal the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 2-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount, the Class 2-A Principal Distribution Target Amount and the Class 3-A Principal Distribution Target Amount.

“Class 2-A Principal Distribution Target Amount” for any Distribution Date, will equal the excess of:

(1)           the aggregate Certificate Principal Balance of the Class 2-A Certificates immediately prior to such Distribution Date, over

(2)           the lesser of (x) 58.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for such Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and the original Pre-Funded Amount in respect of Loan Group 2.

“Class 3-A Principal Distribution Amount” for any Distribution Date, will equal the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 3-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount, the Class 2-A Principal Distribution Target Amount and the Class 3-A Principal Distribution Target Amount.

“Class 3-A Principal Distribution Target Amount” for any Distribution Date, will equal the excess of:

(1)           the aggregate Certificate Principal Balance of the Class 3-A Certificates immediately prior to such Distribution Date, over

(2)           the lesser of (x) 58.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 for such Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 3 and the original Pre-Funded Amount in respect of Loan Group 3.

“Subordinate Class Principal Distribution Amount” for any class of Subordinate Certificates and Distribution Date will equal the excess of:

(1)	the sum of:

(a)           the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Target Amount for such Distribution Date),

(b)           the aggregate Certificate Principal Balance of any class(es) of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for such senior class(es) of Certificates for such Distribution Date), and

(c)           the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to such Distribution Date over

(2)           the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date minus the OC Floor;

provided, however, that if such class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining

Principal Distribution Amount for Loan Group 1, Loan Group 2 and Loan Group 3 until the Certificate Principal Balance thereof is reduced to zero.

The “Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for each class of Subordinate Certificates will equal the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	17.10%	34.20%
Class M-2	13.90%	27.80%
Class M-3	11.85%	23.70%
Class M-4	10.05%	20.10%
Class M-5	8.40%	16.80%
Class M-6	6.80%	13.60%
Class M-7	5.45%	10.90%
Class M-8	4.25%	8.50%
Class B	3.00%	6.00%

The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“Extra Principal Distribution Amount” with respect to any Distribution Date is the lesser of (1) the Overcollateralization Deficiency Amount and (2) the sum of the Excess Cashflow available for payment thereof, to be allocated between Loan Group 1, Loan Group 2 and Loan Group 3, pro rata, based on the Principal Remittance Amount for each such Loan Group for such Distribution Date in the priority set forth in this prospectus supplement.

“OC Floor” means an amount equal to 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans and the original Pre-Funded Amount.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on such Distribution Date).

“Overcollateralization Target Amount” means with respect to each Distribution Date (a) prior to the Stepdown Date or if a Trigger Event is in effect, an amount equal to 3.00% of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, an amount equal to 6.00% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date subject to a minimum amount equal to the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount for such Distribution Date will be the Overcollateralization Target Amount for the immediately preceding Distribution Date.

“Overcollateralized Amount” for any Distribution Date is the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and any amount on deposit in the Pre-Funding Account on such Distribution Date exceeds (y) the aggregate Certificate Principal Balance of the Offered Certificates as of such Distribution

Date (after giving effect to distribution of the Principal Remittance Amounts to be made on such Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for such Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 1, Loan Group 2 and Loan Group 3 for such Distribution Date.

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for such Distribution Date over the Overcollateralization Target Amount for such Distribution Date.

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1, Loan Group 2 and Loan Group 3 for such Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1, Loan Group 2 and Loan Group 3 for such Distribution Date.

“Group 3 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 3 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1, Loan Group 2 and Loan Group 3 for such Distribution Date.

“Stepdown Date” is the earlier to occur of:

(1)           the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(2)           the later to occur of (x) the Distribution Date in January 2009 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to 58.60% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

A “Trigger Event” with respect to any Distribution Date on or after the Stepdown Date consists of either a Delinquency Trigger Event with respect to that Distribution Date or a Cumulative Loss Trigger Event with respect to that Distribution Date.

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding LIBOR Certificates:

Class	Percentage
A	36.50%
M-1	44.00%
M-2	54.25%
M-3	63.75%
M-4	75.00%
M-5	89.75%
M-6	111.00%
M-7	138.50%
M-8	177.75%
B	251.75%

The “Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage):

(1)	the numerator of which is the excess of:

(a)           the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b)           (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after such time, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2)           the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

A “Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date occurs if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each such Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for such Distribution Date, of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage

January 2008 — December 2008	1.25% with respect to January 2008, plus an additional 1/12th of 1.60% for each month thereafter through December 2008
January 2009 — December 2009	2.85% with respect to January 2009, plus an additional 1/12th of 1.65% for each month thereafter through December 2009
January 2010 — December 2010	4.50% with respect to January 2010, plus an additional 1/12th of 1.25% for each month thereafter through December 2010
January 2011 — December 2011	5.75% with respect to January 2011, plus an additional 1/12th of 0.35% for each month thereafter through December 2011
January 2012 and thereafter	6.10%

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates (in the case of the Class 2-A-2 Certificates, without regard to any payment made by the Class 2-A-2 Insurer in respect of the Class 2-A-2 Policy) minus (y) (1) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class or (2) in the case of the Class 2-A-2 Certificates, the amount of any Subsequent Recovery paid to the Class 2-A-2 Insurer as described under “—General” above.

The “Rolling Sixty-Day Delinquency Rate,” with respect to any Distribution Date on or after the Stepdown Date, is the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates.

The “Sixty-Day Delinquency Rate,” with respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans.

A “Realized Loss” with respect to any defaulted Mortgage Loan is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the last day of the related Due Period during which such Mortgage Loan is liquidated.

Class 2-A-2 Policy. On any Distribution Date, the Trustee will distribute to the holders of the Class 2-A-2 Certificates, any Insured Payments received from the Class 2-A-2 Insurer with respect to that Distribution Date.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the Trust Fund will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the LIBOR Certificates and any payments to the Class 2-A-2 Insurer and the Swap Counterparty (each as described above) and distributions to the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the LIBOR Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the LIBOR Certificates and the related fees and expenses payable by the Trust Fund. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the trust expenses related to that Loan Group (including, in the case of Loan Group 2 and the Class 2-A-2 Certificates, the premiums due to the Class 2-A-2 Insurer, and in the case of Loan Group 1, Loan Group 2 and Loan Group 3, any Net Swap Payments and Swap Termination Payments (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the related Certificates, until the required level of overcollateralization has been achieved. The excess cashflow, if any, will be applied on each Distribution

Date as a payment of principal on the related class or classes of Offered Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (4)(b) in “—Distributions—Distributions of Interest” and clause (1)(B)(ii) or (2)(D), as applicable, in “—Distributions—Distributions of Principal” and the Overcollateralization Reduction Amount for such Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of Certificates in the following order of priority, to the extent of the remaining Excess Cashflow:

1.

to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1, Loan Group 2 and Loan Group 3, payable to such holders of each such class as part of the related Principal Distribution Amounts as described under “—Distributions—Distributions of Principal” above;

2.

concurrently, to the holders of the Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for such classes, provided, however, that any Unpaid Realized Loss Amounts to be paid to the Class 2-A Certificates will be paid sequentially to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, in each case in an amount equal to the Unpaid Realized Loss Amount for such class; provided, further, that to the extent that any Applied Realized Loss Amount was covered by the Class 2-A-2 Policy, then any related Unpaid Realized Loss Amount otherwise payable to the Class 2-A-2 Certificateholders pursuant to this clause will instead be paid to the Class 2-A-2 Insurer;

3.

sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in each case first in an amount equal to any Interest Carry Forward Amount for such class and then in an amount equal to the Unpaid Realized Loss Amount for such class;

4.

to each class of Class LIBOR Certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of LIBOR Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover;

5.	to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on such Distribution Date);
6.	to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and
7.	to fund distributions to the holders of the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to clauses 1 through 4 of the preceding paragraph but prior to the distributions pursuant to clauses 5 through 7 of the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under “ — The Swap Contract”.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Lehman Brothers Special Financing Inc. (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the “Swap Contract”). The obligations of the Swap Counterparty will be guaranteed by Lehman Brothers Holdings Inc. (the “Swap Guarantor”) pursuant to a guaranty in favor of Countrywide Home Loans (the “Swap Guaranty”). In addition, on the Closing Date, the Swap Contract Administrator and the Swap Counterparty will execute an ISDA Master Agreement. The Swap Contract is subject to certain ISDA definitions. On the Closing Date, Countrywide Home Loans will assign its rights under the Swap Contract and the Swap Guaranty to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”), and Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal one-twelfth of the product of:

(i)	a fixed rate of 4.87000% per annum, and

(ii)           the lesser of (a) the Swap Contract Notional Balance for such Distribution Date and (b) the aggregate Certificate Principal Balance of the LIBOR Certificates immediately prior to such Distribution Date.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i)	One-Month LIBOR (as determined by the Swap Counterparty),

(ii)           the lesser of (a) the Swap Contract Notional Balance for such Distribution Date and (b) the aggregate Certificate Principal Balance of the LIBOR Certificates immediately prior to such Distribution Date, and

(iii)	the actual number of days in the related Accrual Period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date. Net Swap Payments do not include any Swap Termination Payments.

In the event that a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1, Loan Group 2 and Loan Group 3 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under “— Distributions — Distributions of Interest Funds” above (and to the extent that Interest Funds for Loan Group 1, Loan Group 2 and Loan Group 3 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1, Loan Group 2 and Loan Group 3, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the LIBOR Certificates, (b) any Net Rate Carryover with respect to the LIBOR Certificates and (c) any Unpaid Realized Loss Amounts with respect to the LIBOR Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1, Loan Group 2 and Loan Group 3 and the Excess Cashflow for such Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1, Loan Group 2 and Loan Group 3 and the Excess Cashflow for such Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

In the event that the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, that upfront amount will be included in the Interest Funds for Loan Group 1, Loan Group 2 and Loan Group 3 and the Principal Distribution Amount for Loan Group 1, Loan Group 2 and Loan Group 3 with respect to the next Distribution Date to the extent that the Interest Funds for Loan Group 1, Loan Group 2 and Loan Group 3 and the Principal Distribution Amount for Loan Group 1, Loan Group 2 and Loan Group 3 were used on prior Distribution Dates to cover any Swap Termination Payment due to the Swap Counterparty under the original Swap Contract and any excess will be distributed to Countrywide Home Loans. In the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract, any Swap Termination Payment payable by the Swap Counterparty will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remaining Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Excess Cashflow pursuant to clauses 1 through 4 under “ — Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

(1)           to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

(2)           to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(3)           concurrently to the holders of each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements; provided, however, that to the extent that any Current Interest or Interest Carry Forward Amount was covered by the Class 2-A-2 Policy, then any Current Interest or Interest Carry Forward Amount otherwise payable to the Class 2-A-2 Certificateholders pursuant to this clause will instead be paid to the Class 2-A-2 Insurer;

(4)           sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for such class;

(5)           to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow as described above under “ — Overcollateralization Provisions” payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1, Loan Group 2 and Loan Group 3 would be distributed to such classes as described under “ — Overcollateralization Provisions —Excess Cashflow” above;

(6)           to the holders of each class of LIBOR Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7)           concurrently, to the holders of the Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for such classes, in each case in an amount equal to the Unpaid Realized Loss Amount for such class; provided, however, that any amounts allocable to the Class 2-A-1 and Class 2-A-2 Certificates will be allocated sequentially to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, in each case in an amount equal to the Unpaid Realized Loss Amount for each such class; and provided further, however, that to the extent that any Applied Realized Loss Amount was covered by the Class 2-A-2 Policy, then any related Unpaid Realized Loss Amount otherwise payable to the Class 2-A-2 Certificateholders pursuant to this clause will instead be paid to the Class 2-A-2 Insurer; and

(8)           sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class.

Following the distributions of Excess Cashflow pursuant to clauses 5 through 7 under “ — Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, shall distribute any remaining amount on deposit in the Swap Account to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)	Month of Distribution Date	Swap Contract Notional Balance ($)	Month of Distribution Date	Swap Contract Notional Balance ($)

January 2006	784,227,375	September 2007	421,956,870	May 2009	165,556,644
February 2006	772,975,780	October 2007	398,925,874	June 2009	160,135,898
March 2006	760,787,658	November 2007	377,263,713	July 2009	154,943,579
April 2006	747,689,630	December 2007	356,887,562	August 2009	149,972,116
May 2006	733,711,020	January 2008	318,957,578	September 2009	145,197,720
June 2006	718,884,819	February 2008	302,292,418	October 2009	140,616,045
July 2006	666,234,553	March 2008	291,777,629	November 2009	136,206,949
August 2006	650,984,291	April 2008	281,676,472	December 2009	131,964,421
September 2006	635,036,714	May 2008	271,974,547	January 2010	127,882,833
October 2006	618,445,018	June 2008	262,657,978	February 2010	123,851,113
November 2006	601,255,935	July 2008	253,713,396	March 2010	119,976,477
December 2006	583,921,576	August 2008	245,127,920	April 2010	116,257,560
January 2007	566,086,525	September 2008	235,692,187	May 2010	112,673,886
February 2007	547,920,222	October 2008	226,691,567
March 2007	529,396,030	November 2008	218,107,046
April 2007	511,543,487	December 2008	209,920,549
May 2007	494,344,269	January 2009	202,114,891
June 2007	477,775,829	February 2009	183,269,501
July 2007	461,816,421	March 2009	177,115,148
August 2007	446,445,074	April 2009	171,213,676

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

•	failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,
•	certain insolvency or bankruptcy events, and
•	a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

Early termination events under the Swap Contract include, among other things:

•

illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Contract or guaranty, as applicable),

•

a tax event (which generally relates to either party to the Swap Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

•

an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty is made without the prior written consent of the Swap Counterparty.

In addition to the termination events specified above, it shall be an additional termination event under the Swap Contract if the short-term unsecured and unsubordinated debt rating of the Swap Guarantor is withdrawn or reduced below “A-1” by S&P or, if the Swap Guarantor does not have a short-term rating by S&P, the long-term unsecured debt or counterparty rating of the Swap Guarantor is withdrawn or reduced below “A+” by S&P or its short-term unsecured and unsubordinated debt rating is withdrawn or reduced below “P-2” by Moody’s or, if the Swap Guarantor does not have a short-term rating by Moody’s, the long-term unsecured debt or counterparty rating of the Swap Guarantor is withdrawn or reduced below “Aa3” (such rating thresholds, “Approved Rating Thresholds”) and the Swap Counterparty does not, within 30 days, (i) cause another entity to replace the Swap Counterparty that meets or exceeds the Approved Rating Thresholds and that is approved by the Swap Contract Administrator on terms substantially similar to the Swap Contract; (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor the Swap Counterparty’s obligations under the Swap Contract, provided that such other person is approved by the Swap Contract Administrator; (iii) post collateral in accordance with the Credit Support Annex that is part of the Swap Contract; or (iv) establish any other arrangement satisfactory to the applicable Rating Agency which will be sufficient to restore the immediately prior ratings of the LIBOR Certificates.

“Swap Counterparty Trigger Event” means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

The long-term, unsecured, unsubordinated debt obligations of the Swap Guarantor are rated “A1” and “A+” by Moody’s and S&P, respectively.

The Certificates do not represent an obligation of the Swap Counterparty, the Swap Guarantor or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract, the Swap Guaranty or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty, the Swap Guarantor or the Swap Administrator in respect of their respective obligations under the Swap Contract, the Swap Guaranty or the Swap Contract Administration Agreement.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the LIBOR Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for such Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m., London time, on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this prospectus supplement. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all the LIBOR Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all the LIBOR Certificates for such Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,
(2)	which have been designated as such by the Trustee and

(3)           which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Home Loans, the Master Servicer or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the LIBOR Certificates. On the Closing Date, Countrywide Home Loans will deposit $10,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “—Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover as described under “—Overcollateralization Provisions” above.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “—Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund an amount equal to the excess, if any, of (i) $10,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on such Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Class 2-A-2 Certificate Guaranty Insurance Policy

The Class 2-A-2 Insurer will issue a certificate guaranty insurance policy (the “Class 2A-2 Policy”) for the benefit of the Class 2-A-2 Certificates. The following summary of the provisions of the Class 2-A-2 Policy does not purport to be complete and is qualified in its entirety by reference to the Class 2-A-2 Policy.

The Class 2-A-2 Insurer, in consideration of the payment of a premium and subject to the terms of the Class 2-A-2 Policy, unconditionally guarantees the payment of Insured Amounts and Avoided Payments (to the extent described below) to the Trustee on behalf of the holders of the Class 2-A-2 Certificates. The Class 2-A-2 Insurer will pay Insured Amounts which are due for payment to the Trustee on the later of (1) 2:00 p.m., New York City time, on the Distribution Date the Insured Amount is distributable to the holders of the Class 2-A-2 Certificates under the Pooling and Servicing Agreement, and (2) the Business Day following the Business Day the Class 2-A-2 Insurer shall have received notice by facsimile, simultaneously confirmed by telephone and subsequently confirmed in writing, or written notice delivered to the Class 2-A-2 Insurer at its office specified in the Class 2-A-2 Policy, from the Trustee, specifying that an Insured Amount is due in accordance with the terms of the Class 2-A-2 Policy, a “Notice”); provided that, if such Notice is received after 10:00 a.m., New York City time, on that Business Day, it shall be deemed to be received on the following Business Day.

Pursuant to the Class 2-A-2 Policy, the Class 2-A-2 Insurer will pay any Avoided Payment on the Business Day next following receipt on a Business Day by the Class 2-A-2 Insurer of (i) a certified copy of a final order of a court or other body exercising jurisdiction in an Insolvency Proceeding to the effect that the Trustee or holder of a Class 2-A-2 Certificate, as applicable, is required to return such Avoided Payment paid during the term of the Class 2-A-2 Policy because such Avoided Payment was avoided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the “Final Order”), (ii) an assignment (in the form provided in the Class 2-A-2 Policy) properly completed and executed by the holder of a Class 2-A-2 Certificate, irrevocably assigning to the Class 2-A-2 Insurer all rights and claims of such holder relating to or arising under such Avoided Payment and (iii) a notice (in the form provided in the Class 2-A-2 Policy) appropriately completed and executed by the Trustee; provided that, if such documents are received after 10:00 a.m., New York City time, on that Business Day, they will be deemed to be received the following Business Day. All payments made by the Class 2-A-2 Insurer in respect of Avoided Payments shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order, and not to the Trustee or the holders of the Class 2-A-2 Certificates directly, unless the holder has previously paid such Avoided Payment to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order, in which case the Class 2-A-2 Insurer will pay the Trustee on behalf of such holder, subject to the delivery of (a) the items referred to in clauses (i), (ii), and (iii) above to the Class 2-A-2 Insurer and (b) evidence satisfactory to the Class 2-A-2 Insurer that payment has been made to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order.

The Class 2-A-2 Insurer shall not be obligated to make any payment in respect of any Insured Amount or Avoided Payment representing a payment of principal on the Class 2-A-2 Certificates prior to the time the Class 2-A-2 Insurer would have been required to make a payment in respect of such principal pursuant to the Class 2-A-2 Policy.

The Class 2-A-2 Insurer’s obligation under the Class 2-A-2 Policy will be discharged to the extent that funds are received by the Trustee for payment to the holders of the Class 2-A-2 Certificates whether or not those funds are properly distributed to the Trustee. Payments of Insured Amounts and policy payments in respect of Avoided Payments will be made only at the times for such payments set forth in the Class 2-A-2 Policy, and no payments which become due on an accelerated basis for any reason, including an optional termination, will be made regardless of any acceleration of the Class 2-A-2 Certificates, unless the Class 2-A-2 Insurer elects, in its sole discretion, to pay such amounts in whole or in part (in which case the Insured Amounts will include such accelerated payments as, when, and to the extent so elected by the Class 2-A-2 Insurer).

For purposes of the Class 2-A-2 Policy, a holder does not and may not include any of the Trustee, the Sellers, the Depositor, the Master Servicer or any of their respective affiliates.

No person other than the Trustee will be entitled to present the Notice.

The Class 2-A-2 Insurer will be subrogated to the rights of each holder of the Class 2-A-2 Certificates to the extent of any payment by the Class 2-A-2 Insurer under the Class 2-A-2 Policy.

The Class 2-A-2 Insurer agrees that if it shall be subrogated to the rights of the holders of the Class 2-A-2 Certificates, the rights of subrogation shall be subordinate and junior in right of payment to the prior indefeasible payment in full of any amounts due the holders on account of payments due under the Class 2-A-2 Certificates. In so doing, the Class 2-A-2 Insurer does not waive its rights to seek full payment of all Class 2-A-2 Reimbursement Amounts owed to it under the Pooling and Servicing Agreement.

The Class 2-A-2 Policy will not cover Net Rate Carryover, Prepayment Interest Shortfalls or any shortfalls resulting from the application of the Relief Act or similar state laws allocated to the Class 2-A-2 Certificates, nor does the Class 2-A-2 Policy guarantee to the holders of the Class 2-A-2 Certificates any particular rate of principal payment. In addition, the Class 2-A-2 Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, any Certificateholder, any REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes), nor any risk other than nonpayment of Class 2-A-2 Scheduled Payments, including the failure of the Trustee to make any distribution required under the Pooling and Servicing Agreement to the holders of the

Class 2-A-2 Certificates. The Class 2-A-2 Policy does not cover any Net Swap Payments or Swap Termination Payments payable by the Swap Counterparty or the Swap Contract Administrator in respect of the Swap Contract.

The following terms have the following meanings under the Class 2-A-2 Policy:

An “Avoided Payment” means, with respect to the Class 2-A-2 Certificates, any payment of principal or interest previously distributed to a holder of a Class 2-A-2 Certificate by or on behalf of the Trust Fund that is voided as a result of any Insolvency Proceeding and which is returned by a holder of the Class 2-A-2 Certificates as required by a final, nonappealable order of a court of competent jurisdiction.

A “Class 2-A-2 Certificate Deficiency Amount” means, with respect to the Class 2-A-2 Certificates and any Distribution Date, the excess, if any, of Class 2-A-2 Scheduled Payments for such Distribution Date over funds allocated from amounts available pursuant to the Pooling and Servicing Agreement to make distributions on the Class 2-A-2 Certificates for such Distribution Date.

“Class 2-A-2 Reimbursement Amount” means, as to any Distribution Date, the sum of (x) all Insured Payments and Avoided Payments paid by the Class 2-A-2 Insurer, but for which the Class 2-A-2 Insurer has not been reimbursed prior to such Distribution Date and (y) interest accrued on such Insured Payments and Avoided Payments not previously repaid calculated at the rate set forth in the insurance agreement.

“Class 2-A-2 Scheduled Payment” means, with respect to any Distribution Date with respect to the Class 2-A-2 Certificates during the Term of the Class 2-A-2 Policy, (a) with respect to any Distribution Date, the sum, without duplication, of (i) the Current Interest and Interest Carry Forward Amount due and payable on the Class 2-A-2 Certificates for such Distribution Date net of any interest shortfalls resulting from Prepayment Interest Shortfalls and any interest shortfalls resulting from the application of the Relief Act or similar state or local laws, (ii) at the election of the Class 2-A-2 Insurer in its sole discretion, any Applied Realized Loss Amount allocated to the Class 2-A-2 Certificates and (iii) the amount of interest that has accrued on any Applied Realized Loss Amount allocated to the Class 2-A-2 Certificates prior to such Distribution Date at the then-applicable Pass-Through Rate to the extent the Class 2-A-2 Insurer has not paid such Applied Realized Loss Amount and the Class 2-A-2 Certificateholders have not received any Subsequent Recovery relating to such Applied Realized Loss Amount and (b) on the Last Scheduled Distribution Date for the Class 2-A-2 Certificates, the sum of (i) the Certificate Principal Balance of the Class 2-A-2 Certificates and (ii) the amount of any Applied Realized Loss Amount allocated to the Class 2-A-2 Certificates prior to the Last Scheduled Distribution Date to the extent the Class 2-A-2 Insurer has not paid such Applied Realized Loss Amount and the Class 2-A-2 Certificateholders have not received any Subsequent Recovery relating to such Applied Realized Loss Amount (in each case after giving effect to all distributions to be made on such Distribution Date from sources other than the Class 2-A-2 Policy).

“Insolvency Proceeding” means the commencement after the Closing Date of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against any person, the commencement, after the date hereof, of any proceedings by or against any person for the winding up or liquidation of its affairs, or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to any person.

“Insured Amounts” means, with respect to any Distribution Date and the Class 2-A-2 Certificates, that portion of the Class 2-A-2 Scheduled Payments that shall become due for payment but shall be unpaid by reason of Nonpayment on such Distribution Date (which shall be equal to the amount of any related Class 2-A-2 Certificate Deficiency Amount).

“Insured Payments” means, with respect to any Distribution Date, the aggregate amount actually paid by the Class 2-A-2 Insurer to the Trustee in respect of Insured Amounts for a Distribution Date.

“Nonpayment” means, with respect to any Distribution Date, the failure of the Trustee to receive in full, in accordance with the terms of the Pooling and Servicing Agreement, funds legally available to pay all or a portion of the Class 2-A-2 Scheduled Payment that is due for payment with respect to such Distribution Date.

“Term of the Class 2-A-2 Policy” means the period from and including the Closing Date to and including the first date on which (i) all Class 2-A-2 Scheduled Payments have been paid that are required to be paid under the Pooling and Servicing Agreement; (ii) any period during which any Class 2-A-2 Scheduled Payment could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of(i) and (ii) above, a final and nonappealable order in resolution of each such proceeding has been entered; provided, further, that if the holders of Class 2-A-2 Certificates are required to return any Avoided Payment as a result of such Insolvency Proceeding, then the Term of the Class 2-A-2 Policy shall terminate on the date on which the Class 2-A-2 Insurer has made all payments required to be made under the terms of the Class 2-A-2 Policy in respect of all such Avoided Payments.

The Class 2-A-2 Policy is issued under and will be construed under, the laws of the State of New York.

THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW DOES NOT COVER THE CLASS 2-A-2 POLICY. THE FLORIDA INSURANCE GUARANTY ASSOCIATION CREATED UNDER PART II OF CHAPTER 631 OF THE FLORIDA INSURANCE CODE DOES NOT COVER THE CLASS 2-A-2 POLICY. IN THE EVENT THAT THE CLASS 2-A-2 INSURER WERE TO BECOME INSOLVENT, THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION, ESTABLISHED PURSUANT TO ARTICLE 14.2 OF CHAPTER I OF PART 2 OF DIVISION I OF THE CALIFORNIA INSURANCE CODE EXCLUDES FROM COVERAGE ANY CLAIMS ARISING UNDER THIS POLICY.

The Class 2-A-2 Policy is not cancelable. The premium on the Class 2-A-2 Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class 2-A-2 Certificates.

The Class 2-A-2 Policy and the obligations of the Class 2-A-2 Insurer thereunder will terminate without any action on the part of the Class 2-A-2 Insurer or any other person on the last date of the Term of the Class 2-A-2 Policy. Upon termination of the Class 2-A-2 Policy, the Trustee is required to deliver the original of the Class 2-A-2 Policy to the Class 2-A-2 Insurer.

The Class 2-A-2 Insurer

The following information has been supplied by the Class 2-A-2 Insurer for inclusion in this prospectus supplement. No representation is made by Depositor, the Sellers, the Master Servicer, the Trustee or the Underwriters as to the accuracy or completeness of the information.

The Class 2-A-2 Insurer accepts no responsibility for the accuracy or completeness of this prospectus supplement or any other information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Class 2-A-2 Insurer and its affiliates set forth under this heading. In addition, the Class 2-A-2 Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

General

XL Capital Assurance Inc. (the “Class 2-A-2 Insurer” or “XLCA”) is a monoline financial guaranty insurance company incorporated under the laws of the State of New York. The Class 2-A-2

Insurer is currently licensed to do insurance business in, and is subject to the insurance regulation and supervision by, all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Singapore.

The Class 2-A-2 Insurer is an indirect wholly owned subsidiary of XL Capital Ltd, a Cayman Islands exempted company (“XL Capital Ltd”). Through its subsidiaries, XL Capital Ltd is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis. The ordinary shares of XL Capital Ltd are publicly traded in the United States and listed on the New York Stock Exchange (NYSE: XL). XL Capital Ltd is not obligated to pay the debts of or claims against the Class 2-A-2 Insurer.

The Class 2-A-2 Insurer was formerly known as The London Assurance of America Inc. (“London”), which was incorporated on July 25, 1991 under the laws of the State of New York. On February 22, 2001, XL Reinsurance America Inc. ("XL Re") acquired 100% of the stock of London. XL Re merged its former financial guaranty subsidiary, known as XL Capital Assurance Inc. (formed September 13, 1999) with and into London, with London as the surviving entity. London immediately changed its name to XL Capital Assurance Inc. All previous business of London was 100% reinsured to Royal Indemnity Company, the previous owner at the time of acquisition.

Reinsurance

The Class 2-A-2 Insurer has entered into a facultative quota share reinsurance agreement with XL Financial Assurance Ltd. (“XLFA”), an insurance company organized under the laws of Bermuda, and an affiliate of the Class 2-A-2 Insurer. Pursuant to this reinsurance agreement, the Class 2-A-2 Insurer expects to cede up to 90% of its business to XLFA. The Class 2-A-2 Insurer may also cede reinsurance to third parties on a transaction-specific basis, which cessions may be any or a combination of quota share, first loss or excess of loss. Such reinsurance is used by the Class 2-A-2 Insurer as a risk management device and to comply with statutory and rating agency requirements and does not alter or limit the Class 2-A-2 Insurer's obligations under any financial guaranty insurance policy. With respect to any transaction insured by XLCA, the percentage of risk ceded to XLFA may be less than 90% depending on certain factors including, without limitation, whether XLCA has obtained third party reinsurance covering the risk. As a result, there can be no assurance as to the percentage reinsured by XLFA of any given financial guaranty insurance policy issued by XLCA, including the Policy.

Based on the audited financials of XLFA, as of December 31, 2004, XLFA had total assets, liabilities, redeemable preferred shares and shareholders’ equity of $1,173,450,000, $558,655,000, $39,000,000 and $575,795,000, respectively, determined in accordance with generally accepted accounting principles in the United States (“US GAAP”). XLFA’s insurance financial strength is rated “Aaa” by Moody’s and “AAA” by S&P and Fitch Inc. In addition, XLFA has obtained a financial enhancement rating of “AAA” from S&P.

The obligations of XLFA to the Class 2-A-2 Insurer under the reinsurance agreement described above are unconditionally guaranteed by XL Insurance (Bermuda) Ltd ("XLI"), a Bermuda exempted company and one of the world's leading excess commercial insurers. XLI is a wholly owned indirect subsidiary of XL Capital Ltd. In addition to A.M. Best’s financial strength rating of “A+” and issuer credit rating of “aa-”, XLI’s insurance financial strength rating is “Aa3” (Stable Outlook) by Moody’s, “A+” by Standard & Poor’s and “AA-” (Outlook Stable) by Fitch.

The rating agencies have taken certain actions with respect to XL Capital Ltd and various insurance operating subsidiaries of XL Capital Ltd, as described below. On November 22, 2005, Moody’s downgraded the senior debt rating of XL Capital Ltd from “A2” to “A3” and downgraded the other insurance financial strength ratings of various insurance operating subsidiaries of XL Capital Ltd (other than XLCA and XLFA) from “Aa2” to “Aa3”. On November 28, 2005, Standard & Poor’s downgraded the senior debt rating of XL Capital Ltd from “A” to “A-” and downgraded the counterparty credit and financial strength ratings of various insurance operating subsidiaries of XL Capital Ltd (other than XLCA and XLFA) from “AA-” to “A+”. On October 26, 2005, Fitch downgraded the long term issuer rating of

XL Capital Ltd from “A” to “A-” and the insurer financial strength ratings of various insurance operating subsidiaries of XL Capital Ltd (other than XLCA and XLFA) from “AA” to “AA-”. A.M. Best placed each of XL Capital Group’s (which does not include XLCA or XLFA) and XLI’s respective financial strength ratings of “A+” and their issuer credit ratings of “aa-” under review with negative implications on September 15, 2005.

The ratings of XLFA, XLI or any other member of the XL Capital Ltd group of companies are not recommendations to buy, sell or hold securities, including the Certificates and are subject to revision or withdrawal at any time by Moody’s, Standard & Poor’s or Fitch.

Notwithstanding the capital support provided to the Class 2-A-2 Insurer described in this section, the Certificateholders will have direct recourse against the Class 2-A-2 Insurer only, and neither XLFA nor XLI will be directly liable to the Certificateholders.

Financial Strength and Financial Enhancement Ratings of XLCA

The Class 2-A-2 Insurer's insurance financial strength is rated “Aaa” by Moody’s and “AAA” by Standard & Poor’s and Fitch, Inc. (“Fitch”). In addition, XLCA has obtained a financial enhancement rating of “AAA” from Standard & Poor’s. These ratings reflect Moody’s, Standard & Poor’s and Fitch's current assessment of the Class 2-A-2 Insurer's creditworthiness and claims-paying ability as well as the reinsurance arrangement with XLFA described under "Reinsurance" above.

The above ratings are not recommendations to buy, sell or hold securities, including the Certificates and are subject to revision or withdrawal at any time by Moody’s, Standard & Poor’s or Fitch. Any downward revision or withdrawal of these ratings may have an adverse effect on the market price of the Certificates. The Class 2-A-2 Insurer does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.

Capitalization of the Class 2-A-2 Insurer

Based on the audited financials of XLCA, as of December 31, 2004, XLCA had total assets, liabilities, and shareholder’s equity of $827,815,000, $593,849,000, and $233,966,000, respectively, determined in accordance with U.S. GAAP.

Based on the audited statutory financial statements for XLCA as of December 31, 2004 filed with the State of New York Insurance Department, XLCA has total admitted assets of $341,937,000, total liabilities of $143,494,000 and total capital and surplus of $198,443,000 determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities (“SAP”).

Incorporation by Reference of Financials

For further information concerning XLCA and XLFA, see the financial statements of XLCA and XLFA, and the notes thereto, incorporated by reference in this prospectus supplement. The financial statements of XLCA and XLFA are included as exhibits to the periodic reports filed with the Securities and Exchange Commission (the “Commission”) by XL Capital Ltd and may be reviewed at the EDGAR website maintained by the Commission. All financial statements of XLCA and XLFA included in, or as exhibits to, documents filed by XL Capital Ltd pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or prior to the date of this prospectus supplement, or after the date of this prospectus supplement but prior to termination of the offering of the Certificates, shall be deemed incorporated by reference in this prospectus supplement. Except for the financial statements of XLCA and XLFA, no other information contained in XL Capital Ltd's reports filed with the Commission is incorporated by reference. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by XLCA are available upon request to the State of New York Insurance Department.

Regulation of the Class 2-A-2 Insurer

The Class 2-A-2 Insurer is regulated by the Superintendent of Insurance of the State of New York. In addition, the Class 2-A-2 Insurer is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. As a financial guaranty insurance company licensed in the State of New York, the Class 2-A-2 Insurer is subject to Article 69 of the New York Insurance Law, which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, prescribes minimum standards of solvency, including minimum capital requirements, establishes contingency, loss and unearned premium reserve requirements, requires the maintenance of minimum surplus to policyholders and limits the aggregate amount of insurance which may be written and the maximum size of any single risk exposure which may be assumed. The Class 2-A-2 Insurer is also required to file detailed annual financial statements with the New York Insurance Department and similar supervisory agencies in each of the other jurisdictions in which it is licensed.

The extent of state insurance regulation and supervision varies by jurisdiction, but New York and most other jurisdictions have laws and regulations prescribing permitted investments and governing the payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

THE FINANCIAL GUARANTY INSURANCE POLICIES ISSUED BY THE CLASS 2-A-2 INSURER, INCLUDING THE INSURANCE POLICY, ARE NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

The principal executive offices of the Class 2-A-2 Insurer are located at 1221 Avenue of the Americas, New York, New York 10020 and its telephone number at this address is (212) 478-3400.

Additional Considerations Concerning the Class 2-A-2 Policy and the Class 2-A-2 Insurer

Pursuant to the terms of the Pooling and Servicing Agreement, unless the Class 2-A-2 Insurer fails to make a required payment under the Class 2-A-2 Policy, a proceeding in bankruptcy shall have been instituted by the Class 2-A-2 Insurer, or a decree or order for relief shall have been issued in respect of a proceeding in bankruptcy against the Class 2-A-2 Insurer and shall remain unstayed for a period of 60 consecutive days, the Class 2-A-2 Insurer will be entitled to exercise the Voting Rights of the Class 2-A-2 Certificateholders, without the consent of the Class 2-A-2 Certificateholders, and the Class 2-A-2 Certificateholders may exercise such rights only with the prior written consent of the Class 2-A-2 Insurer.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Offered Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of such excess will be applied to reduce the Certificate Principal Balances of the Class B, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of such class has been reduced to zero. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance of the Class 1-A Certificates has been reduced to zero, (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balances of the Class 2-A-2 and Class 2-A-1 Certificates, sequentially, in that order, until the Certificate Principal Balances of such classes have been reduced to zero; and (iii) if the aggregate Certificate Principal Balance of the Class 3-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3, the amount of such excess will be applied to reduce the Certificate Principal Balances of each class of Class 3-A

Certificates, on a pro rata basis according to their respective Certificate Principal Balances, until the Certificate Principal Balances of such classes have been reduced to zero. Any such reduction described in this paragraph is an “Applied Realized Loss Amount.”

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of such class as described in the definition of “Certificate Principal Balance” above.

Reports to Certificateholders

On each Distribution Date, the Trustee will forward to each certificateholder, the Class 2-A-2 Insurer, the Master Servicer and the Depositor a statement generally setting forth, among other information:

(1)           the amount of the related distribution to holders of the Certificates allocable to principal, separately identifying:

	(a)	the aggregate amount of any Principal Prepayments included therein, and
	(b)	the aggregate of all Scheduled Payments of principal included therein,
(2)	the amount of such distribution to holders of the LIBOR Certificates allocable to interest,
(3)	the Interest Carry Forward Amounts for each class of LIBOR Certificates (if any),

(4)           the Certificate Principal Balance of each class of Certificates after giving effect to (i) all distributions allocable to principal on such Distribution Date, (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date and (iii) the allocation of any Subsequent Recoveries for such Distribution Date,

(5)           the aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group for the following Distribution Date,

(6)           the amount of the Servicing Fees paid to or retained by the Master Servicer for the related Due Period,

(7)	the Pass-Through Rate for each class of LIBOR Certificates for such Distribution Date,

(8)           the amount of Advances for each Loan Group included in the distribution on such Distribution Date,

(9)	the number and aggregate principal amounts of Mortgage Loans in each Loan Group:
	(a)	delinquent (exclusive of related Mortgage Loans in foreclosure):

30 to 59 days,

60 to 89 days and

90 or more days, and

(b)       in foreclosure and delinquent:

30 to 59 days,

60 to 89 days and

90 or more days,

in each case as of the close of business on the last day of the calendar month preceding such Distribution Date,

(10)         with respect to any Mortgage Loan in each Loan Group that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance for such Distribution Date of such Mortgage Loan and the date of acquisition thereof,

(11)	whether a Trigger Event is in effect,

(12)         the total number and Stated Principal Balance of any REO Properties in each Loan Group as of the close of business on the Determination Date preceding such Distribution Date,

(13)         any Net Rate Carryover paid and all remaining Net Rate Carryover remaining on each class of Certificates on such Distribution Date,

(14)         any Net Swap Payment and any Swap Termination Payment (a) payable to the Swap Counterparty with respect to such Distribution Date or (b) payable to the Swap Contract Administrator for such Distribution Date and allocated to the swap trust,

(15)         the amount of Applied Realized Loss Amounts and Subsequent Recoveries, if any, applied to each class of Certificates for such Distribution Date,

(16)         all payments made by the Master Servicer in respect of Compensating Interest for such Distribution Date, and

(17)         all amounts paid to the Class 2-A-2 Insurer in respect of any premiums payable with respect to the Class 2-A-2 Policy and in respect of the Class 2-A-2 Reimbursement Amount for such Distribution Date.

The Trustee may, at its option, make the statements described above available to certificateholders and the Class 2-A-2 Insurer on the Trustee’s website. Assistance in using the Trustee’s website may be obtained by calling the Trustee’s customer service desk at (800) 254-2826. In addition, within 60 days after the end of each calendar year, the Trustee will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Sellers and the Trustee, with the consent of the NIM Insurer but without the consent of any of the certificateholders, for any of the purposes set forth under “The Agreements — Amendment” in the prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Sellers, the Trustee and the holders of a majority in interest of each class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

(1)           reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of such Certificate,

(2)           adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as set forth in clause (1) above, without the consent of the holders of Certificates of such class evidencing, as to such class, Percentage Interests aggregating 66%,

(3)           reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such class, or

(4)           adversely affect in any material respects the rights or interests of the Class 2-A-2 Insurer without its consent, which consent shall not be unreasonably withheld.

Optional Termination

The Master Servicer will have the right to purchase all remaining Mortgage Loans and REO Properties in the Trust Fund and thereby effect early retirement of all the Certificates, on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the Trust Fund is less than or equal to 10% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount (the “Optional Termination Date”). In the event such option is exercised by the Master Servicer, the purchase will be made at a price equal to the sum of:

(1)           100% of the Stated Principal Balance of each Mortgage Loan in the Trust Fund (other than in respect of REO Property) plus accrued interest thereon at the applicable Net Mortgage Rate, and

(2)           the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) in the Trust Fund;

provided, however, that (i) unless the NIM Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution on any NIM Insurer guaranteed notes that is sufficient (x) to pay such notes in full and (y) to pay any amounts due and payable to the NIM Insurer pursuant to the indenture related to such notes and (ii) unless the Class 2-A-2 Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution to the Class 2-A-2 Certificates and the Class 2-A-2 Insurer, respectively, that is sufficient (x) to pay the Class 2-A-2 Certificates in full and (y) to pay any amounts due and payable to the Class 2-A-2 Insurer pursuant to the Pooling and Servicing Agreement.

The NIM Insurer may also have the right to purchase all remaining Mortgage Loans and REO Properties in the Trust Fund.

Proceeds from a purchase will be distributed to the certificateholders and the Class 2-A-2 Insurer in the priority described above. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any purchase of the Mortgage Loans and REO Properties will result in an early retirement of the Certificates.

Optional Purchase of Defaulted Loans

As to any Mortgage Loan which is delinquent in payment by 150 days or more, the Master Servicer may, at its option but subject to certain conditions specified in the Pooling and Servicing Agreement, purchase such Mortgage Loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Mortgage Rate (less the Servicing Fee Rate) from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed to certificateholders.

Events of Default

Events of Default will consist of:

(1)           any failure by the Master Servicer to deposit in the Certificate Account or the Distribution Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five calendar days (or in the case of an Advance, one Business Day) after written notice of such failure shall have been given to the Master Servicer by the Trustee, the NIM Insurer or the Depositor, or to the Trustee, the NIM Insurer and the Master Servicer by the holders of Certificates evidencing not less than 25% of the Voting Rights,

(2)           any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which in each case continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, the NIM Insurer or the Depositor, or to the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights,

(3)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days,

(4)           the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer,

(5)           the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, or

(6)           the Master Servicer shall fail to reimburse, in full, the Trustee not later than 6:00 p.m., New York City time, on the Business Day following the related Distribution Date for any Advance made by the Trustee together with accrued and unpaid interest.

As of any date of determination:

•

holders of the Class P, Class C and Class A-R Certificates will each be allocated 1% of all voting rights in respect of the Certificates (collectively, the “Voting Rights”) (for a total of 3% of the Voting Rights), and

•	holders of the other classes of Certificates will be allocated the remaining Voting Rights in proportion to their respective outstanding Certificate Principal Balances.

Voting Rights will be allocated among the Certificates of each such class in accordance with their respective Percentage Interests. However, on any date on which any Class 2-A-2 Certificates are outstanding or any amounts are owed the Class 2-A-2 Insurer under the Pooling and Servicing Agreement, the Class 2-A-2 Insurer will have all of the Voting Rights of the Class 2-A-2 Certificates unless the Class 2-A-2 Insurer fails to make a required payment under the Class 2-A-2 Policy, a proceeding in bankruptcy shall have been instituted by the Class 2-A-2 Insurer, or a decree or order for relief shall have been issued in respect of a proceeding in bankruptcy against the Class 2-A-2 Insurer and shall remain unstayed for a period of 60 consecutive days.

Rights Upon Event of Default

So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, subject to the rights of the NIM Insurer, the Trustee shall, but only upon the receipt of instructions from the NIM Insurer or from holders of Certificates having not less than 25% of the Voting Rights (subject to the consent of the Class 2-A-2 Insurer, which consent shall not be unreasonably withheld) terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

No certificateholder, solely by virtue of such holder’s status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of the continuation of an Event of Default and unless the holders of

Certificates having not less than 25% of the Voting Rights have made a written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding and in such case such rights shall be subject to the rights of the NIM Insurer.

The Trustee

The Bank of New York will be the Trustee under the Pooling and Servicing Agreement. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Trustee. The Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust MBS Administration or at such other addresses as the Trustee may designate from time to time.

Restrictions on Transfer of the Class A-R Certificates

The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities — Restrictions on Ownership and Transfer of Residual Interest Securities.” The Class A-R Certificates (in addition to other ERISA restricted classes of Certificates, as described in the Pooling and Servicing Agreement), may not be acquired by a Plan or with assets of a Plan unless certain conditions are met. See “ERISA Considerations” in this prospectus supplement. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

Rights of the NIM Insurer Under the Pooling and Servicing Agreement

After the Closing Date, a separate trust or trusts may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer or insurers (the “NIM Insurer”) that would issue a policy will be a third party beneficiary of the Pooling and Servicing Agreement and will have a number of rights under the Pooling and Servicing Agreement, which will include the following:

•

the right to consent to the Master Servicer’s exercise of its discretion to waive assumption fees, late payment or other charges in connection with a Mortgage Loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 270 days, if the waivers or extensions relate to more than 5% of the Mortgage Loans;

•

the right to direct the Trustee to terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement relating to the Trust Fund and the assets of the Trust Fund following the occurrence of an event of default under the Pooling and Servicing Agreement;

•

the right to approve or reject the appointment of any successor servicer other than the Trustee, if the Master Servicer is required to be replaced and the Trustee is unwilling or unable to act as successor servicer;

•	the right to consent to any amendment to the Pooling and Servicing Agreement; and
•	each of the rights under “Risk Factors—Rights of the NIM Insurer” in this prospectus supplement.

You should note the rights that the NIM Insurer would have and carefully evaluate its potential impact on your investment.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on, each class of Offered Certificates generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans in the related

Loan Group or Loan Groups. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor’s equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status. Furthermore, as described under “The Mortgage Pool — Assignment of the Mortgage Loans” with respect to up to 50% of the Initial Mortgage Loans in each Loan Group and 90% of the Subsequent Mortgage Loans in each Loan Group (the “Delay Delivery Mortgage Loans”), the Depositor may deliver the related Mortgage Files after the Closing Date. Should a Seller fail to deliver to the Depositor or other designee of the Depositor all or a portion of any such Seller’s Mortgage Files relating to Mortgage Loans sold by it, or, at the Depositor’s direction, to the Trustee within the time periods described under “The Mortgage Pool — Assignment of the Mortgage Loans” Countrywide Home Loans will be required to use its best efforts to deliver a Substitute Mortgage Loan for the related Delay Delivery Mortgage Loan or repurchase the related Delay Delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans. In addition, no less than approximately 76.60%, 77.79% and 85.97% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2 and Loan Group 3, respectively, in each case by Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group, require the payment of a prepayment charge in connection with certain prepayments, generally no later than the first five years following origination of the related Mortgage Loan. These penalties, if enforced by the Master Servicer, may affect the rate of prepayments on the Mortgage Loans.

In addition, no less than approximately 33.19%, 16.55% and 46.95% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2 and Loan Group 3, respectively, in each case by Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group provide for only payments of interest and do not provide for any payments of principal for an extended period following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these Mortgage Loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only mortgage loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only mortgage loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the LIBOR Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the LIBOR Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the LIBOR Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

Prepayments and Yields for the LIBOR Certificates

The extent to which the yield to maturity of the LIBOR Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group or Loan Groups. In particular, in the case of a LIBOR Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the applicable Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a LIBOR Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general with respect to fixed rate mortgage loans, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans. In the event that Fixed Rate Mortgage Loans in either Loan Group with higher Mortgage Rates prepay at rates higher than other Mortgage Loans in that Loan Group, the applicable Net Rate Cap may be lower than otherwise would be the case. As a result, the interest payable on the related Certificates on a Distribution Date could be reduced because of the imposition of the applicable Net Rate Cap. No assurance can be given as to the level of prepayment that the Fixed Rate Mortgage Loans will experience.

As is the case with fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the Hybrid Mortgage Loans may differ as they approach their respective initial Adjustment Dates, and prepayments on Mortgage Loans with interest-only terms may differ as they approach the ends of their interest-only periods. No assurance can be given as to the level of prepayment that the Adjustable Rate Mortgage Loans will experience.

Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the Pass-Through Rates on the LIBOR Certificates and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the LIBOR Certificates. The Mortgage Rate applicable to all or substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the applicable Net Rate Cap. In addition, it is expected that a substantial portion of the Adjustable Rate Mortgage Loans will have Mortgage Rates which will not adjust for a substantial period of time after origination. See “The Mortgage Pool” in this prospectus supplement.

Although amounts allocated to the Trust Fund in respect of the Swap Contract will be available to cover any unpaid Current Interest, Interest Carry Forward Amounts, Net Rate Carryover and Unpaid Realized Loss Amounts with respect to the LIBOR Certificates and to restore or maintain overcollateralization for those Certificates to the extent described under “Description of the Certificates — The Swap Contract” above, on or prior to the Swap Contract Termination Date, there is no assurance that funds will be available or sufficient to pay such amounts.

In addition, for so long as one-month LIBOR is less than 4.87000% (or, in cases where the accrual period for the floating rate payment payable by the swap counterparty is not 30 days, 4.87000% multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in that accrual period), the Trust will be required to cover Net Swap Payments due to the Swap Counterparty, thereby reducing the amount of available funds that are available to make distributions on the LIBOR Certificates. In addition, any Swap Termination Payment payable to the Swap Counterparty (other than a Swap Termination Payment resulting from a Swap Counterparty Trigger Event) in the event of early termination of the Swap Contract will reduce amounts available for distribution to holders of the LIBOR Certificates. As of December 22, 2005, One-Month LIBOR is 4.37875%.

Last Scheduled Distribution Date

Assuming that, among other things, (1) no prepayments are received on the Mortgage Loans and (2) scheduled monthly payments of principal of and interest on each of the Mortgage Loans are timely received, the Distribution Date (the “Last Scheduled Distribution Date”) that occurs six months following the Distribution Date (or, in the case of the Class A-R Certificates, zero months) on which the Certificate Principal Balance of the applicable class of Certificates would be reduced to zero is:

Class of Certificates	Distribution Date

Class 1-A	January 2036
Class 2-A-1	January 2036
Class 2-A-2	January 2036
Class 3-A-1	October 2027
Class 3-A-2	August 2034
Class 3-A-3	January 2036
Class M-1	December 2035
Class M-2	December 2035
Class M-3	December 2035
Class M-4	November 2035
Class M-5	November 2035
Class M-6	October 2035
Class M-7	September 2035
Class M-8	August 2035
Class B	July 2035
Class A-R	January 2006

The actual final Distribution Date with respect to each class of these Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

(1)           prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof, and

(2)           the Master Servicer may purchase all the Mortgage Loans in the Trust Fund when the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the Trust Fund is less than or equal to 10% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

Prepayment Model

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement (“Prepayment Models”) are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement (the “Fixed Rate Prepayment Vector” or “FRPV”) is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 100% FRPV assumes a constant prepayment rate (“CPR”) of 2.2% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.2% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 100% FRPV assumes a CPR of 22% per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement (“Adjustable Rate Prepayment Vector” or “ARPV”) represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. 100% ARPV assumes 6% CPR in month 1, an additional 1/11th of 22% CPR for each month thereafter, increasing to 28% CPR in month 12 and remaining constant at 28% CPR until month 33, increasing to and remaining constant at 50% CPR from month 34 until month 38, decreasing 1/4th of 20% CPR for each month thereafter, decreasing to 30% CPR in month 42 and remaining constant at 30% CPR from month 43 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of ARPV. As used in the tables, 100% of the applicable Prepayment Model means 100% FRPV or 100% ARPV, as the case may be.

There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors’ housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

Decrement Tables; Weighted Average Lives

The tables below set forth the percentages of the initial Certificate Principal Balance of each class of Offered Certificates that will be outstanding as of the twelfth Distribution Date and every twelfth Distribution Date thereafter at the respective percentages of the Prepayment Model. Those percentages have been rounded to the nearest whole percentages, and an asterisk (*) indicates a percentage less than 0.5% and greater than 0%. In addition, the tables below set forth the weighted average lives of each class of Offered Certificates to maturity and to optional termination at the respective percentages of the Prepayment Model. Each weighted average life of any Certificate presented below is determined by (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the initial respective Certificate Principal Balance for such class of Certificates. The following tables have been prepared on the basis of the following assumptions (collectively, the “Modeling Assumptions”):

(1)	the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model,

(2)           distributions on the Certificates are received, in cash, on the 25th day of each month, commencing in January 2006, in accordance with the payment priorities defined in this prospectus supplement,

(3)           no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the Mortgage Loans occur,

(4)           Scheduled Payments are assumed to be received on the first day of each month commencing in January 2006, and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in December 2005, and include 30 days’ interest thereon,

(5)           the level of the Mortgage Index remains constant at 4.580% per annum, and the level of One-Month LIBOR remains constant at 4.220% per annum,

(6)           the Pass-Through Margins for the LIBOR Certificates remain constant at the rates applicable on or prior to the Optional Termination Date and the Pass-Through Margins for such Certificates are adjusted accordingly on any Distribution Date after the Optional Termination Date,

(7)	the Certificates are issued on December 28, 2005,

(8)           the Mortgage Rate for each Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of

(a)	the assumed level of the Mortgage Index, and

(b)           the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors),

(9)           except as indicated with respect to the weighted average lives to maturity, the optional termination is exercised on the Optional Termination Date,

(10)         the scheduled monthly payment for each Mortgage Loan, except for the interest-only Mortgage Loans during their respective interest-only periods, is calculated based on its principal balance, mortgage rate and remaining amortization term so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan over the remaining term to maturity (except in the case of balloon loans), as indicated in the table below,

(11)         any Mortgage Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term, and at the end of the remaining interest-only term, any such Mortgage Loan will amortize in amounts sufficient to repay the current balance of any Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term based on the applicable amortization method,

(12)         scheduled monthly payments on each Adjustable Rate Mortgage Loan will be adjusted in the month immediately following each related interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above,

(13)         the scheduled amortization for all Mortgage Loans is based upon their respective gross interest rates,

(14)         all of the Pre-Funded Amount, if any, is used to purchase Subsequent Mortgage Loans for inclusion on the Closing Date, and

(15)	the Mortgage Loans having the approximate characteristics described below:

Principal Balance ($)	Loan Group	Gross Mortgage Rate (%)	Adjusted Net Mortgage Rate( %)	Remaining Amortization Term (months)	Remaining Balloon Term (months)	Age (months)	Loan Type	Gross Margin (%)	Months To Next Rate Adjustment	Adjustment Frequency (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Original Interest Only Term (months)	Index
78,572.29	1	5.990000	5.481000	355	355	5	Adjustable	5.740000	1	6	2.000000	1.000000	11.990000	5.990000	N/A	LIBOR_6MO
154,661.51	1	8.415000	7.906000	356	356	4	Adjustable	6.750000	2	6	2.000000	1.500000	15.415000	8.415000	N/A	LIBOR_6MO
2,220,686.47	1	7.058403	6.549403	355	355	5	Adjustable	5.757413	7	6	2.000000	1.500000	14.058403	7.058403	N/A	LIBOR_6MO
3,087,149.38	1	7.302392	6.793392	355	355	5	Adjustable	6.357459	7	6	2.000000	1.515024	14.302392	7.302392	N/A	LIBOR_6MO
171,224.53	1	7.990000	7.481000	355	355	5	Adjustable	6.750000	7	6	2.000000	1.500000	14.990000	7.990000	N/A	LIBOR_6MO
122,891.64	1	8.390000	7.881000	356	356	4	Adjustable	5.990000	8	6	2.000000	1.500000	15.390000	8.390000	N/A	LIBOR_6MO
41,213,944.27	1	7.431552	6.922552	356	356	4	Adjustable	6.211108	20	6	3.000000	1.604811	14.055281	7.431552	N/A	LIBOR_6MO
196,669.47	1	6.300000	5.791000	356	356	4	Adjustable	5.990000	20	6	3.000000	2.000000	13.300000	6.300000	N/A	LIBOR_6MO
5,731,666.10	1	7.814721	7.305721	356	356	4	Adjustable	6.312086	20	6	3.000000	1.844899	14.539408	7.814721	N/A	LIBOR_6MO
419,397.54	1	7.339814	6.830814	356	356	4	Adjustable	6.843555	20	6	3.000000	1.374101	14.339814	7.339814	N/A	LIBOR_6MO
314,915.16	1	7.125120	6.616120	356	356	4	Adjustable	6.703765	20	6	3.000000	1.000000	13.810539	7.125120	N/A	LIBOR_6MO
153,852.82	1	7.140000	6.631000	356	356	4	Adjustable	5.990000	20	6	3.000000	2.000000	14.140000	7.140000	N/A	LIBOR_6MO
55,802,355.17	1	7.506451	6.997451	356	356	4	Adjustable	6.431454	20	6	3.000000	1.590429	14.041838	7.503771	N/A	LIBOR_6MO
665,484.70	1	7.419512	6.910512	353	353	7	Adjustable	6.820870	17	6	3.000000	1.272822	14.006527	7.419512	N/A	LIBOR_6MO
126,796.92	1	9.040000	8.531000	348	348	12	Adjustable	5.990000	12	6	3.000000	2.000000	16.040000	9.040000	N/A	LIBOR_6MO
293,560.46	1	7.167897	6.658897	357	357	3	Adjustable	6.264344	21	6	2.306894	1.231035	13.629968	6.264344	N/A	LIBOR_6MO
6,350,093.77	1	7.932962	7.423962	355	355	5	Adjustable	6.951660	19	6	3.000000	1.387815	14.655188	7.932962	N/A	LIBOR_6MO
7,118,514.40	1	7.738818	7.229818	356	356	4	Adjustable	6.586881	20	6	3.000000	1.533785	14.401869	7.721087	N/A	LIBOR_6MO
486,433.25	1	6.576281	6.067281	353	353	7	Adjustable	6.252303	17	6	3.000000	1.000000	13.139103	6.576281	N/A	LIBOR_6MO
10,352,306.16	1	7.171438	6.662438	355	355	5	Adjustable	6.627108	19	6	3.000000	1.000000	13.642678	7.161321	N/A	LIBOR_6MO
38,323.40	1	8.750000	8.241000	353	353	7	Adjustable	8.625000	17	6	3.000000	1.000000	14.750000	8.750000	N/A	LIBOR_6MO
821,203.07	1	7.237405	6.728405	352	352	8	Adjustable	6.309962	16	6	3.000000	1.000000	13.237405	7.237405	N/A	LIBOR_6MO
66,861.86	1	9.000000	8.491000	354	354	6	Adjustable	8.875000	18	6	3.000000	1.000000	15.000000	9.000000	N/A	LIBOR_6MO
1,522,340.48	1	7.220780	6.711780	355	355	5	Adjustable	6.301832	19	6	3.000000	2.000000	14.220780	7.220780	N/A	LIBOR_6MO
304,174.20	1	7.940000	7.431000	351	351	9	Adjustable	7.690000	15	6	3.000000	1.000000	13.940000	7.940000	N/A	LIBOR_6MO
552,414.67	1	6.699961	6.190961	355	355	5	Adjustable	5.881010	19	6	3.000000	1.000000	12.784011	6.699961	N/A	LIBOR_6MO
714,441.32	1	7.728027	7.219027	355	355	5	Adjustable	6.278747	19	6	3.000000	1.357954	14.085982	7.728027	N/A	LIBOR_6MO
383,707.23	1	6.386962	5.877962	356	356	4	Adjustable	6.136962	20	6	3.000000	1.000000	12.386962	6.386962	N/A	LIBOR_6MO
109,523.42	1	6.250000	5.741000	240	357	3	Adjustable	5.750000	21	6	3.000000	1.000000	11.250000	6.250000	120	LIBOR_6MO
4,250,577.91	1	7.489317	6.980317	336	354	6	Adjustable	6.369870	18	6	2.164403	1.721468	14.489317	7.489317	24	LIBOR_6MO
6,404,919.97	1	7.051323	6.542323	300	355	5	Adjustable	6.168372	19	6	2.539579	1.504446	13.717739	7.039737	60	LIBOR_6MO
228,608.39	1	7.032072	6.523072	300	356	4	Adjustable	6.032072	20	6	3.000000	1.000000	13.032072	7.032072	60	LIBOR_6MO
1,122,211.62	1	6.464422	5.955422	240	357	3	Adjustable	5.964422	21	6	3.000000	1.000000	11.464422	6.464422	120	LIBOR_6MO
878,370.15	1	6.772629	6.263629	336	355	5	Adjustable	5.990000	19	6	3.000000	2.000000	13.772629	6.772629	24	LIBOR_6MO
188,851.15	1	7.140000	6.631000	336	356	4	Adjustable	6.990000	20	6	3.000000	2.000000	14.140000	7.140000	24	LIBOR_6MO
999,349.96	1	7.085187	6.576187	300	356	4	Adjustable	6.122965	20	6	2.236329	1.763671	13.848859	7.085187	60	LIBOR_6MO
175,069.11	1	6.890000	6.381000	300	356	4	Adjustable	5.990000	20	6	2.000000	2.000000	13.890000	6.890000	60	LIBOR_6MO
634,795.23	1	6.873560	6.364560	300	355	5	Adjustable	6.182262	19	6	3.000000	1.000000	13.135412	6.742634	60	LIBOR_6MO
3,306,938.52	1	7.139188	6.630188	240	357	3	Adjustable	6.639188	21	6	3.000000	1.000000	12.139188	7.139661	120	LIBOR_6MO
7,848,336.00	1	6.802838	6.293838	336	355	5	Adjustable	6.111698	19	6	2.566776	1.859832	13.802838	6.766542	24	LIBOR_6MO
214,971.83	1	6.575000	6.066000	336	353	7	Adjustable	5.990000	17	6	3.000000	2.000000	13.575000	6.575000	24	LIBOR_6MO
522,733.43	1	6.903605	6.394605	336	355	5	Adjustable	6.094535	19	6	1.500000	1.500000	13.903605	6.903605	24	LIBOR_6MO
162,963.16	1	7.790000	7.281000	336	354	6	Adjustable	6.790000	18	6	1.500000	1.500000	14.790000	7.790000	24	LIBOR_6MO
27,804,599.97	1	6.650631	6.141631	300	356	4	Adjustable	5.960887	20	6	2.483767	1.572109	13.238934	6.651586	60	LIBOR_6MO
369,228.20	1	6.541898	6.032898	300	354	6	Adjustable	5.634269	18	6	3.000000	1.000000	12.541898	6.264786	60	LIBOR_6MO
1,121,652.89	1	6.906658	6.397658	300	355	5	Adjustable	6.353196	19	6	3.000000	1.000000	13.029531	6.906658	60	LIBOR_6MO
801,352.14	1	6.986340	6.477340	300	357	3	Adjustable	5.786414	21	6	2.689730	1.000000	13.356572	6.356572	60	LIBOR_6MO
2,789,937.25	1	6.914425	6.405425	300	355	5	Adjustable	6.294006	19	6	3.000000	1.000000	13.164867	6.914425	60	LIBOR_6MO
3,045,806.90	1	7.103127	6.594127	300	356	4	Adjustable	5.972943	20	6	2.672630	1.404531	13.701495	7.079050	60	LIBOR_6MO
383,848.33	1	6.878428	6.369428	300	355	5	Adjustable	6.378428	19	6	3.000000	1.000000	13.878428	6.878428	60	LIBOR_6MO
18,818,442.74	1	6.738753	6.229753	300	355	5	Adjustable	6.180065	19	6	3.000000	1.000000	12.965120	6.724754	60	LIBOR_6MO
209,119.05	1	6.725000	6.216000	300	357	3	Adjustable	5.975000	21	6	3.000000	1.000000	12.725000	6.725000	60	LIBOR_6MO
686,755.14	1	6.453493	5.944493	300	354	6	Adjustable	5.053493	18	6	3.000000	1.000000	12.453493	6.453493	60	LIBOR_6MO
791,628.98	1	6.574719	6.065719	336	354	6	Adjustable	6.468386	18	6	3.000000	2.000000	13.574719	6.574719	24	LIBOR_6MO
2,139,355.22	1	6.257050	5.748050	300	355	5	Adjustable	6.254852	19	6	2.054628	1.847434	13.153453	6.257050	60	LIBOR_6MO
182,506.32	1	6.340000	5.831000	300	353	7	Adjustable	5.340000	17	6	3.000000	1.000000	12.340000	6.340000	60	LIBOR_6MO
152,719.86	1	7.140000	6.631000	300	355	5	Adjustable	6.140000	19	6	3.000000	1.000000	13.140000	7.140000	60	LIBOR_6MO
120,313.17	1	6.140000	5.631000	300	354	6	Adjustable	5.140000	18	6	3.000000	1.000000	12.140000	6.140000	60	LIBOR_6MO
922,498.20	1	6.116019	5.607019	300	355	5	Adjustable	5.512307	19	6	3.000000	1.000000	12.116019	6.116019	60	LIBOR_6MO
8,643,544.08	1	7.805665	7.296665	355	355	5	Adjustable	6.473012	31	6	2.842415	1.570559	14.449451	7.800868	N/A	LIBOR_6MO
77,324.37	1	8.150000	7.641000	357	357	3	Adjustable	7.150000	33	6	3.000000	1.000000	14.150000	8.150000	N/A	LIBOR_6MO
116,113.71	1	8.440000	7.931000	356	356	4	Adjustable	6.990000	32	6	3.000000	2.000000	15.440000	8.440000	N/A	LIBOR_6MO
193,042.97	1	5.990000	5.481000	357	357	3	Adjustable	4.990000	33	6	3.000000	1.000000	11.990000	5.990000	N/A	LIBOR_6MO
2,118,549.51	1	7.677949	7.168949	355	355	5	Adjustable	6.830098	31	6	3.000000	1.641962	14.319910	7.623200	N/A	LIBOR_6MO
673,135.50	1	7.375228	6.866228	353	353	7	Adjustable	5.935642	29	6	3.000000	1.476051	13.851279	7.375228	N/A	LIBOR_6MO
1,455,351.14	1	7.358124	6.849124	355	355	5	Adjustable	6.628127	31	6	3.000000	1.274647	13.842512	7.358124	N/A	LIBOR_6MO
949,932.25	1	7.485880	6.976880	357	357	3	Adjustable	7.395073	33	6	3.000000	1.319618	13.805498	7.485880	N/A	LIBOR_6MO
2,558,768.06	1	7.534541	7.025541	353	353	7	Adjustable	7.284989	29	6	3.000000	1.000000	13.534541	7.534541	N/A	LIBOR_6MO
146,706.09	1	7.740000	7.231000	356	356	4	Adjustable	5.990000	32	6	3.000000	2.000000	14.740000	7.740000	N/A	LIBOR_6MO
60,297.67	1	6.250000	5.741000	354	354	6	Adjustable	4.850000	30	6	3.000000	1.000000	12.250000	6.250000	N/A	LIBOR_6MO
86,808.00	1	8.825000	8.316000	356	356	4	Adjustable	8.700000	32	6	3.000000	1.000000	14.825000	8.825000	N/A	LIBOR_6MO
260,741.23	1	8.300000	7.791000	324	354	6	Adjustable	8.300000	30	6	3.000000	1.000000	14.300000	8.300000	36	LIBOR_6MO

6,038,500.92	1	7.764828	7.255828	300	356	4	Adjustable	7.062474	32	6	2.190049	1.362981	14.374704	7.664175	60	LIBOR_6MO
273,303.37	1	7.990000	7.481000	300	357	3	Adjustable	6.990000	33	6	3.000000	1.000000	13.990000	7.990000	60	LIBOR_6MO
251,374.32	1	6.750000	6.241000	300	357	3	Adjustable	5.750000	33	6	3.000000	1.000000	12.750000	6.750000	60	LIBOR_6MO
100,571.62	1	5.625000	5.116000	300	357	3	Adjustable	4.875000	33	6	3.000000	1.000000	11.625000	5.625000	60	LIBOR_6MO
311,958.25	1	7.500000	6.991000	300	357	3	Adjustable	7.000000	33	6	3.000000	1.000000	14.500000	7.500000	60	LIBOR_6MO
139,600.88	1	6.500000	5.991000	300	357	3	Adjustable	5.000000	33	6	3.000000	1.000000	12.500000	6.500000	60	LIBOR_6MO
208,592.98	1	6.650000	6.141000	300	355	5	Adjustable	6.400000	31	6	3.000000	1.000000	12.650000	6.650000	60	LIBOR_6MO
291,431.85	1	6.841768	6.332768	324	355	5	Adjustable	6.352912	31	6	3.000000	1.488856	13.330625	6.841768	36	LIBOR_6MO
232,245.94	1	8.434804	7.925804	324	354	6	Adjustable	8.434804	30	6	3.000000	1.000000	14.434804	8.434804	36	LIBOR_6MO
285,415.38	1	7.149055	6.640055	324	354	6	Adjustable	6.149055	30	6	2.204726	1.734909	14.149055	7.149055	36	LIBOR_6MO
264,465.41	1	6.890000	6.381000	324	354	6	Adjustable	5.990000	30	6	1.500000	1.500000	13.890000	6.890000	36	LIBOR_6MO
3,450,420.27	1	6.849864	6.340864	300	356	4	Adjustable	6.476741	32	6	2.505679	1.483521	13.358350	6.828368	60	LIBOR_6MO
106,531.42	1	6.390000	5.881000	300	348	12	Adjustable	6.140000	24	6	3.000000	1.000000	12.390000	6.390000	60	LIBOR_6MO
182,444.36	1	6.590000	6.081000	300	354	6	Adjustable	6.375000	30	6	3.000000	1.000000	12.590000	6.375000	60	LIBOR_6MO
940,812.06	1	6.991109	6.482109	300	356	4	Adjustable	6.198372	32	6	2.714145	1.127487	13.607065	6.991109	60	LIBOR_6MO
790,045.15	1	7.178767	6.669767	300	356	4	Adjustable	6.734925	32	6	2.603489	1.396511	13.575279	7.178767	60	LIBOR_6MO
5,217,403.62	1	6.653860	6.144860	300	355	5	Adjustable	6.297296	31	6	3.000000	1.000000	12.752401	6.653860	60	LIBOR_6MO
157,744.24	1	7.490000	6.981000	356	356	4	Adjustable	5.990000	56	6	3.000000	2.000000	14.490000	7.490000	N/A	LIBOR_6MO
253,781.49	1	6.833518	6.324518	357	357	3	Adjustable	6.046040	57	6	3.000000	1.488029	13.321547	6.833518	N/A	LIBOR_6MO
70,463.63	1	9.720000	9.211000	349	349	11	Adjustable	6.750000	49	6	3.000000	2.000000	16.720000	9.720000	N/A	LIBOR_6MO
185,498.26	1	6.500000	5.991000	240	353	7	Adjustable	2.750000	53	6	6.000000	2.000000	12.500000	6.500000	120	LIBOR_6MO
1,107,962.86	1	6.654942	6.145942	300	354	6	Adjustable	5.902168	54	6	3.000000	1.176500	12.831442	6.654942	60	LIBOR_6MO
77,262.21	1	6.540000	6.031000	116	116	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
77,440.33	1	7.540000	7.031000	116	116	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
97,887.21	1	6.830000	6.321000	117	117	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
513,179.02	1	7.107375	6.598375	177	177	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
159,585.51	1	7.140000	6.631000	177	177	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,716,351.39	1	6.624632	6.115632	176	176	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
215,408.85	1	6.445329	5.936329	177	177	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
86,689.68	1	6.840000	6.331000	177	177	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
239,712.82	1	7.807373	7.298373	177	177	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
669,081.08	1	6.443614	5.934614	177	177	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
313,443.72	1	6.664464	6.155464	236	236	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
250,517.15	1	5.990000	5.481000	235	235	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
82,246.30	1	7.590000	7.081000	237	237	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
198,515.85	1	6.720929	6.211929	236	236	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
587,571.69	1	7.096967	6.587967	237	237	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
927,154.91	1	6.728517	6.219517	237	237	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
61,446.32	1	8.610000	8.101000	237	237	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
123,379.58	1	6.590000	6.081000	296	296	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
156,494.69	1	6.690000	6.181000	296	296	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
137,815.38	1	7.570000	7.061000	297	297	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10,062,117.17	1	7.171290	6.662290	356	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
869,764.54	1	6.552757	6.043757	356	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
108,950.42	1	6.790000	6.281000	357	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
798,363.91	1	6.692753	6.183753	357	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,299,820.58	1	7.038972	6.529972	357	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
575,584.88	1	6.732263	6.223263	357	357	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
272,407.07	1	7.020000	6.511000	357	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,248,778.01	1	7.678969	7.169969	357	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
911,290.15	1	7.181234	6.672234	357	357	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
104,166.37	1	8.375000	7.866000	358	358	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
18,563,690.67	1	6.602056	6.093056	356	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,984,024.52	1	6.998680	6.489680	357	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
349,240.85	1	6.821933	6.312933	357	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
337,162.63	1	6.862277	6.353277	357	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3,503,099.56	1	7.359525	6.850525	356	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4,246,278.90	1	6.971611	6.462611	357	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
21,579,606.39	1	6.782201	6.273201	356	356	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
148,568.65	1	6.250000	5.741000	357	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
300,953.80	1	6.900000	6.391000	357	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
314,750.92	1	8.607278	8.098278	355	355	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
276,749.65	1	7.505987	6.996987	356	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
756,735.39	1	8.791253	8.282253	358	358	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
188,106.17	1	7.500000	6.991000	180	235	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
1,434,438.20	1	7.387932	6.878932	300	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
508,445.39	1	6.380110	5.871110	300	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
87,068.95	1	6.375000	5.866000	300	353	7	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
107,090.15	1	6.375000	5.866000	300	353	7	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
320,339.22	1	7.240000	6.731000	300	354	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
325,926.53	1	6.790000	6.281000	300	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
312,703.23	1	7.440536	6.931536	300	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
125,155.79	1	7.140000	6.631000	300	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
189,303.50	1	6.150000	5.641000	240	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
2,051,857.46	1	6.619197	6.110197	300	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
189,967.96	1	6.990000	6.481000	300	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
245,562.36	1	6.670546	6.161546	300	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A

2,698,994.25	1	6.927611	6.418611	300	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
621,169.80	1	7.157285	6.648285	357	177	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
165,814.62	1	7.040000	6.531000	355	175	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
112,988.67	1	6.690000	6.181000	357	177	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
140,346.47	1	6.250000	5.741000	357	177	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
622,973.63	1	6.622854	6.113854	357	177	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,194,949.62	1	6.752914	6.243914	357	177	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
192,394.50	2	5.990000	5.481000	355	355	5	Adjustable	5.990000	1	6	2.000000	1.500000	12.990000	5.990000	N/A	LIBOR_6MO
110,439.39	2	6.270000	5.761000	354	354	6	Adjustable	6.020000	6	6	2.000000	1.000000	12.270000	6.270000	N/A	LIBOR_6MO
69,026.49	2	5.490000	4.981000	354	354	6	Adjustable	5.240000	6	6	2.000000	1.000000	11.490000	5.490000	N/A	LIBOR_6MO
857,294.24	2	7.445863	6.936863	356	356	4	Adjustable	5.289023	8	6	2.000000	1.500000	14.445863	7.445863	N/A	LIBOR_6MO
489,922.97	2	7.072692	6.563692	355	355	5	Adjustable	6.284743	7	6	2.000000	1.500000	14.072692	7.072692	N/A	LIBOR_6MO
169,388.50	2	5.590000	5.081000	355	355	5	Adjustable	5.990000	7	6	2.000000	1.500000	12.590000	5.590000	N/A	LIBOR_6MO
210,980.99	2	8.515000	8.006000	356	356	4	Adjustable	6.990000	8	6	2.000000	1.500000	15.515000	8.515000	N/A	LIBOR_6MO
42,088,557.97	2	7.389894	6.880894	355	355	5	Adjustable	6.045753	19	6	2.992912	1.429862	13.877777	7.372085	N/A	LIBOR_6MO
523,169.02	2	7.984804	7.475804	357	357	3	Adjustable	6.984804	21	6	3.000000	1.000000	13.984804	7.984804	N/A	LIBOR_6MO
2,776,688.10	2	7.698493	7.189493	355	355	5	Adjustable	6.268178	19	6	2.914714	1.896668	14.623590	7.698493	N/A	LIBOR_6MO
285,291.06	2	6.500000	5.991000	354	354	6	Adjustable	6.250000	18	6	3.000000	1.000000	13.500000	6.250000	N/A	LIBOR_6MO
391,265.71	2	7.026559	6.517559	355	355	5	Adjustable	6.428228	19	6	3.000000	1.000000	13.026559	7.026559	N/A	LIBOR_6MO
735,721.82	2	6.523170	6.014170	354	354	6	Adjustable	5.123170	18	6	3.000000	1.000000	12.523170	6.523170	N/A	LIBOR_6MO
114,964.57	2	7.990000	7.481000	354	354	6	Adjustable	4.630000	18	6	3.000000	1.000000	13.990000	7.990000	N/A	LIBOR_6MO
2,731,893.02	2	6.891587	6.382587	354	354	6	Adjustable	6.353648	18	6	3.000000	1.000000	13.001744	6.891587	N/A	LIBOR_6MO
270,004.99	2	7.008265	6.499265	354	354	6	Adjustable	5.710102	18	6	3.000000	1.000000	13.008265	7.008265	N/A	LIBOR_6MO
43,934,326.88	2	7.393699	6.884699	355	355	5	Adjustable	6.272179	19	6	2.924487	1.582741	14.003452	7.362212	N/A	LIBOR_6MO
1,371,637.47	2	7.700529	7.191529	355	355	5	Adjustable	6.920409	19	6	3.000000	1.120477	13.821006	7.700529	N/A	LIBOR_6MO
81,002.56	2	8.690000	8.181000	349	349	11	Adjustable	5.990000	13	6	3.000000	2.000000	15.690000	8.690000	N/A	LIBOR_6MO
1,453,246.24	2	7.120284	6.611284	354	354	6	Adjustable	6.175482	18	6	3.000000	1.209909	13.684426	7.120284	N/A	LIBOR_6MO
73,268.06	2	9.690000	9.181000	347	347	13	Adjustable	6.990000	11	6	3.000000	2.000000	16.690000	9.690000	N/A	LIBOR_6MO
755,494.58	2	6.723343	6.214343	356	356	4	Adjustable	5.919033	20	6	3.000000	1.000000	13.723343	6.723343	N/A	LIBOR_6MO
13,509,041.81	2	7.246519	6.737519	354	354	6	Adjustable	6.244010	18	6	3.000000	1.231590	13.798383	7.238405	N/A	LIBOR_6MO
12,906,795.91	2	7.405700	6.896700	355	355	5	Adjustable	6.255706	19	6	2.987580	1.374593	13.961416	7.404164	N/A	LIBOR_6MO
3,951,375.53	2	6.972787	6.463787	354	354	6	Adjustable	6.488779	18	6	3.000000	1.000000	13.904472	6.972787	N/A	LIBOR_6MO
25,935,912.85	2	7.055742	6.546742	354	354	6	Adjustable	6.671601	18	6	3.000000	1.003211	13.379414	7.055742	N/A	LIBOR_6MO
165,388.73	2	6.955458	6.446458	350	350	10	Adjustable	6.705458	14	6	3.000000	1.000000	12.955458	6.955458	N/A	LIBOR_6MO
66,755.77	2	8.050000	7.541000	354	354	6	Adjustable	6.650000	18	6	3.000000	1.000000	14.050000	8.050000	N/A	LIBOR_6MO
116,127.62	2	7.890000	7.381000	356	356	4	Adjustable	6.890000	20	6	3.000000	2.000000	14.890000	7.890000	N/A	LIBOR_6MO
8,278,417.16	2	6.720915	6.211915	354	354	6	Adjustable	5.336626	18	6	3.000000	1.000000	12.720915	6.720915	N/A	LIBOR_6MO
498,459.55	2	7.675226	7.166226	355	355	5	Adjustable	6.883455	19	6	3.000000	1.000000	13.675226	7.675226	N/A	LIBOR_6MO
1,096,561.59	2	7.496358	6.987358	353	353	7	Adjustable	6.564316	17	6	2.746870	1.218851	13.799586	7.496358	N/A	LIBOR_6MO
2,107,694.71	2	7.398032	6.889032	353	353	7	Adjustable	6.643558	17	6	3.000000	1.068559	14.104913	7.398032	N/A	LIBOR_6MO
123,370.82	2	8.990000	8.481000	354	354	6	Adjustable	7.990000	18	6	3.000000	2.000000	15.990000	8.990000	N/A	LIBOR_6MO
940,737.35	2	6.644414	6.135414	354	354	6	Adjustable	6.339391	18	6	3.000000	1.000000	12.644414	6.644414	N/A	LIBOR_6MO
55,249.80	2	7.750000	7.241000	354	354	6	Adjustable	7.500000	18	6	3.000000	1.000000	13.750000	7.750000	N/A	LIBOR_6MO
115,491.24	2	6.500000	5.991000	354	354	6	Adjustable	5.400000	18	6	3.000000	1.000000	12.500000	6.500000	N/A	LIBOR_6MO
249,148.56	2	6.500000	5.991000	240	356	4	Adjustable	6.000000	20	6	3.000000	1.000000	11.500000	6.500000	120	LIBOR_6MO
638,881.04	2	6.939255	6.430255	336	354	6	Adjustable	5.317372	18	6	2.528536	1.842845	13.939255	6.939255	24	LIBOR_6MO
3,621,850.93	2	6.826889	6.317889	300	356	4	Adjustable	5.860064	20	6	2.653847	1.204488	13.254235	6.826889	60	LIBOR_6MO
245,429.92	2	5.930000	5.421000	300	357	3	Adjustable	4.930000	21	6	2.000000	1.000000	11.930000	5.930000	60	LIBOR_6MO
1,637,779.17	2	6.679379	6.170379	300	356	4	Adjustable	5.964892	20	6	2.163933	1.836067	13.515446	6.679379	60	LIBOR_6MO
487,513.08	2	6.759298	6.250298	300	357	3	Adjustable	6.259298	21	6	3.000000	1.000000	13.759298	6.759298	60	LIBOR_6MO
126,359.22	2	6.740000	6.231000	300	354	6	Adjustable	5.540000	18	6	3.000000	1.000000	12.740000	6.740000	60	LIBOR_6MO
1,286,645.52	2	6.444870	5.935870	240	357	3	Adjustable	5.512788	21	6	3.000000	1.000000	11.444870	6.444870	120	LIBOR_6MO
1,924,443.87	2	6.397702	5.888702	336	354	6	Adjustable	6.025616	18	6	2.414759	1.804920	13.397702	6.397702	24	LIBOR_6MO
13,514,810.38	2	6.360521	5.851521	300	355	5	Adjustable	5.834666	19	6	2.513797	1.524742	12.944291	6.383451	60	LIBOR_6MO
339,336.62	2	6.702603	6.193603	300	357	3	Adjustable	6.202603	21	6	3.000000	1.000000	13.702603	6.702603	60	LIBOR_6MO
919,763.80	2	6.363024	5.854024	300	355	5	Adjustable	5.396621	19	6	3.000000	1.000000	12.779355	6.363024	60	LIBOR_6MO
265,510.55	2	6.490000	5.981000	300	357	3	Adjustable	5.990000	21	6	3.000000	1.000000	13.490000	6.490000	60	LIBOR_6MO
307,828.62	2	7.500000	6.991000	300	357	3	Adjustable	6.500000	21	6	3.000000	1.000000	13.500000	6.500000	60	LIBOR_6MO
3,172,185.77	2	6.723525	6.214525	300	356	4	Adjustable	5.921018	20	6	2.926499	1.073501	13.364836	6.723525	60	LIBOR_6MO
1,922,668.27	2	6.828805	6.319805	300	356	4	Adjustable	6.125169	20	6	3.000000	1.000000	13.707467	6.828805	60	LIBOR_6MO
618,965.43	2	6.410928	5.901928	300	355	5	Adjustable	5.910928	19	6	3.000000	1.000000	13.410928	6.293475	60	LIBOR_6MO
15,508,526.96	2	6.624333	6.115333	300	356	4	Adjustable	5.969262	20	6	3.000000	1.000000	13.199958	6.614448	60	LIBOR_6MO
126,898.31	2	6.990000	6.481000	300	354	6	Adjustable	5.590000	18	6	3.000000	1.000000	12.990000	6.990000	60	LIBOR_6MO
80,322.52	2	7.000000	6.491000	300	353	7	Adjustable	6.000000	17	6	3.000000	1.000000	13.000000	7.000000	60	LIBOR_6MO
212,845.38	2	6.585488	6.076488	300	355	5	Adjustable	5.585488	19	6	3.000000	1.000000	12.585488	6.585488	60	LIBOR_6MO
321,754.91	2	6.760312	6.251312	300	355	5	Adjustable	5.760312	19	6	3.000000	1.000000	12.760312	6.760312	60	LIBOR_6MO
370,933.86	2	5.266742	4.757742	300	354	6	Adjustable	4.959098	18	6	3.000000	1.000000	11.497318	5.266742	60	LIBOR_6MO
11,688,383.88	2	7.478111	6.969111	355	355	5	Adjustable	6.389803	31	6	2.457405	1.553526	14.225498	7.377642	N/A	LIBOR_6MO
133,617.94	2	9.750000	9.241000	356	356	4	Adjustable	6.750000	32	6	3.000000	2.000000	16.750000	9.750000	N/A	LIBOR_6MO
215,167.28	2	7.500000	6.991000	355	355	5	Adjustable	7.250000	31	6	3.000000	1.000000	13.500000	7.500000	N/A	LIBOR_6MO
889,718.36	2	7.336461	6.827461	355	355	5	Adjustable	6.312024	31	6	3.000000	1.218894	13.555356	7.336461	N/A	LIBOR_6MO
117,784.02	2	7.940000	7.431000	349	349	11	Adjustable	7.690000	25	6	3.000000	1.000000	13.940000	7.940000	N/A	LIBOR_6MO
191,297.98	2	7.500000	6.991000	355	355	5	Adjustable	7.250000	31	6	3.000000	1.000000	13.500000	7.500000	N/A	LIBOR_6MO
3,590,963.65	2	7.364194	6.855194	354	354	6	Adjustable	6.513874	30	6	3.000000	1.519890	13.884084	7.301006	N/A	LIBOR_6MO
119,468.63	2	7.425000	6.916000	354	354	6	Adjustable	6.675000	30	6	3.000000	1.000000	13.425000	7.425000	N/A	LIBOR_6MO
383,861.66	2	7.273629	6.764629	354	354	6	Adjustable	6.263968	30	6	3.000000	1.000000	13.273629	7.188773	N/A	LIBOR_6MO
152,820.84	2	6.375000	5.866000	354	354	6	Adjustable	6.375000	30	6	3.000000	1.000000	12.375000	6.375000	N/A	LIBOR_6MO

1,727,124.57	2	7.414621	6.905621	353	353	7	Adjustable	6.818958	29	6	3.000000	1.036508	13.552671	7.414621	N/A	LIBOR_6MO
1,566,968.21	2	6.929139	6.420139	354	354	6	Adjustable	5.770643	30	6	3.000000	1.106548	13.035687	6.891321	N/A	LIBOR_6MO
10,818,634.57	2	6.946763	6.437763	354	354	6	Adjustable	6.615868	30	6	3.000000	1.013839	12.968046	6.946763	N/A	LIBOR_6MO
63,212.84	2	7.975000	7.466000	352	352	8	Adjustable	5.990000	28	6	3.000000	2.000000	14.975000	5.990000	N/A	LIBOR_6MO
125,185.58	2	6.000000	5.491000	354	354	6	Adjustable	4.600000	30	6	3.000000	1.000000	12.000000	6.000000	N/A	LIBOR_6MO
138,983.99	2	7.250000	6.741000	240	356	4	Adjustable	7.125000	32	6	3.000000	1.000000	13.250000	7.250000	120	LIBOR_6MO
2,089,328.61	2	7.403859	6.894859	300	356	4	Adjustable	6.630267	32	6	2.371093	1.527235	14.073791	7.089925	60	LIBOR_6MO
150,232.86	2	7.000000	6.491000	300	353	7	Adjustable	6.000000	29	6	3.000000	1.000000	13.000000	7.000000	60	LIBOR_6MO
155,808.27	2	8.125000	7.616000	300	354	6	Adjustable	7.875000	30	6	3.000000	1.000000	14.125000	7.875000	60	LIBOR_6MO
124,165.23	2	6.690000	6.181000	300	357	3	Adjustable	6.190000	33	6	3.000000	1.000000	13.690000	6.690000	60	LIBOR_6MO
104,586.62	2	7.350000	6.841000	324	354	6	Adjustable	7.350000	30	6	3.000000	1.000000	13.350000	7.350000	36	LIBOR_6MO
170,127.56	2	8.000000	7.491000	240	354	6	Adjustable	7.750000	30	6	3.000000	1.000000	14.000000	7.750000	120	LIBOR_6MO
918,316.96	2	6.878462	6.369462	324	355	5	Adjustable	6.447960	31	6	2.198978	1.267007	13.412477	6.878462	36	LIBOR_6MO
2,286,739.30	2	6.782428	6.273428	300	356	4	Adjustable	6.225593	32	6	2.749145	1.285764	13.068192	6.763117	60	LIBOR_6MO
126,317.47	2	5.999000	5.490000	300	354	6	Adjustable	5.749000	30	6	3.000000	1.000000	11.999000	5.749000	60	LIBOR_6MO
220,059.50	2	7.990000	7.481000	300	357	3	Adjustable	6.990000	33	6	3.000000	1.000000	13.990000	6.990000	60	LIBOR_6MO
1,021,467.83	2	6.669559	6.160559	300	356	4	Adjustable	5.969965	32	6	2.694882	1.000000	13.226103	6.669559	60	LIBOR_6MO
503,540.39	2	6.555147	6.046147	300	356	4	Adjustable	5.990000	32	6	2.482091	2.000000	13.555147	6.555147	60	LIBOR_6MO
974,468.36	2	6.287493	5.778493	300	354	6	Adjustable	5.378506	30	6	3.000000	1.000000	12.287493	6.287493	60	LIBOR_6MO
274,093.71	2	6.090000	5.581000	356	356	4	Adjustable	5.990000	56	6	3.000000	2.000000	13.090000	6.090000	N/A	LIBOR_6MO
506,533.64	2	6.306151	5.797151	355	355	5	Adjustable	5.437777	55	6	3.000000	1.000000	12.306151	6.306151	N/A	LIBOR_6MO
200,806.30	2	6.250000	5.741000	300	353	7	Adjustable	5.250000	53	6	3.000000	1.000000	12.250000	6.250000	60	LIBOR_6MO
514,268.63	2	8.598510	8.089510	175	175	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
46,223.72	2	6.990000	6.481000	177	177	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
271,116.87	2	7.299982	6.790982	177	177	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
84,323.41	2	7.740000	7.231000	176	176	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
97,167.42	2	8.100000	7.591000	234	234	7	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
156,773.75	2	6.990000	6.481000	236	236	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
125,646.46	2	6.890000	6.381000	235	235	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
725,492.62	2	7.022749	6.513749	236	236	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13,726,369.97	2	7.432709	6.923709	355	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,390,402.10	2	6.954773	6.445773	356	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
726,873.65	2	7.031850	6.522850	356	356	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
517,804.77	2	7.341646	6.832646	355	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
333,664.05	2	7.063747	6.554747	357	357	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
92,558.09	2	6.875000	6.366000	356	356	7	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,273,115.92	2	7.266308	6.757308	356	356	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,533,237.80	2	7.343828	6.834828	356	356	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
97,209.95	2	7.500000	6.991000	357	357	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
159,041.47	2	8.467043	7.958043	357	357	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11,571,665.46	2	7.054477	6.545477	357	357	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,367,503.98	2	7.131840	6.622840	356	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
797,815.60	2	7.107933	6.598933	356	356	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
483,052.03	2	7.081169	6.572169	357	357	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5,106,721.24	2	7.447707	6.938707	355	355	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3,894,706.57	2	7.035886	6.526886	356	356	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
476,468.84	2	7.928176	7.419176	356	356	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
35,854,833.20	2	7.081603	6.572603	356	356	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
392,653.17	2	7.174140	6.665140	354	354	7	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
100,324.27	2	9.370000	8.861000	356	356	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
443,016.23	2	8.597222	8.088222	357	357	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
774,770.69	2	7.228823	6.719823	355	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
877,591.12	2	8.865984	8.356984	356	356	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
432,929.17	2	7.605567	7.096567	356	176	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
86,482.45	2	11.394566	10.885566	353	173	7	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
103,184.30	2	6.640000	6.131000	357	177	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
115,904.90	2	6.740000	6.231000	356	176	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
229,569.90	2	7.450000	6.941000	356	176	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
815,967.36	2	6.955852	6.446852	356	176	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
294,170.54	3	6.905440	6.396440	355	355	5	Adjustable	6.655440	1	6	2.000000	1.000000	12.905440	6.905440	N/A	LIBOR_6MO
471,429.88	3	7.650000	7.141000	356	356	4	Adjustable	5.990000	8	6	2.000000	1.500000	14.650000	7.650000	N/A	LIBOR_6MO
751,531.14	3	7.365351	6.856351	356	356	4	Adjustable	6.478640	8	6	2.000000	1.500000	14.365351	7.365351	N/A	LIBOR_6MO
14,342,586.79	3	7.708070	7.199070	355	355	5	Adjustable	6.383089	19	6	3.000000	1.725732	14.488573	7.708070	N/A	LIBOR_6MO
3,140,365.91	3	7.477976	6.968976	354	354	6	Adjustable	6.549871	18	6	3.000000	1.666954	13.811883	7.477976	N/A	LIBOR_6MO
135,154.46	3	9.040000	8.531000	357	357	3	Adjustable	8.540000	21	6	3.000000	1.000000	16.040000	9.040000	N/A	LIBOR_6MO
427,859.15	3	6.840000	6.331000	356	356	4	Adjustable	6.750000	20	6	3.000000	2.000000	13.840000	6.840000	N/A	LIBOR_6MO
371,498.56	3	7.540000	7.031000	354	354	6	Adjustable	4.150000	18	6	3.000000	1.000000	13.540000	7.540000	N/A	LIBOR_6MO
209,682.15	3	8.314796	7.805796	356	356	4	Adjustable	7.767277	20	6	3.000000	1.000000	14.314796	8.314796	N/A	LIBOR_6MO
25,994,365.87	3	7.525490	7.016490	355	355	5	Adjustable	6.437843	19	6	2.960410	1.471363	13.967520	7.525490	N/A	LIBOR_6MO
1,852,581.87	3	8.638155	8.129155	356	356	4	Adjustable	7.864524	20	6	3.000000	1.000000	15.246076	8.638155	N/A	LIBOR_6MO
3,547,245.90	3	7.334474	6.825474	356	356	4	Adjustable	6.631680	20	6	3.000000	1.558453	14.012847	7.334474	N/A	LIBOR_6MO
361,438.47	3	6.790000	6.281000	355	355	5	Adjustable	6.290000	19	6	3.000000	1.000000	13.790000	6.790000	N/A	LIBOR_6MO
4,625,407.30	3	7.595843	7.086843	354	354	6	Adjustable	7.273265	18	6	3.000000	1.000000	13.869733	7.591196	N/A	LIBOR_6MO
358,973.58	3	6.990000	6.481000	348	348	12	Adjustable	6.740000	12	6	3.000000	1.000000	12.990000	6.990000	N/A	LIBOR_6MO
151,516.81	3	8.125000	7.616000	354	354	6	Adjustable	8.000000	18	6	3.000000	1.000000	14.125000	8.125000	N/A	LIBOR_6MO
285,521.02	3	6.193341	5.684341	354	354	6	Adjustable	4.793341	18	6	3.000000	1.000000	12.193341	6.193341	N/A	LIBOR_6MO
316,696.98	3	9.663804	9.154804	353	353	7	Adjustable	9.538804	17	6	3.000000	1.000000	15.663804	9.663804	N/A	LIBOR_6MO

2,322,083.60	3	5.239492	4.730492	350	350	10	Adjustable	5.998463	14	6	2.153700	1.153700	11.393192	5.239492	N/A	LIBOR_6MO
453,778.46	3	7.990000	7.481000	354	354	6	Adjustable	6.990000	18	6	3.000000	1.000000	13.990000	7.990000	N/A	LIBOR_6MO
57,828.14	3	10.000000	9.491000	349	349	11	Adjustable	9.875000	13	6	3.000000	1.000000	16.000000	10.000000	N/A	LIBOR_6MO
598,178.90	3	7.827568	7.318568	355	355	5	Adjustable	7.577568	19	6	3.000000	1.000000	13.827568	7.827568	N/A	LIBOR_6MO
3,020,437.99	3	6.626620	6.117620	355	355	5	Adjustable	6.376620	19	6	3.000000	1.000000	12.626620	6.626620	N/A	LIBOR_6MO
1,852,090.78	3	6.902749	6.393749	336	354	6	Adjustable	6.054850	18	6	2.678393	1.892798	13.902749	6.902749	24	LIBOR_6MO
6,841,524.76	3	7.112809	6.603809	300	355	5	Adjustable	6.026530	19	6	2.564286	1.435714	13.548523	7.112809	60	LIBOR_6MO
158,868.92	3	5.990000	5.481000	300	357	3	Adjustable	4.990000	21	6	2.000000	1.000000	11.990000	5.990000	60	LIBOR_6MO
668,363.89	3	6.254930	5.745930	336	355	5	Adjustable	5.990000	19	6	3.000000	2.000000	13.254930	6.254930	24	LIBOR_6MO
3,918,072.81	3	7.076285	6.567285	300	356	4	Adjustable	6.082440	20	6	2.153116	1.953080	14.029365	7.076285	60	LIBOR_6MO
1,069,764.65	3	6.694964	6.185964	300	355	5	Adjustable	6.444964	19	6	3.000000	1.000000	12.694964	6.694964	60	LIBOR_6MO
238,303.37	3	6.500000	5.991000	240	357	3	Adjustable	6.000000	21	6	3.000000	1.000000	11.500000	6.500000	120	LIBOR_6MO
6,252,748.51	3	6.508468	5.999468	336	354	6	Adjustable	6.088909	18	6	2.682912	1.833809	13.447973	6.508468	24	LIBOR_6MO
521,997.86	3	7.314638	6.805638	336	354	6	Adjustable	5.990000	18	6	2.586957	1.862319	14.314638	7.314638	24	LIBOR_6MO
37,015,361.53	3	6.599047	6.090047	300	355	5	Adjustable	5.901290	19	6	2.606723	1.397434	13.033032	6.584311	60	LIBOR_6MO
669,519.00	3	6.096949	5.587949	300	355	5	Adjustable	5.096949	19	6	3.000000	1.000000	12.096949	6.096949	60	LIBOR_6MO
133,525.54	3	6.870000	6.361000	300	354	6	Adjustable	5.870000	18	6	3.000000	1.000000	12.870000	6.870000	60	LIBOR_6MO
717,334.40	3	6.895167	6.386167	300	352	8	Adjustable	6.154763	16	6	3.000000	1.000000	13.190462	6.895167	60	LIBOR_6MO
234,520.78	3	6.875000	6.366000	300	356	4	Adjustable	5.875000	20	6	3.000000	1.000000	12.875000	5.875000	60	LIBOR_6MO
2,261,391.28	3	6.751831	6.242831	300	355	5	Adjustable	6.043071	19	6	2.922428	1.000000	13.284630	6.693120	60	LIBOR_6MO
1,748,315.67	3	7.134465	6.625465	300	355	5	Adjustable	6.119364	19	6	2.573778	1.270446	13.404910	7.134465	60	LIBOR_6MO
265,916.21	3	6.679189	6.170189	300	356	4	Adjustable	6.179189	20	6	3.000000	1.000000	13.679189	6.679189	60	LIBOR_6MO
22,344,440.60	3	6.779779	6.270779	300	354	6	Adjustable	6.171331	18	6	3.000000	1.000000	12.925264	6.778823	60	LIBOR_6MO
226,199.07	3	6.830000	6.321000	300	355	5	Adjustable	5.830000	19	6	3.000000	1.000000	12.830000	6.830000	60	LIBOR_6MO
639,712.15	3	6.339221	5.830221	300	354	6	Adjustable	5.042343	18	6	3.000000	1.000000	12.339221	6.081416	60	LIBOR_6MO
477,552.39	3	6.540000	6.031000	336	354	6	Adjustable	5.990000	18	6	3.000000	2.000000	13.540000	6.540000	24	LIBOR_6MO
2,122,960.60	3	6.947467	6.438467	300	355	5	Adjustable	6.088023	19	6	2.647356	1.352644	13.300112	6.947467	60	LIBOR_6MO
523,832.42	3	7.037164	6.528164	300	354	6	Adjustable	6.037164	18	6	2.683179	1.000000	13.037164	7.037164	60	LIBOR_6MO
608,994.98	3	6.981210	6.472210	300	355	5	Adjustable	6.400466	19	6	3.000000	1.000000	12.981210	6.981210	60	LIBOR_6MO
208,042.63	3	6.294545	5.785545	300	355	5	Adjustable	5.294545	19	6	3.000000	1.000000	12.294545	6.294545	60	LIBOR_6MO
533,575.26	3	6.801996	6.292996	300	355	5	Adjustable	6.551996	19	6	3.000000	1.000000	12.801996	6.801996	60	LIBOR_6MO
1,974,119.88	3	6.494685	5.985685	300	354	6	Adjustable	6.244685	18	6	3.000000	1.000000	12.494685	6.494685	60	LIBOR_6MO
2,613,341.92	3	8.056994	7.547994	355	355	5	Adjustable	7.269364	31	6	2.316951	1.639612	14.924289	7.890375	N/A	LIBOR_6MO
1,832,302.53	3	7.378005	6.869005	355	355	5	Adjustable	6.708973	31	6	3.000000	1.668737	14.046742	7.351483	N/A	LIBOR_6MO
139,343.29	3	8.290000	7.781000	349	349	11	Adjustable	8.040000	25	6	3.000000	1.000000	14.290000	8.290000	N/A	LIBOR_6MO
71,062.25	3	6.800000	6.291000	354	354	6	Adjustable	6.550000	30	6	3.000000	1.000000	12.800000	6.800000	N/A	LIBOR_6MO
1,600,621.18	3	7.078721	6.569721	356	356	4	Adjustable	5.907891	32	6	3.000000	1.705205	13.783926	7.078721	N/A	LIBOR_6MO
2,287,229.94	3	6.622831	6.113831	354	354	6	Adjustable	6.372831	30	6	3.000000	1.000000	12.622831	6.622831	N/A	LIBOR_6MO
141,926.52	3	8.114609	7.605609	355	355	5	Adjustable	7.864609	31	6	3.000000	1.000000	14.114609	8.114609	N/A	LIBOR_6MO
275,915.19	3	7.878656	7.369656	356	356	4	Adjustable	7.628656	32	6	3.000000	1.000000	13.878656	7.878656	N/A	LIBOR_6MO
354,618.11	3	7.250000	6.741000	324	354	6	Adjustable	7.250000	30	6	3.000000	1.000000	13.250000	7.250000	36	LIBOR_6MO
4,952,588.88	3	7.735182	7.226182	300	356	4	Adjustable	6.421485	32	6	2.282283	1.592446	14.390263	7.676422	60	LIBOR_6MO
230,738.19	3	6.750000	6.241000	300	357	3	Adjustable	6.250000	33	6	3.000000	1.000000	13.750000	6.750000	60	LIBOR_6MO
413,059.18	3	6.878773	6.369773	324	354	6	Adjustable	6.878773	30	6	3.000000	1.000000	12.878773	6.878773	36	LIBOR_6MO
250,596.80	3	7.040000	6.531000	300	357	3	Adjustable	6.540000	33	6	3.000000	1.000000	14.040000	7.040000	60	LIBOR_6MO
1,041,158.79	3	7.386494	6.877494	324	354	6	Adjustable	6.953252	30	6	2.350136	1.216621	13.819737	7.386494	36	LIBOR_6MO
3,660,699.16	3	7.001513	6.492513	300	355	5	Adjustable	6.435401	31	6	2.507956	1.492044	13.493556	6.985238	60	LIBOR_6MO
227,239.29	3	7.590000	7.081000	300	356	4	Adjustable	5.990000	32	6	2.000000	2.000000	14.590000	7.590000	60	LIBOR_6MO
299,505.73	3	7.158570	6.649570	300	354	6	Adjustable	6.472854	30	6	3.000000	1.000000	13.158570	7.158570	60	LIBOR_6MO
1,222,480.48	3	7.065630	6.556630	300	356	4	Adjustable	5.997989	32	6	2.564293	1.435707	13.501337	7.065630	60	LIBOR_6MO
2,039,083.43	3	6.918894	6.409894	300	354	6	Adjustable	6.440173	30	6	3.000000	1.000000	12.918894	6.918894	60	LIBOR_6MO
189,129.66	3	7.650000	7.141000	300	354	6	Adjustable	7.400000	30	6	3.000000	1.000000	13.650000	7.650000	60	LIBOR_6MO
378,259.32	3	7.000000	6.491000	240	357	3	Adjustable	6.500000	57	6	5.000000	1.000000	12.000000	7.000000	120	LIBOR_6MO
1,192,359.23	3	6.974934	6.465934	300	353	7	Adjustable	5.974934	53	6	3.000000	1.000000	12.974934	6.974934	60	LIBOR_6MO
230,638.33	3	6.319936	5.810936	115	115	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
240,612.06	3	6.696453	6.187453	175	175	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
149,343.53	3	7.075000	6.566000	174	174	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
346,431.00	3	7.035472	6.526472	175	175	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,313,126.89	3	6.599203	6.090203	175	175	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
103,365.60	3	6.340000	5.831000	237	237	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
95,780.07	3	7.620000	7.111000	233	233	8	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
261,876.36	3	6.250000	5.741000	235	235	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,006,103.98	3	6.513853	6.004853	235	235	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3,952,537.10	3	7.110197	6.601197	356	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,574,831.50	3	7.503269	6.994269	356	356	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
670,298.80	3	6.040282	5.531282	356	356	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
344,431.96	3	7.790000	7.281000	357	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
185,651.32	3	7.090000	6.581000	357	357	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
526,895.61	3	5.990000	5.481000	355	355	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2,212,978.89	3	6.687114	6.178114	356	356	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
477,311.16	3	6.050000	5.541000	357	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
482,451.58	3	5.450000	4.941000	350	350	11	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
76,115.36	3	7.140000	6.631000	356	356	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
884,546.73	3	7.093597	6.584597	356	356	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
967,643.62	3	7.520208	7.011208	356	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6,650,258.91	3	6.822232	6.313232	356	356	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
176,198.65	3	6.690000	6.181000	353	353	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

831,156.69	3	7.466978	6.957978	355	355	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6,266,474.15	3	6.747446	6.238446	356	356	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,132,178.65	3	6.750168	6.241168	356	356	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
28,388,763.68	3	6.500153	5.991153	355	355	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
146,764.62	3	6.820000	6.311000	120	176	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
405,872.25	3	7.750000	7.241000	300	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
141,847.25	3	7.140000	6.631000	300	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
413,721.13	3	5.990000	5.481000	300	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
1,479,695.16	3	6.927725	6.418725	240	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
1,599,846.86	3	6.972616	6.463616	300	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
1,744,455.06	3	6.943304	6.434304	300	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
263,268.49	3	7.140000	6.631000	300	354	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
488,663.11	3	6.825632	6.316632	300	354	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
1,420,896.37	3	7.153168	6.644168	300	354	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
1,616,325.04	3	5.886126	5.377126	474	354	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Model

	Class 1-A
Distribution Date	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	85	78	71	63	56
December 25, 2007	70	57	45	33	23
December 25, 2008	52	34	19	7	0
December 25, 2009	41	28	19	7	0
December 25, 2010	33	22	14	7	0
December 25, 2011	28	17	10	0	0
December 25, 2012	24	13	0	0	0
December 25, 2013	21	11	0	0	0
December 25, 2014	17	8	0	0	0
December 25, 2015	15	0	0	0	0
December 25, 2016	12	0	0	0	0
December 25, 2017	11	0	0	0	0
December 25, 2018	9	0	0	0	0
December 25, 2019	7	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Optional Termination (in years)	4.75	3.21	2.33	1.69	1.31
Weighted Average Life to Maturity (in years)	5.09	3.48	2.54	1.85	1.31

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Model

	Class 2-A-1 and Class 2-A-2
Distribution Date	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	84	77	69	62	54
December 25, 2007	69	56	44	32	22
December 25, 2008	51	33	18	6	0
December 25, 2009	40	27	18	6	0
December 25, 2010	33	22	14	6	0
December 25, 2011	28	17	10	0	0
December 25, 2012	24	13	0	0	0
December 25, 2013	20	10	0	0	0
December 25, 2014	17	8	0	0	0
December 25, 2015	15	0	0	0	0
December 25, 2016	12	0	0	0	0
December 25, 2017	11	0	0	0	0
December 25, 2018	9	0	0	0	0
December 25, 2019	7	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Optional Termination (in years)	4.71	3.17	2.28	1.63	1.27
Weighted Average Life to Maturity (in years)	5.05	3.44	2.49	1.79	1.27

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Model

	Class 3-A-1
Distribution Date	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	70	56	42	28	13
December 25, 2007	41	16	0	0	0
December 25, 2008	8	0	0	0	0
December 25, 2009	0	0	0	0	0
December 25, 2010	0	0	0	0	0
December 25, 2011	0	0	0	0	0
December 25, 2012	0	0	0	0	0
December 25, 2013	0	0	0	0	0
December 25, 2014	0	0	0	0	0
December 25, 2015	0	0	0	0	0
December 25, 2016	0	0	0	0	0
December 25, 2017	0	0	0	0	0
December 25, 2018	0	0	0	0	0
December 25, 2019	0	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Optional Termination (in years)	1.71	1.21	0.92	0.74	0.62
Weighted Average Life to Maturity (in years)	1.71	1.21	0.92	0.74	0.62

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Model

	Class 3-A-2
Distribution Date	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	90	60	32
December 25, 2008	100	63	23	0	0
December 25, 2009	81	46	23	0	0
December 25, 2010	62	31	9	0	0
December 25, 2011	49	18	0	0	0
December 25, 2012	37	8	0	0	0
December 25, 2013	27	*	0	0	0
December 25, 2014	19	0	0	0	0
December 25, 2015	12	0	0	0	0
December 25, 2016	6	0	0	0	0
December 25, 2017	*	0	0	0	0
December 25, 2018	0	0	0	0	0
December 25, 2019	0	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Optional Termination (in years)	6.47	4.26	3.00	2.16	1.81
Weighted Average Life to Maturity (in years)	6.47	4.26	3.00	2.16	1.81

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Model

	Class 3-A-3
Distribution Date	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	62	0
December 25, 2009	100	100	100	62	0
December 25, 2010	100	100	100	62	0
December 25, 2011	100	100	95	0	0
December 25, 2012	100	100	0	0	0
December 25, 2013	100	100	0	0	0
December 25, 2014	100	79	0	0	0
December 25, 2015	100	0	0	0	0
December 25, 2016	100	0	0	0	0
December 25, 2017	100	0	0	0	0
December 25, 2018	85	0	0	0	0
December 25, 2019	72	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Optional Termination (in years)	13.78	9.28	6.75	4.41	2.63
Weighted Average Life to Maturity (in years)	17.09	11.92	8.80	5.99	2.63

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Model

	Class M-1
Distribution Date	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	77
December 25, 2009	100	75	55	100	77
December 25, 2010	90	59	37	63	0
December 25, 2011	77	46	27	0	0
December 25, 2012	65	36	0	0	0
December 25, 2013	56	29	0	0	0
December 25, 2014	47	22	0	0	0
December 25, 2015	40	0	0	0	0
December 25, 2016	34	0	0	0	0
December 25, 2017	29	0	0	0	0
December 25, 2018	24	0	0	0	0
December 25, 2019	20	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Optional Termination (in years)	9.27	6.16	4.93	5.11	3.85
Weighted Average Life to Maturity (in years)	10.16	6.85	5.46	5.56	6.41

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Model

	Class M-2
Distribution Date	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	75	51	100	100
December 25, 2010	90	59	37	22	0
December 25, 2011	77	46	27	0	0
December 25, 2012	65	36	0	0	0
December 25, 2013	56	29	0	0	0
December 25, 2014	47	22	0	0	0
December 25, 2015	40	0	0	0	0
December 25, 2016	34	0	0	0	0
December 25, 2017	29	0	0	0	0
December 25, 2018	24	0	0	0	0
December 25, 2019	20	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Optional Termination (in years)	9.27	6.16	4.81	4.59	4.16
Weighted Average Life to Maturity (in years)	10.14	6.83	5.33	4.99	5.28

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Model

	Class M-3
Distribution Date	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	75	51	51	100
December 25, 2010	90	59	37	22	0
December 25, 2011	77	46	27	0	0
December 25, 2012	65	36	0	0	0
December 25, 2013	56	29	0	0	0
December 25, 2014	47	22	0	0	0
December 25, 2015	40	0	0	0	0
December 25, 2016	34	0	0	0	0
December 25, 2017	29	0	0	0	0
December 25, 2018	24	0	0	0	0
December 25, 2019	20	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Optional Termination (in years)	9.27	6.15	4.75	4.33	4.15
Weighted Average Life to Maturity (in years)	10.11	6.80	5.25	4.72	4.56

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Model

	Class M-4
Distribution Date	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	75	51	34	24
December 25, 2010	90	59	37	22	0
December 25, 2011	77	46	27	0	0
December 25, 2012	65	36	0	0	0
December 25, 2013	56	29	0	0	0
December 25, 2014	47	22	0	0	0
December 25, 2015	40	0	0	0	0
December 25, 2016	34	0	0	0	0
December 25, 2017	29	0	0	0	0
December 25, 2018	24	0	0	0	0
December 25, 2019	20	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Optional Termination (in years)	9.27	6.15	4.72	4.19	3.94
Weighted Average Life to Maturity (in years)	10.08	6.77	5.19	4.56	4.25

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Model

	Class M-5
Distribution Date	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	75	51	34	21
December 25, 2010	90	59	37	22	0
December 25, 2011	77	46	27	0	0
December 25, 2012	65	36	0	0	0
December 25, 2013	56	29	0	0	0
December 25, 2014	47	22	0	0	0
December 25, 2015	40	0	0	0	0
December 25, 2016	34	0	0	0	0
December 25, 2017	29	0	0	0	0
December 25, 2018	24	0	0	0	0
December 25, 2019	20	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Optional Termination (in years)	9.27	6.15	4.69	4.10	3.75
Weighted Average Life to Maturity (in years)	10.04	6.74	5.14	4.45	4.03

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Model

	Class M-6
Distribution Date	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	75	51	34	21
December 25, 2010	90	59	37	22	0
December 25, 2011	77	46	27	0	0
December 25, 2012	65	36	0	0	0
December 25, 2013	56	29	0	0	0
December 25, 2014	47	22	0	0	0
December 25, 2015	40	0	0	0	0
December 25, 2016	34	0	0	0	0
December 25, 2017	29	0	0	0	0
December 25, 2018	24	0	0	0	0
December 25, 2019	20	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Optional Termination (in years)	9.27	6.15	4.66	4.02	3.60
Weighted Average Life to Maturity (in years)	9.99	6.70	5.08	4.34	3.86

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Model

	Class M-7
Distribution Date	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	75	51	34	21
December 25, 2010	90	59	37	22	0
December 25, 2011	77	46	27	0	0
December 25, 2012	65	36	0	0	0
December 25, 2013	56	29	0	0	0
December 25, 2014	47	22	0	0	0
December 25, 2015	40	0	0	0	0
December 25, 2016	34	0	0	0	0
December 25, 2017	29	0	0	0	0
December 25, 2018	24	0	0	0	0
December 25, 2019	20	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Optional Termination (in years)	9.27	6.15	4.65	3.96	3.50
Weighted Average Life to Maturity (in years)	9.91	6.63	5.02	4.24	3.73

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Model

	Class M-8
Distribution Date	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	75	51	34	21
December 25, 2010	90	59	37	22	0
December 25, 2011	77	46	27	0	0
December 25, 2012	65	36	0	0	0
December 25, 2013	56	29	0	0	0
December 25, 2014	47	22	0	0	0
December 25, 2015	40	0	0	0	0
December 25, 2016	34	0	0	0	0
December 25, 2017	29	0	0	0	0
December 25, 2018	24	0	0	0	0
December 25, 2019	20	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Optional Termination (in years)	9.27	6.15	4.63	3.92	3.41
Weighted Average Life to Maturity (in years)	9.80	6.55	4.93	4.14	3.60

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Model

	Class B
Distribution Date	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	86
December 25, 2009	100	75	51	34	21
December 25, 2010	90	59	37	22	0
December 25, 2011	77	46	27	0	0
December 25, 2012	65	36	0	0	0
December 25, 2013	56	29	0	0	0
December 25, 2014	47	22	0	0	0
December 25, 2015	40	0	0	0	0
December 25, 2016	34	0	0	0	0
December 25, 2017	29	0	0	0	0
December 25, 2018	24	0	0	0	0
December 25, 2019	20	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Optional Termination (in years)	9.27	6.15	4.63	3.88	3.35
Weighted Average Life to Maturity (in years)	9.61	6.40	4.82	4.02	3.47

ADDITIONAL INFORMATION

The Depositor has filed and may in the future file certain additional yield tables and other computational materials with respect to the Offered Certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by one or more of the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Certificates against the purchase price of the Initial Mortgage Loans on the Closing Date and to deposit the Pre-Funded Amount, if any, in the Pre-Funding Account.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the Certificates, Thacher Proffitt & Wood LLP, counsel to the Sellers, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the Trust Fund (exclusive of the Carryover Reserve Fund and the Pre-Funding Account) will qualify as two or more REMICs under the Internal Revenue Code of 1986 (the “Code”). The Senior and Subordinated Certificates (exclusive of any right to receive payments from the Carryover Reserve Account or the Swap Account in respect of Net Rate Carryover) (other than the Class A-R Certificates) and the Class C Certificates and Class P Certificates will be designated as regular interests in a REMIC and are herein referred to as the “Regular Certificates” or the “REMIC Regular Certificates”. The Class A-R Certificates will be designated as the sole class of residual interests in each REMIC and are herein referred to as the “Residual Certificates” or the “REMIC Residual Certificates.” All certificateholders are advised to see “Material Federal Income Tax Consequences” in the Prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates.

Because the Regular Certificates will be considered regular interests in a REMIC, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. It is anticipated that, for federal income tax reporting purposes, the Class M-8 and Class B Certificates will, and the other classes of Offered Certificates may, be treated as having been issued with original issue discount. See “Federal Income Tax Consequences— Taxation of Regular Interest Certificates” in the prospectus. The Internal Revenue Service, or IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (the “OID Regulations”). All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, if any, of the original issue discount provisions and regulations on the purchase of the Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 100% of the Prepayment Model indicated herein. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See “Yield, Prepayment and Maturity Considerations” herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur. In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Regular Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the certificateholders and the IRS.

Certain classes of the Senior and Subordinated Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences—Taxation of Regular Interest Certificates—Premium” in the prospectus.

Characterization of the Offered Certificates

Each holder of a Senior or Subordinate Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Carryover Reserve Fund or the Swap Account in respect of the related Net Rate Carryover payments or the obligation to make payments to the Swap Account. The Carryover Reserve Fund, the swap trust, the Swap Contract and the Swap Account are not assets of any REMIC. The REMIC regular interest corresponding to a Senior or Subordinate Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that the maximum interest rate of that REMIC regular interest will equal the Net Rate Cap. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Senior or Subordinate Certificate may exceed the actual amount of distributions on the Senior or Subordinate Certificate.

The treatment of amounts received by a holder of a Senior or Subordinate Certificate under such holder’s right to receive Net Rate Carryover payments will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of a Senior or Subordinate Certificate must allocate its purchase price for the Senior or Subordinate Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Carryover Reserve Fund and the Swap Account in respect of Net Rate Carryover payments in accordance with the relative fair market values of each property right. The Trustee will, as required, treat payments made to the holders of the Senior or Subordinate Certificates with respect to Net Rate Carryover, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation. For tax reporting purposes, the Trustee may, as required, treat the right to receive payments from the Carryover Reserve Fund and the Swap Account in respect of Net Rate Carryover payments with respect to the Senior and Subordinate Certificates as having more than a de minimis value. Upon request, the Trustee will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the Trustee is required to account for the REMIC regular interest and the right to receive payments from the Carryover Reserve Fund and the Swap Account in respect of the related Net Rate Carryover as discrete property rights. Holders of the Senior and Subordinate Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Senior and Subordinate Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Trustee’s treatment of Net Rate Carryover payments is respected, ownership of the right to the Net Rate Carryover payments will entitle the owner to amortize the separate price paid for the right to the related Net Rate Carryover payments under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of a Senior or Subordinate Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net Rate Carryover payments, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Senior or Subordinate Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Swap Account pursuant to the Swap Contract Administration Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net Rate Carryover payments for such taxable year. Although not clear, net income or a net deduction with respect to Net Rate Carryover payments and amortized cost of such Net Rate Carryover payments should be treated as ordinary income or as an ordinary deduction. Holders of the Senior and Subordinate Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Net Rate Carryover payments will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Senior or Subordinate Certificate may have income that exceeds cash distributions on the Senior or Subordinate Certificate, in any period and over the term of the Senior or Subordinate Certificate. As a result, the Senior or Subordinate Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net Rate Carryover payments would be subject to the limitations described above.

Upon the sale of a Senior or Subordinate Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Carryover Reserve Fund and the Swap Account in respect of Net Rate Carryover payments would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Senior or Subordinate Certificate, as the case may be. A holder of a Senior or Subordinate Certificate will have gain or loss from such a termination of the right to receive payments from the Carryover Reserve Fund and the Swap Account in respect of Net Rate Carryover equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Carryover Reserve Fund and the Swap Account in respect of Net Rate Carryover.

Gain or loss realized upon the termination of the right to receive payments from the Carryover Reserve Fund and the Swap Account in respect of Net Rate Carryover will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive Net Rate Carryover payments could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Senior and Subordinate Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

The REMIC regular interest component of each Senior or Subordinate Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Senior or Subordinate Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because the right to payments in respect of Net Rate Carryover is treated as a separate right of the Senior and Subordinate Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the Carryover Reserve Fund and the Swap Account will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

Special Tax Considerations Applicable to Residual Certificates

The Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes. Instead, the Residual Certificates will be treated as residual interests in each REMIC, representing rights to the taxable income or net loss of each REMIC. Holders of the Residual Certificates will be required to report and will be taxed on their pro rata share of such income or loss, and such reporting requirements will continue until there are no Certificates of any class outstanding, even though holders of Residual Certificates previously may have received full payment of any stated interest and principal. The taxable income of holders of the Residual Certificates attributable to the Residual Certificates may exceed any principal and interest payments received by such certificateholders during the corresponding period, which would result in a negligible (or even negative) after-tax return, in certain circumstances. Furthermore, because the tax on income may exceed the cash distributions with respect to the earlier accrual periods of the term of the REMIC, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC's term as a result of their ownership of the Residual Certificates.

An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, the Servicing Fee and other administrative expenses properly allocable to the REMIC in computing such certificateholder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such certificateholder's alternative minimum tax liability. Such expenses will be allocated for federal income tax information reporting purposes entirely to the Residual Certificates. See “Federal Income Tax Consequences—REMIC Residual Certificates” in the prospectus.

The IRS has issued final REMIC regulations that add to the conditions described in the Prospectus necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. See “Federal Income Tax Consequences—Transfers of REMIC Residual Securities—Restrictions on Transfer; Holding by Pass-Through Entities” in the Prospectus.

On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

It is not anticipated that any REMIC elected by the Trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the Trust, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) by the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement and (iii) otherwise by the Trust, with a resulting reduction in amounts otherwise distributable to holders of the Class A and Mezzanine Certificates.

See “Description of the Securities” and “Federal Income Tax Consequences REMICs” in the prospectus. The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See “Federal Income Tax Consequences” in the prospectus.

OTHER TAXES

No representations are made regarding the tax consequences of the purchase, ownership or disposition of the Certificates under any state, local or foreign tax law.

All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the Certificates.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Offered Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has issued an Exemption, as described under “ERISA Considerations” in the prospectus, to the Underwriters. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least “BBB-” (or its equivalent) by S&P, Fitch Ratings or Moody’s at the time of purchase and underwritten by the Underwriters and the servicing and operation of asset pools consisting of certain types of secured obligations, such as mortgage loans, provided that the conditions of the Exemption are satisfied. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of Certificates be “BBB-” or higher at the time of purchase.

ERISA Considerations While the Swap Trust is in Existence

For so long as the holder of an Offered Certificate also holds an interest in the swap trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the swap trust and, separately, the right to receive payments from the swap trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the swap trust. In addition, while the swap trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the swap trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the swap trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the swap trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

After Termination of the Supplemental Interest Trust

Subsequent to the termination of the swap trust which holds the Swap Contract, it is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing an Offered Certificate must make its own determination that the conditions described above will be satisfied for such certificate.

Each beneficial owner of a Subordinate Certificate or any interest therein that is acquired after the termination of the swap trust (which holds the Swap Contract) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or a person using assets of a Plan, (ii) it has acquired and is holding such Subordinate Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the subordinated certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Fitch Ratings or Moody’s or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

The Class A-R Certificates are not being offered by an underwriter, and, as of the Closing Date, these Certificates are not expected to be eligible for purchase by Plans under the Exemption. Therefore, the Class A-R Certificates may be transferred only if the trustee receives either (i) a representation from the transferee that the transferee is not a Plan or an entity using Plan assets or (ii) an a opinion of counsel issued to the Trustee, the Depositor and the Master Servicer that the purchase and holding of the Certificate by the transferee is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation or liability (including any obligations or liabilities under ERISA or section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the Depositor, the Sellers, the Master Servicer, the Underwriters and the Trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Depositor, the Trustee, the Master Servicer or the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor, Countrywide Securities Corporation (an affiliate of the Depositor, the Sellers and the Master Servicer) and Greenwich Capital Markets, Inc. (together, the “Underwriters”), the Depositor has agreed to sell the Offered Certificates (other than the Class A-R Certificates) (the “Underwritten Certificates”) to the Underwriters, and each Underwriter has severally agreed to purchase from the Depositor the initial Certificate Principal Balance of each class of Underwritten Certificates set forth under its name below. It is expected that the proceeds to the Depositor from the sale of the Underwritten Certificates will be approximately $918,126,571, before deducting issuance expenses payable by the Depositor, estimated to be approximately $680,000.

Class	Countrywide Securities Corporation	Greenwich Capital Markets, Inc.

Class 1-A	$251,222,400.00	$27,913,600.00
Class 2-A-1	$221,604,300.00	$24,622,700.00
Class 2-A-2	$ 24,622,200.00	$ 2,735,800.00
Class 3-A-1	$ 94,392,900.00	$10,488,100.00
Class 3-A-2	$ 67,142,700.00	$ 7,460,300.00
Class 3-A-3	$ 19,030,500.00	$ 2,114,500.00
Class M-1	$ 30,780,000.00	$ 3,420,000.00
Class M-2	$ 27,360,000.00	$ 3,040,000.00
Class M-3	$ 17,527,500.00	$ 1,947,500.00
Class M-4	$ 15,390,000.00	$ 1,710,000.00
Class M-5	$ 14,107,500.00	$ 1,567,500.00
Class M-6	$ 13,680,000.00	$ 1,520,000.00
Class M-7	$ 11,542,500.00	$ 1,282,500.00
Class M-8	$ 10,260,000.00	$ 1,140,000.00
Class B	$ 10,687,500.00	$ 1,187,500.00
Total	$829,350,000.00	$92,150,000.00

The Depositor has been advised by each Underwriter that it proposes initially to offer the Underwritten Certificates to certain dealers at the prices set forth on the cover page less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that each Underwriter may allow, and such dealers may reallow, a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:

Class	Selling Concession	Reallowance Discount

Class 1-A	0.06500%	0.03250%
Class 2-A-1	0.06500%	0.03250%
Class 2-A-2	0.06500%	0.03250%
Class 3-A-1	0.03250%	0.01625%
Class 3-A-2	0.06500%	0.03250%
Class 3-A-3	0.09375%	0.04688%
Class M-1	0.26500%	0.13250%
Class M-2	0.35000%	0.17500%
Class M-3	0.37500%	0.18750%
Class M-4	0.42250%	0.21125%
Class M-5	0.50000%	0.25000%
Class M-6	0.62500%	0.31250%
Class M-7	1.00000%	0.50000%
Class M-8	1.12500%	0.56250%
Class B	1.25000%	0.62500%

After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

The Depositor has been advised by each Underwriter that it intends to make a market in the Underwritten Certificates purchased by it, but no Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates (or any particular class thereof) will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

Until the distribution of the Underwritten Certificates is completed, the rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Underwritten Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Underwritten Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten Certificates. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Class A-R Certificates will not be purchased by the Underwriters but will be transferred to Countrywide Home Loans on the Closing Date as partial consideration for the sale of the Mortgage Loans to the Depositor. The Class A-R Certificates may be offered by Countrywide Home Loans (or an affiliate) or the Depositor from time to time directly or through underwriters or agents (either of which may include Countrywide

Securities Corporation) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class A-R Certificates may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of the Certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Thacher Proffitt & Wood LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by McKee Nelson LLP.

EXPERTS

The consolidated balance sheets of XLCA and its subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of operations and comprehensive income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2004, incorporated by reference in this prospectus supplement, have been so incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

The balance sheets of XLFA as of December 31, 2004 and 2003, and the related statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2004, incorporated by reference in this prospectus supplement, have been so incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

RATINGS

It is a condition of the issuance of the Offered Certificates that each class of Offered Certificates set forth below be assigned ratings at least as high as those designated below by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and together with Moody’s, the “Rating Agencies”).

Class	Moody’s Rating	S&P Rating	Class	Moody’s Rating	S&P Rating
1-A	Aaa	AAA	M-2	Aa2	AA
2-A-1	Aaa	AAA	M-3	Aa3	AA
2-A-2	Aaa	AAA	M-4	A1	AA-
3-A-1	Aaa	AAA	M-5	A2	A+
3-A-2	Aaa	AAA	M-6	A3	A
3-A-3	Aaa	AAA	M-7	Baa1	A-
A-R	Aaa	AAA	M-8	Baa2	BBB+
M-1	Aa1	AA+	B	Baa3	BBB

The ratings assigned to the Class A-R Certificates only address the return of its Certificate Principal Balance. The ratings assigned to the Class 2-A-2 Certificates are without regard to the Class 2-A-2 Policy.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net Rate Carryover or the anticipated yields in light of prepayments.

The Depositor has not requested a rating of any Offered Certificates by any rating agency other than Moody’s and S&P. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

INDEX OF DEFINED TERMS

2001 Act
2003 Act
Accrual Period
Adjustable Rate Mortgage Loans
Adjustable Rate Prepayment Vector
Adjusted Net Mortgage Rate
Adjustment Date
Advance
Applied Realized Loss Amount
Approved Rating Thresholds
ARPV
Bankruptcy Rate
beneficial owner
Book-Entry Certificates
Business Day
Carryover Reserve Fund
Certificate Account
Certificate Owners
Certificate Principal Balance
Certificates
Class 1-A Principal Distribution Amount
Class 1-A Principal Distribution Target Amount
Class 2-A Certificates
Class 2-A Principal Distribution Amount
Class 2-A Principal Distribution Target Amount
Class 2-A-2 Available Funds
Class 2-A-2 Insurer
Class 2-A-2 Policy
Class 2-A-2 Policy Premium Rate
Class 2-A-2 Reimbursement Amount
Class 3-A Certificates
Class 3-A Principal Distribution Amount
Class 3-A Principal Distribution Target Amount
Class A Certificates
Class A Principal Distribution Allocation Amount
Class A Principal Distribution Target Amount
Code
Collateral Value
Compensating Interest
Countrywide Financial
Countrywide Home Loans
Countrywide Servicing
CPR
Credit Bureau Risk Score
Credit Comeback Excess Amount
Credit Comeback Excess Cashflow
Cumulative Loss Trigger Event
Current Interest
Cut-off Date
debt-to-income ratio
Deficiency Amount
Definitive Certificate
Delay Delivery Mortgage Loans
Deleted Mortgage Loan

Delinquency Trigger Event
Depositor
Detailed Description
Determination Date
disqualified persons
Distribution Account
Distribution Account Deposit Date
Distribution Date
DTC
Due Dates
Due Period
ERISA
Euroclear
Excess Cashflow
Excess Overcollateralization Amount
Exemption
Expense Fee Rate
Extra Principal Distribution Amount
Final Recovery Determination
Five-Year Hybrid Mortgage Loans
Fixed 30-Year Interest-Only Loan
Fixed Rate Credit Comeback Loans
Fixed Rate Mortgage Loans
Fixed Rate Prepayment Vector
Foreclosure Rate
FRPV
Full Doc Program
Funding Period
Global Securities
Gross Margin
Group 1 Overcollateralization Reduction Amount
Group 2 Overcollateralization Reduction Amount
Group 3 Overcollateralization Reduction Amount
Hybrid Mortgage Loans
Initial Cut-off Date
Initial Cut-off Date Pool Principal Balance
Initial Cut-off Date Principal Balance
Initial Mortgage Loans
Initial Mortgage Pool
Initial Periodic Rate Cap
Insurance Proceeds
Insured Payment
Interest Carry Forward Amount
Interest Determination Date
Interest Funds
Interest Remittance Amount
Interest-Bearing Certificates
Investor-Based Exemptions
Last Scheduled Distribution Date
LIBOR Business Day
Liquidation Proceeds
Loan Group
Loan Group 1
Loan Group 2

Loan Group 3
Loan-to-Value Ratio
Master REMIC
Master Servicer
Master Servicer Advance Date
Maximum Mortgage Rate
Minimum Mortgage Rate
Modeling Assumptions
Moody’s
Mortgage File
Mortgage Index
Mortgage Loans
Mortgage Notes
Mortgage Rate
Mortgaged Properties
Net Mortgage Rate
net rate cap
Net Rate Cap
Net Rate Carryover
Net Rate Carryover Component
Net Swap Payment
NIM Insurer
NIM Insurer Default
OC Floor
Offered Certificates
OID
One-Month LIBOR
Optional Termination Date
Overcollateralization Deficiency Amount
Overcollateralization Reduction Amount
Overcollateralization Target Amount
Overcollateralized Amount
Participants
parties in interest
Pass-Through Margin
Pass-Through Rate
Percentage Interest
Plans
Pooling and Servicing Agreement
Preference Amount
Pre-Funded Amount
Pre-Funding Account
Prepayment Interest Excess
Prepayment Interest Shortfall
Prepayment Models
Prepayment Period
Principal Distribution Amount
Principal Remittance Amount
PTCE
Purchase Price
Rating Agencies
Realized Loss
Record Date
Reference Bank Rate

Reference Banks
Regular Certificateholders
Regular Certificates
related subordinate classes
Relief Act
REMIC Regular Interest Component
REO Property
Replacement Mortgage Loan
Required Carryover Reserve Fund Deposit
Required Distributions
Residual Certificates
Rolling Sixty-Day Delinquency Rate
S&P
Scheduled Payments
Securities Act
Seller
Seller Shortfall Interest Requirement
Senior Certificates
Senior Enhancement Percentage
Servicing Fee
Servicing Fee Rate
Sixty-Day Delinquency Rate
Stated Income Program
Stated Principal Balance
Statistical Calculation Date
Statistical Calculation Date Pool Principal Balance
Statistical Calculation Pool
Statistical Calculation Pool Mortgage Loans
Stepdown Date
Subordinate Certificates
Subordinate Class Principal Distribution Amount
subordination
Subsequent Cut-off Date
Subsequent Mortgage Loans
Subsequent Periodic Rate Cap
Subsequent Recoveries
Subsequent Transfer Date
Swap Account
Swap Adjustment Rate
Swap Contract
Swap Contract Administration Agreement
Swap Contract Administrator
Swap Contract Notional Balance
Swap Contract Termination Date
Swap Counterparty
Swap Counterparty Trigger Event
Swap Guarantor
Swap Guaranty
Swap Termination Payment
Tax Counsel
Termination Payments
Three-Year Hybrid Mortgage Loans
Trigger Event
Trustee

Trustee Fee
Two-Year Hybrid Mortgage Loans
U.S. Person
underlying REMIC
underlying REMIC Regular Interests
Underwriters
Underwritten Certificates
Unpaid Realized Loss Amount

ANNEX A

THE MORTGAGE POOL

The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Statistical Calculation Pool Mortgage Loans included in the Statistical Calculation Pool. Other than with respect to rates of interest, percentages are approximate and are stated by the Statistical Calculation Pool Principal Balance. The sum of the columns below may not equal the total indicated due to rounding.

Mortgage Loan Programs for the Statistical Calculation Pool Mortgage Loans

in Loan Group 1

Loan Programs	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
30Y LIB6M	$250,461	2	0.07%	$125,230	7.598%	355.66	631	86.4%
1/29 LIB6M	6,015,721	28	1.59	214,847	7.251	355.21	606	81.7
2/28 LIB6M	143,499,546	792	37.96	181,186	7.488	355.61	593	76.9
2/28 LIB6M - IO - 120	4,873,907	23	1.29	211,909	6.951	356.79	652	84.0
2/28 LIB6M - IO - 24	15,955,901	66	4.22	241,756	7.001	354.44	623	82.8
2/28 LIB6M - IO - 60	73,012,795	338	19.32	216,014	6.741	355.37	623	78.4
3/27 LIB6M	18,341,099	109	4.85	168,267	7.661	354.79	604	79.1
3/27 LIB6M - IO - 36	1,432,853	8	0.38	179,107	7.479	354.31	606	82.5
3/27 LIB6M - IO - 60	19,341,922	101	5.12	191,504	7.132	355.56	612	80.6
5/25 LIB6M	517,590	4	0.14	129,397	7.470	355.25	633	77.5
5/25 LIB6M - IO - 120	199,199	1	0.05	199,199	6.500	353.00	711	75.2
5/25 LIB6M - IO - 60	1,189,799	5	0.31	237,960	6.655	353.98	600	71.2
10Yr Fixed	271,246	3	0.07	90,415	6.959	116.39	640	66.2
15Yr Fixed	3,865,911	28	1.02	138,068	6.756	176.19	640	71.2
20Yr Fixed	2,599,707	19	0.69	136,827	6.810	236.62	670	82.0
25Yr Fixed	448,541	3	0.12	149,514	6.951	296.33	652	75.2
30Yr Fixed	73,679,907	459	19.49	160,523	6.897	356.35	646	75.5
20Yr Fixed - IO - 60	202,000	1	0.05	202,000	7.500	235.00	576	78.0
30Yr Fixed - IO - 120	203,286	1	0.05	203,286	6.150	357.00	672	60.0
30Yr Fixed - IO - 60	9,028,545	43	2.39	209,966	6.908	355.54	644	77.4
30/15 Fixed Balloon	3,069,357	20	0.81	153,468	6.802	176.86	651	78.2
Total/Avg./Wtd. Avg.	$377,999,295	2,054	100.00%	$184,031	7.151%	351.20	616	77.6%

Mortgage Loan Principal Balances for the Statistical Calculation Pool Mortgage Loans

in Loan Group 1*

Range of Mortgage Loan Principal Balances	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
$25,000.01-$50,000.00	$388,899	8	0.10%	$48,612	8.087%	328.98	602	61.4%
$50,000.01-$75,000.00	5,732,927	89	1.52	64,415	7.961	343.60	611	73.2
$75,000.01-$100,000.00	17,980,105	202	4.76	89,010	7.686	342.20	615	76.4
$100,000.01-$150,000.00	66,381,110	526	17.56	126,200	7.305	349.81	616	78.0
$150,000.01-$200,000.00	77,910,358	449	20.61	173,520	7.095	348.57	617	77.8
$200,000.01-$250,000.00	68,300,745	305	18.07	223,937	7.053	352.97	614	76.6
$250,000.01-$300,000.00	78,361,391	287	20.73	273,036	7.037	353.75	610	78.1
$300,000.01-$350,000.00	50,211,012	154	13.28	326,046	7.059	353.78	619	78.2
$350,000.01-$400,000.00	10,128,319	28	2.68	361,726	7.369	356.21	632	80.3
$400,000.01-$450,000.00	2,604,431	6	0.69	434,072	6.246	355.50	672	72.8
Total/Avg./Wtd. Avg.	$377,999,295	2,054	100.00%	$184,031	7.151%	351.20	616	77.6%

____________

*	The Average Principal Balance of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately $184,031.

Mortgage Rates for the Statistical Calculation Pool Mortgage Loans

in Loan Group 1*

Range of Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
4.501-5.000	$487,213	2	0.13%	$243,607	4.990%	355.64	665	52.8%
5.001-5.500	3,768,420	16	1.00	235,526	5.351	355.28	658	70.4
5.501-6.000	38,764,782	182	10.26	212,993	5.872	350.33	641	71.7
6.001-6.500	60,910,910	315	16.11	193,368	6.336	349.09	633	73.8
6.501-7.000	105,810,923	567	27.99	186,615	6.804	349.69	629	78.1
7.001-7.500	60,821,767	326	16.09	186,570	7.290	352.17	616	80.6
7.501-8.000	44,095,035	249	11.67	177,088	7.817	353.60	599	81.1
8.001-8.500	25,235,514	147	6.68	171,670	8.274	352.85	580	79.3
8.501-9.000	19,097,846	126	5.05	151,570	8.773	353.86	574	80.9
9.001-9.500	9,422,785	55	2.49	171,323	9.258	354.79	558	80.0
9.501-10.000	7,559,689	50	2.00	151,194	9.775	353.91	543	78.2
10.001-10.500	915,473	10	0.24	91,547	10.325	349.80	542	74.9
10.501-11.000	1,001,278	7	0.26	143,040	10.650	355.36	560	73.0
11.001-11.500	56,510	1	0.01	56,510	11.390	176.00	599	53.8
11.501-12.000	51,152	1	0.01	51,152	11.650	357.00	504	21.9
Total/Avg./Wtd. Avg.	$377,999,295	2,054	100.00%	$184,031	7.151%	351.20	616	77.6%

_____________

*	The Weighted Average Mortgage Rate for the Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 7.151% per annum.

Remaining Terms to Stated Maturity for the Statistical Calculation Pool Mortgage Loans

in Loan Group 1*

Range of Remaining Terms (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
1-120	$271,246	3	0.07%	$90,415	6.959%	116.39	640	66.2%
121-180	6,935,268	48	1.83	144,485	6.776	176.49	645	74.3
181-300	3,350,964	24	0.89	139,624	6.882	246.00	666	80.7
301-360	367,441,816	1,979	97.21	185,670	7.161	355.63	615	77.7
Total/Avg./Wtd. Avg.	$377,999,295	2,054	100.00%	$184,031	7.151%	351.20	616	77.6%

____________

*	The weighted average remaining term to maturity of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 351 months.

Original Loan-to-Value Ratios for the Statistical Calculation Pool Mortgage Loans

in Loan Group 1*

Range of Original Loan-to-Value Ratios (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
50.00 or Less	$15,905,331	101	4.21%	$157,479	7.045%	348.41	615	42.7%
50.01-55.00	8,327,957	47	2.20	177,191	7.057	353.41	611	53.2
55.01-60.00	10,390,589	55	2.75	188,920	6.930	351.46	608	57.5
60.01-65.00	27,067,865	128	7.16	211,468	6.810	352.31	602	63.1
65.01-70.00	26,687,433	148	7.06	180,320	6.968	347.88	607	68.6
70.01-75.00	35,580,029	195	9.41	182,462	7.282	351.94	595	74.0
75.01-80.00	113,978,269	650	30.15	175,351	6.921	351.77	622	79.5
80.01-85.00	54,180,237	276	14.33	196,305	7.307	349.56	610	84.4
85.01-90.00	65,186,793	341	17.25	191,164	7.429	352.51	621	89.5
90.01-95.00	15,978,102	83	4.23	192,507	7.824	351.36	640	94.3
95.01-100.00	4,716,690	30	1.25	157,223	7.794	349.45	671	99.6
Total/Avg./Wtd. Avg.	$377,999,295	2,054	100.00%	$184,031	7.151%	351.20	616	77.6%

__________

*	The Weighted Average Original Loan-to-Value Ratio at origination of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 77.62%.

State Distribution for the Statistical Calculation Pool Mortgage Loans

in Loan Group 1

State	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Alabama	$754,355	6	0.20%	$125,726	7.931%	356.00	625	91.3%
Arizona	19,552,082	112	5.17	174,572	7.002	352.45	619	78.5
Arkansas	521,879	3	0.14	173,960	7.299	356.38	601	87.3
California	112,935,707	461	29.88	244,980	6.946	354.28	612	72.6
Colorado	3,587,666	20	0.95	179,383	6.624	355.12	624	81.5
Connecticut	2,791,988	19	0.74	146,947	7.679	355.37	598	75.2
Delaware	1,392,544	8	0.37	174,068	6.930	355.10	612	78.0
District of Columbia	570,277	3	0.15	190,092	7.200	356.30	589	65.9
Florida	38,868,192	232	10.28	167,535	7.350	348.97	606	77.8
Georgia	8,947,923	68	2.37	131,587	7.318	344.53	616	82.4
Hawaii	582,430	3	0.15	194,143	6.910	356.05	671	76.1
Idaho	799,998	6	0.21	133,333	7.236	356.65	623	74.2
Illinois	19,455,514	105	5.15	185,291	7.024	355.64	628	79.9
Indiana	3,655,154	36	0.97	101,532	7.535	349.34	624	82.9
Iowa	1,304,464	12	0.35	108,705	7.570	354.60	643	85.7
Kansas	1,364,535	10	0.36	136,453	7.642	340.88	647	89.2
Kentucky	1,337,412	12	0.35	111,451	7.045	330.70	640	83.9
Maine	467,487	3	0.12	155,829	7.719	357.00	585	77.8
Maryland	21,774,049	105	5.76	207,372	7.183	352.31	604	79.4
Massachusetts	5,118,151	21	1.35	243,721	7.211	355.14	612	76.3
Michigan	11,611,976	89	3.07	130,472	7.765	354.83	599	82.6
Minnesota	8,526,530	45	2.26	189,478	7.002	339.75	620	81.2
Missouri	6,695,191	54	1.77	123,985	7.422	337.33	637	84.7
Nebraska	367,201	2	0.10	183,600	7.066	355.68	637	88.9
Nevada	12,392,632	63	3.28	196,708	7.075	353.22	617	78.4
New Hampshire	1,018,701	5	0.27	203,740	7.310	355.44	605	81.2
New Jersey	10,813,432	52	2.86	207,951	7.390	354.33	614	79.2
New Mexico	1,349,662	8	0.36	168,708	7.334	355.49	624	77.0
New York	11,131,928	43	2.94	258,882	6.973	352.64	625	74.4
North Carolina	8,430,492	69	2.23	122,181	7.588	348.46	621	83.4
Ohio	8,247,989	64	2.18	128,875	6.953	332.81	639	82.1
Oklahoma	660,836	4	0.17	165,209	6.935	355.80	647	82.9
Oregon	3,618,737	18	0.96	201,041	7.013	347.06	621	84.2
Pennsylvania	6,598,220	51	1.75	129,377	7.333	331.94	623	81.2
Rhode Island	1,789,452	9	0.47	198,828	7.443	355.43	614	71.0
South Carolina	2,393,557	18	0.63	132,975	7.358	355.60	616	84.0
South Dakota	129,540	1	0.03	129,540	6.650	354.00	678	80.0
Tennessee	4,371,569	29	1.16	150,744	7.265	349.03	636	79.4
Texas	331,584	4	0.09	82,896	9.021	319.74	558	73.2
Utah	1,016,186	6	0.27	169,364	6.591	355.86	668	84.0
Vermont	281,104	2	0.07	140,552	7.836	355.64	610	86.0
Virginia	16,147,403	90	4.27	179,416	7.332	354.32	605	78.6
Washington	7,656,943	37	2.03	206,944	6.964	350.87	637	83.1
West Virginia	1,437,192	8	0.38	179,649	8.626	353.71	601	74.9
Wisconsin	4,814,633	36	1.27	133,740	7.215	342.02	629	80.2
Wyoming	384,800	2	0.10	192,400	6.458	353.36	646	80.0
Total/Avg./Wtd. Avg.	$377,999,295	2,054	100.00%	$184,031	7.151%	351.20	616	77.6%

Credit Bureau Risk Scores(1) for the Statistical Calculation Pool Mortgage Loans

in Loan Group 1*

Range of Credit Bureau Risk Scores	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
801-820	$100,716	1	0.03%	$100,716	7.190%	286.00	814	75.0%
781-800	1,067,761	5	0.28	213,552	6.343	342.93	788	66.9
761-780	1,651,680	10	0.44	165,168	6.567	337.98	770	78.4
741-760	5,119,057	37	1.35	138,353	6.537	346.42	751	77.1
721-740	7,733,432	45	2.05	171,854	6.771	349.65	730	80.2
701-720	12,193,810	65	3.23	187,597	6.575	349.82	710	75.4
681-700	14,668,647	81	3.88	181,094	6.730	350.50	689	80.1
661-680	30,566,908	159	8.09	192,245	6.724	343.28	670	79.5
641-660	36,945,275	196	9.77	188,496	6.806	350.39	650	79.0
621-640	55,487,188	297	14.68	186,826	6.910	349.50	629	80.4
601-620	67,273,499	352	17.80	191,118	6.980	352.72	611	78.7
581-600	50,254,736	277	13.29	181,425	7.239	353.78	590	76.3
561-580	35,102,029	184	9.29	190,772	7.424	352.58	572	73.8
541-560	25,237,125	144	6.68	175,258	7.799	354.11	551	75.9
521-540	29,012,583	162	7.68	179,090	8.289	354.97	531	73.9
501-520	3,208,615	21	0.85	152,791	8.601	353.37	513	77.1
500 or Less	2,376,235	18	0.63	132,013	8.734	349.87	480	78.9
Total/Avg./Wtd. Avg	$377,999,295	2,054	100.00%	$184,031	7.151%	351.20	616	77.6%

______________________

(1)

The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

*	The weighted average Credit Bureau Risk Score of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 616.

Gross Margins for the Adjustable Rate Statistical Calculation Pool Mortgage Loans

in Loan Group 1*

Range of Gross Margins (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

2.001-3.000	$ 469,199	2	0.16%	$ 234,600	6.442%	354.15	630	77.3%
3.001-4.000	167,048	1	0.06	167,048	7.150	357.00	646	85.0
4.001-5.000	18,951,962	97	6.66	195,381	6.310	355.82	629	75.8
5.001-6.000	126,148,746	604	44.32	208,856	6.793	355.54	622	78.3
6.001-7.000	102,926,938	542	36.16	189,902	7.536	355.62	592	77.5
7.001-8.000	20,127,755	117	7.07	172,032	7.957	355.37	579	81.0
8.001-9.000	12,699,182	86	4.46	147,665	8.865	353.37	572	83.2
9.001-10.000	2,738,984	24	0.96	114,124	9.761	351.25	547	79.0
10.001-11.000	282,149	3	0.10	94,050	10.564	343.66	513	76.9
12.001-13.000	118,832	1	0.04	118,832	9.750	357.00	504	70.0
Total/Avg./Wtd. Avg	$ 284,630,795	1,477	100.00%	$ 192,709	7.238%	355.42	606	78.2%

____________

*	The weighted average Gross Margin for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 6.329%.

Next Adjustment Date for the Adjustable Rate Statistical Calculation Pool Mortgage Loans

in Loan Group 1*

Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
January 2006	$84,376	1	0.03%	$84,376	5.990%	355.00	746	79.4%
February 2006	166,085	1	0.06	166,085	8.415	356.00	573	90.0
May 2006	250,183	1	0.09	250,183	5.900	353.00	586	90.0
June 2006	1,350,189	6	0.47	225,031	6.835	354.00	594	87.0
July 2006	1,321,257	8	0.46	165,157	7.314	355.00	575	75.4
August 2006	3,094,092	13	1.09	238,007	7.514	356.00	626	81.4
September 2006	150,872	1	0.05	150,872	8.590	346.00	536	80.0
October 2006	339,890	2	0.12	169,945	7.124	346.32	541	63.9
November 2006	1,084,189	9	0.38	120,465	8.586	347.43	556	81.9
December 2006	1,870,118	13	0.66	143,855	8.742	347.59	520	77.9
January 2007	2,862,045	23	1.01	124,437	8.888	349.75	545	82.7
February 2007	2,709,888	21	0.95	129,042	8.043	350.44	572	77.7
March 2007	1,341,029	7	0.47	191,576	8.326	351.00	566	77.7
April 2007	514,994	3	0.18	171,665	8.037	352.00	559	77.8
May 2007	7,812,163	38	2.74	205,583	6.628	353.03	602	80.4
June 2007	27,835,476	138	9.78	201,706	6.905	354.00	618	81.2
July 2007	41,506,368	190	14.58	218,455	7.060	355.01	615	78.4
August 2007	89,727,184	463	31.52	193,795	7.315	356.06	602	77.5
September 2007	59,344,034	310	20.85	191,432	7.163	357.01	608	76.2
October 2007	489,577	3	0.17	163,192	9.001	355.35	509	79.1
November 2007	237,087	3	0.08	79,029	7.715	348.00	514	77.4
December 2007	1,462,247	10	0.51	146,225	7.807	348.78	552	80.4
January 2008	584,837	4	0.21	146,209	9.431	349.44	524	81.5
May 2008	583,605	3	0.21	194,535	7.291	353.00	564	83.7
June 2008	7,792,979	46	2.74	169,413	7.094	354.00	609	79.3
July 2008	6,888,168	41	2.42	168,004	7.603	355.04	604	83.5
August 2008	11,927,247	65	4.19	183,496	7.274	356.06	623	78.2
September 2008	8,594,326	41	3.02	209,618	7.355	357.00	615	79.6
October 2008	799,702	3	0.28	266,567	7.648	358.00	593	84.3
January 2010	75,668	1	0.03	75,668	9.720	349.00	557	80.0
May 2010	1,043,998	4	0.37	261,000	6.860	353.00	621	71.9
August 2010	512,396	3	0.18	170,799	6.595	356.00	642	78.1
September 2010	274,525	2	0.10	137,263	6.568	357.00	599	67.8
Total/Avg./Wtd. Avg	$284,630,795	1,477	100.00%	$192,709	7.238%	355.42	606	78.2%

______________

*	The weighted average number of months to next Adjustment Date for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date is 21 months.

Maximum Mortgage Rates for the Adjustable Rate Statistical Calculation Pool Mortgage Loans

in Loan Group 1*

Range of Maximum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
10.501-11.000	$160,493	1	0.06%	$160,493	5.750%	356.00	613	69.9%
11.001-11.500	3,944,074	19	1.39	207,583	6.168	356.26	638	77.3
11.501-12.000	14,813,117	73	5.20	202,919	5.974	355.94	628	74.8
12.001-12.500	25,155,412	129	8.84	195,003	6.297	355.18	620	77.3
12.501-13.000	50,633,710	243	17.79	208,369	6.485	355.37	620	74.2
13.001-13.500	31,199,022	158	10.96	197,462	6.777	355.56	616	76.1
13.501-14.000	50,483,052	255	17.74	197,973	7.113	355.67	616	80.4
14.001-14.500	39,180,036	190	13.77	206,211	7.520	355.61	600	80.2
14.501-15.000	26,294,811	153	9.24	171,862	8.050	355.19	589	81.6
15.001-15.500	17,090,870	98	6.00	174,397	8.421	355.32	573	80.5
15.501-16.000	13,280,025	85	4.67	156,236	8.996	354.97	568	82.1
16.001-16.500	6,407,106	35	2.25	183,060	9.344	354.23	563	80.4
16.501-17.000	5,078,405	31	1.78	163,820	9.841	354.71	543	74.1
17.001-17.500	485,854	5	0.17	97,171	10.250	353.14	543	78.4
17.501-18.000	424,806	2	0.15	212,403	10.669	355.21	543	75.6
Total/Avg./Wtd. Avg	$284,630,795	1,477	100.00%	$192,709	7.238%	355.42	606	78.2%

_________________

*

The weighted average Maximum Mortgage Rate for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 13.773% per annum.

Initial Periodic Rate Cap for the Adjustable Rate Statistical Calculation Pool Mortgage Loans

in Loan Group 1*

Initial Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
1.500	$11,379,991	60	4.00%	$189,667	7.597%	354.79	604	79.7%
2.000	30,923,696	134	10.86	230,774	6.809	355.59	632	77.5
3.000	242,127,909	1,282	85.07	188,867	7.276	355.43	602	78.3
6.000	199,199	1	0.07	199,199	6.500	353.00	711	75.2
Total/Avg./Wtd. Avg	$284,630,795	1,477	100.00%	$192,709	7.238%	355.42	606	78.2%

________________

*	The weighted average initial Periodic Rate Cap for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 2.833%.

Subsequent Periodic Rate Cap for the Adjustable Rate Statistical Calculation Pool Mortgage Loans

in Loan Group 1*

Subsequent Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
1.000	$143,753,048	791	50.51%	$181,736	7.163%	355.46	604	78.6%
1.500	17,568,720	89	6.17	197,401	7.497	354.90	604	80.5
2.000	123,309,027	597	43.32	206,548	7.288	355.45	607	77.5
Total/Avg./Wtd. Avg	$284,630,795	1,477	100.00%	$192,709	7.238%	355.42	606	78.2%

________________

*	The weighted average subsequent Periodic Rate Cap for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 1.464%.

Minimum Mortgage Rates for the Adjustable Rate Statistical Calculation Pool Mortgage Loans

in Loan Group 1*

Range of Minimum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
4.001–5.000	$487,213	2	0.17%	$243,607	4.990%	355.64	665	52.8%
5.001–6.000	35,016,741	156	12.30	224,466	5.838	355.44	634	72.0
6.001–7.000	110,763,432	562	38.91	197,088	6.642	355.50	620	77.5
7.001–8.000	81,078,742	414	28.49	195,842	7.538	355.70	601	81.0
8.001–9.000	38,838,216	226	13.65	171,851	8.488	355.19	573	80.3
9.001–10.000	16,746,895	102	5.88	164,185	9.492	354.39	550	79.1
10.001 or Greater	1,699,556	15	0.60	113,304	10.482	352.08	548	72.6
Total/Avg./Wtd. Avg	$284,630,795	1,477	100.00%	$192,709	7.238%	355.42	606	78.2%

________________

*

The weighted average Minimum Mortgage Rate for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 7.227% per annum.

Types of Mortgaged Properties for the Statistical Calculation Pool Mortgage Loans

in Loan Group 1

Property Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

Single-Family Residence (detached)	$ 297,586,031	1,672	78.73%	$ 177,982	7.138%	350.12	615	77.7%
Planned Unit Development (detached)	40,833,700	198	10.80	206,231	7.196	354.78	613	78.6
Condominium	17,708,435	96	4.68	184,463	7.321	355.75	614	79.6
Two Family	12,086,828	51	3.20	236,997	7.058	355.42	631	72.2
Three Family	3,542,802	13	0.94	272,523	7.093	355.58	611	75.0
Four Family	3,485,763	10	0.92	348,576	7.096	356.22	647	72.2
Single-Family Residence (attached)	1,411,935	8	0.37	176,492	7.014	356.07	617	71.0
CNDP	1,228,601	5	0.33	245,720	7.791	355.15	607	74.3
Townhouse	115,200	1	0.03	115,200	7.750	357.00	593	80.0
Total/Avg./Wtd. Avg	$ 377,999,295	2,054	100.00%	$ 184,031	7.151%	351.20	616	77.6%

Occupancy Types for the Statistical Calculation Pool Mortgage Loans

in Loan Group 1(1)

Occupancy	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Owner Occupied	$363,207,048	1,961	96.09%	$185,215	7.142%	351.24	614	77.5%
Investment	12,741,905	81	3.37	157,307	7.323	349.26	667	78.7
Second Home	2,050,343	12	0.54	170,862	7.720	356.65	639	85.5
Total/Avg./Wtd. Avg	$377,999,295	2,054	100.00%	$184,031	7.151%	351.20	616	77.6%

(1)	Based on representations by the Mortgagors at the time of origination of the Statistical Calculation Pool Mortgage Loans in Loan Group 1.

Loan Purposes for the Statistical Calculation Pool Mortgage Loans

in Loan Group 1

Loan Purpose	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Refinance–Cash Out	$310,224,281	1,631	82.07%	$190,205	7.155%	351.22	613	76.8%
Refinance–No Cash Out	54,067,934	336	14.30	160,916	7.086	349.95	623	80.5
Purchase	13,707,081	87	3.63	157,553	7.325	355.80	657	84.5
Total/Avg./Wtd. Avg	$377,999,295	2,054	100.00%	$184,031	7.151%	351.20	616	77.6%

Credit Grade Categories for the Statistical Calculation Pool Mortgage Loans

in Loan Group 1(1)

Credit Grade Category	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

PR	$ 45,489,719	242	12.03%	$ 187,974	7.400%	351.22	595	77.1%
PP	272,703,184	1,483	72.14	183,886	6.959	350.90	628	78.6
A-	13,900,591	73	3.68	190,419	7.609	349.40	575	76.9
B	26,584,233	149	7.03	178,418	7.736	352.86	582	73.8
C	17,135,764	93	4.53	184,256	8.054	354.51	571	71.2
C-	1,233,160	8	0.33	154,145	9.441	352.98	548	67.6
D	952,645	6	0.25	158,774	7.906	355.86	582	72.0
Total/Avg./Wtd. Avg	$ 377,999,295	2,054	100.00%	$ 184,031	7.151%	351.20	616	77.6%

________________

(1)

Although the Statistical Calculation Pool Mortgage Loans in Loan Group 1 were originated by various originators under differing underwriting guidelines, the Statistical Calculation Pool Mortgage Loans in Loan Group 1 loosely correspond to the Countrywide Home Loans credit grades shown in this table. See “—Underwriting Standards” in this prospectus supplement.

Original Term for the Statistical Calculation Pool Mortgage Loans

in Loan Group 1

Original Term	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
ARM 360	$284,630,795	1,477	75.30%	$192,709	7.238%	355.42	606	78.2%
Fixed 120	271,246	3	0.07	90,415	6.959	116.39	640	66.2
Fixed 180	6,935,268	48	1.83	144,485	6.776	176.49	645	74.3
Fixed 240	2,801,707	20	0.74	140,085	6.859	236.51	663	81.8
Fixed 300	448,541	3	0.12	149,514	6.951	296.33	652	75.2
Fixed 360	82,911,738	503	21.93	164,834	6.896	356.26	646	75.6
Total/Avg./Wtd. Avg	$377,999,295	2,054	100.00%	$184,031	7.151%	351.20	616	77.6%

Loan Documentation Type for the Statistical Calculation Pool Mortgage Loans

in Loan Group 1

Loan Documentation Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Full Documentation	$244,038,788	1,405	64.56%	$173,693	7.000%	350.45	614	78.5%
Stated Income	133,960,507	649	35.44	206,411	7.426	352.57	619	76.0
Total/Avg./Wtd. Avg	$377,999,295	2,054	100.00%	$184,031	7.151%	351.20	616	77.6%

Original Prepayment Penalty Term for the Statistical Calculation Pool Mortgage Loans

in Loan Group 1

Original Prepayment Penalty Term (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
0	$88,451,738	498	23.40%	$177,614	7.419%	352.52	617	79.4%
6	1,557,277	8	0.41	194,660	6.945	335.94	645	80.8
12	18,098,186	84	4.79	215,455	7.244	352.17	622	76.0
24	168,779,195	872	44.65	193,554	7.172	355.17	603	77.3
36	101,112,899	592	26.75	170,799	6.868	343.48	634	76.7
Total/Avg./Wtd. Avg	$377,999,295	2,054	100.00%	$184,031	7.151%	351.20	616	77.6%

Months to Next Adjustment Date for the Adjustable Rate Statistical Calculation Pool Mortgage Loans in Loan Group 1

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
0-6	5	$1,850,833	9	0.65%	$205,648	6.812%	354.09	598	87.3%
7-12	9	6,975,984	40	2.45	174,400	7.845	352.66	584	79.2
13-18	17	43,832,311	235	15.40	186,520	7.145	353.08	603	80.6
19-24	20	191,756,378	973	67.37	197,077	7.218	356.10	606	77.3
25-31	30	16,743,438	100	5.88	167,434	7.457	353.86	598	81.4
32-37	33	21,565,262	110	7.58	196,048	7.304	356.50	619	78.9
38 or Greater	54	1,906,588	10	0.67	190,659	6.860	354.22	621	73.3
Total/Avg./Wtd. Avg		$284,630,795	1,477	100.00%	$192,709	7.238%	355.42	606	78.2%

Mortgage Loan Programs for the Statistical Calculation Pool Mortgage Loans

in Loan Group 2

Loan Programs	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
30Y LIB6M	$399,997	3	0.11%	$133,332	5.980%	354.52	626	74.5%
1/29 LIB6M	1,858,302	9	0.50	206,478	7.289	355.66	609	78.4
2/28 LIB6M	180,124,054	1,059	48.54	170,089	7.276	354.66	604	79.9
2/28 LIB6M - IO - 120	1,651,998	7	0.45	236,000	6.454	356.71	699	80.0
2/28 LIB6M - IO - 24	2,757,275	11	0.74	250,661	6.533	354.39	662	82.2
2/28 LIB6M - IO - 60	47,115,440	239	12.70	197,136	6.564	355.53	671	82.3
3/27 LIB6M	34,189,113	216	9.21	158,283	7.249	354.34	610	81.0
3/27 LIB6M - IO - 120	332,500	2	0.09	166,250	7.663	354.90	720	91.0
3/27 LIB6M - IO - 36	1,100,300	6	0.30	183,383	6.927	354.96	640	82.1
3/27 LIB6M - IO - 60	8,231,114	45	2.22	182,914	6.911	355.58	664	81.4
5/25 LIB6M	839,692	4	0.23	209,923	6.230	355.42	684	80.0
5/25 LIB6M - IO - 60	216,000	1	0.06	216,000	6.250	353.00	645	80.0
15Yr Fixed	985,235	11	0.27	89,567	8.054	175.57	601	76.1
20Yr Fixed	1,188,694	10	0.32	118,869	7.098	235.56	630	75.7
30Yr Fixed	88,195,153	652	23.77	135,269	7.205	355.86	628	77.6
30/15 Fixed Balloon	1,919,025	15	0.52	127,935	7.360	175.83	621	77.5
Total/Avg./Wtd. Avg	$371,103,891	2,290	100.00%	$162,054	7.146%	353.28	621	79.8%

Mortgage Loan Principal Balances for the Statistical Calculation Pool Mortgage Loans

in Loan Group 2*

Range of Mortgage Loan Principal Balances	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
$25,000.01 - $50,000.00	$690,105	14	0.19%	$49,293	9.194%	303.48	589	59.7%
$50,000.01 - $75,000.00	10,483,205	160	2.82	65,520	7.716	351.29	612	77.1
$75,000.01 - $100,000.00	27,132,514	305	7.31	88,959	7.326	350.11	619	79.9
$100,000.01 - $150,000.00	89,231,341	718	24.04	124,278	7.202	352.29	622	79.3
$150,000.01 - $200,000.00	81,059,689	464	21.84	174,698	7.137	354.21	617	79.4
$200,000.01 - $250,000.00	72,789,452	325	19.61	223,968	7.078	353.13	620	80.3
$250,000.01 - $300,000.00	52,866,795	193	14.25	273,921	7.079	355.09	621	80.4
$300,000.01 - $350,000.00	31,049,403	96	8.37	323,431	6.875	355.35	639	81.0
$350,000.01 - $400,000.00	3,582,733	10	0.97	358,273	7.104	354.03	631	82.1
$400,000.01 - $450,000.00	1,236,678	3	0.33	412,226	6.460	355.35	693	75.5
$450,000.01 - $500,000.00	453,974	1	0.12	453,974	9.990	355.00	511	60.7
$500,000.01 - $550,000.00	528,000	1	0.14	528,000	6.990	353.00	667	80.0
Total/Avg./Wtd. Avg	$371,103,891	2,290	100.00%	$162,054	7.146%	353.28	621	79.8%

____________

*	The Average Principal Balance of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately $162,054.

Mortgage Rates for the Statistical Calculation Pool Mortgage Loans

in Loan Group 2*

Range of Mortgage Rates(%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
4.501-5.000	$103,247	1	0.03%	$103,247	4.840%	356.00	593	80.0%
5.001-5.500	2,705,242	14	0.73	193,232	5.376	354.20	648	79.2
5.501-6.000	23,929,018	124	6.45	192,976	5.863	355.03	653	78.2
6.001-6.500	62,399,469	350	16.81	178,284	6.329	354.28	645	78.3
6.501-7.000	115,391,642	702	31.09	164,376	6.800	353.25	634	79.6
7.001-7.500	66,622,404	422	17.95	157,873	7.279	352.59	627	81.1
7.501-8.000	51,633,998	336	13.91	153,673	7.798	352.70	597	81.3
8.001-8.500	19,180,255	138	5.17	138,987	8.287	353.31	591	81.0
8.501-9.000	16,473,414	108	4.44	152,532	8.807	354.66	551	80.3
9.001–9.500	5,559,228	41	1.50	135,591	9.266	351.51	543	80.0
9.501-10.000	3,768,399	28	1.02	134,586	9.832	353.03	528	74.0
10.001-10.500	648,184	4	0.17	162,046	10.233	348.70	473	71.0
10.501-11.000	1,523,650	14	0.41	108,832	10.797	348.07	530	70.3
11.001-11.500	460,097	3	0.12	153,366	11.401	307.86	548	66.4
11.501-12.000	577,154	4	0.16	144,288	11.633	339.41	552	62.5
12.001-12.500	128,490	1	0.03	128,490	12.500	351.00	574	80.0
Total/Avg./Wtd. Avg	$371,103,891	2,290	100.00%	$162,054	7.146%	353.28	621	79.8%

____________

*	The Weighted Average Mortgage Rate for the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 7.146% per annum.

Remaining Terms to Stated Maturity for the Statistical Calculation Pool Mortgage Loans

in Loan Group 2*

Range of Remaining Terms (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
121-180	$2,904,260	26	0.78%	$111,702	7.595%	175.74	614	77.0%
181-300	1,188,694	10	0.32	118,869	7.098	235.56	630	75.7
301-360	366,854,215	2,253	98.85	162,829	7.143	355.01	621	79.8
361 or greater	156,722	1	0.04	156,722	6.500	476.00	672	62.8
Total/Avg./Wtd. Avg	$371,103,891	2,290	100.00%	$162,054	7.146%	353.28	621	79.8%

____________

*	The weighted average remaining term to maturity of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 353 months.

Original Loan-to-Value Ratios for the Statistical Calculation Pool Mortgage Loans

in Loan Group 2*

Range of Original Loan- to-Value Ratios(%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
50.00 or Less	$6,830,347	52	1.84%	$131,353	7.592%	350.64	589	43.7%
50.01-55.00	3,622,783	21	0.98	172,513	7.530	355.41	580	52.6
55.01-60.00	6,783,761	42	1.83	161,518	7.594	346.67	580	58.2
60.01-65.00	9,325,688	58	2.51	160,788	7.634	352.82	564	62.9
65.01-70.00	16,163,602	100	4.36	161,636	7.437	350.48	577	68.6
70.01-75.00	21,236,112	127	5.72	167,213	7.374	354.88	588	73.8
75.01-80.00	206,940,367	1,311	55.76	157,849	6.865	354.14	639	79.8
80.01-85.00	35,229,012	201	9.49	175,269	7.371	353.18	597	84.2
85.01-90.00	46,364,603	270	12.49	171,721	7.513	350.96	609	89.7
90.01-95.00	7,731,288	42	2.08	184,078	7.931	351.61	621	94.7
95.01-100.00	10,876,329	66	2.93	164,793	7.635	354.78	659	99.9
Total/Avg./Wtd. Avg	$371,103,891	2,290	100.00%	$162,054	7.146%	353.28	621	79.8%

__________

*	The Weighted Average Original Loan-to-Value Ratio at origination of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 79.75%.

State Distribution of the Mortgaged Properties for

the Statistical Calculation Pool Mortgage Loans in Loan Group 2

State	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Alabama	$2,044,083	18	0.55%	$113,560	7.524%	346.50	598	80.7%
Arizona	17,318,585	104	4.67	166,525	7.007	353.45	648	82.6
Arkansas	469,592	7	0.13	67,085	8.487	353.41	562	77.2
California	59,098,406	254	15.93	232,671	6.870	354.88	624	75.1
Colorado	5,736,670	37	1.55	155,045	6.690	341.06	635	79.3
Connecticut	4,598,238	24	1.24	191,593	7.451	354.93	598	78.4
Delaware	1,514,780	9	0.41	168,309	7.019	354.80	633	85.2
Florida	38,002,499	226	10.24	168,153	7.319	354.44	625	80.0
Georgia	11,532,908	85	3.11	135,681	7.309	352.62	607	81.1
Hawaii	1,218,038	4	0.33	304,510	7.051	355.65	620	74.8
Idaho	1,247,912	11	0.34	113,447	7.276	353.83	589	80.3
Illinois	20,293,065	113	5.47	179,585	7.114	354.89	629	81.7
Indiana	6,000,710	57	1.62	105,276	7.205	349.35	632	82.5
Iowa	1,515,210	15	0.41	101,014	7.598	354.00	661	80.2
Kansas	2,076,936	17	0.56	122,173	7.270	356.45	638	83.7
Kentucky	3,771,201	29	1.02	130,041	7.126	354.43	612	81.4
Louisiana	724,197	7	0.20	103,457	7.463	353.11	615	81.5
Maine	1,836,668	12	0.49	153,056	7.259	353.51	617	81.1
Maryland	16,688,327	80	4.50	208,604	7.136	355.31	611	79.3
Massachusetts	5,868,734	28	1.58	209,598	6.568	351.90	645	81.0
Michigan	16,369,101	117	4.41	139,907	7.580	354.07	605	81.2
Minnesota	6,860,430	41	1.85	167,328	6.973	349.39	624	81.6
Mississippi	604,186	5	0.16	120,837	7.645	326.89	591	84.0
Missouri	6,476,264	53	1.75	122,194	7.352	354.19	619	81.8
Montana	707,284	6	0.19	117,881	6.870	354.35	627	81.7
Nebraska	221,177	2	0.06	110,589	6.849	356.08	693	80.0
Nevada	11,972,807	59	3.23	202,929	7.203	355.08	613	78.9
New Hampshire	1,732,065	10	0.47	173,206	6.944	351.96	588	77.7
New Jersey	11,675,838	59	3.15	197,896	7.362	355.09	606	77.1
New Mexico	1,092,649	6	0.29	182,108	7.726	347.79	591	74.5
New York	10,023,218	42	2.70	238,648	6.941	355.08	630	76.4
North Carolina	11,116,028	92	3.00	120,826	7.154	349.99	621	82.3
North Dakota	75,824	1	0.02	75,824	7.340	357.00	632	80.0
Ohio	14,093,725	117	3.80	120,459	7.024	354.29	616	83.4
Oklahoma	1,596,428	15	0.43	106,429	7.506	354.37	604	80.4
Oregon	5,396,466	34	1.45	158,720	6.579	354.51	646	80.4
Pennsylvania	12,214,859	92	3.29	132,770	7.272	349.53	617	81.0
Rhode Island	2,851,111	15	0.77	190,074	6.996	348.01	603	75.7
South Carolina	5,466,564	50	1.47	109,331	7.450	345.80	624	82.5
South Dakota	181,842	1	0.05	181,842	5.550	354.00	672	79.7
Tennessee	6,447,482	60	1.74	107,458	7.465	353.97	632	84.4
Texas	8,037,117	70	2.17	114,816	7.250	352.66	620	80.9
Utah	1,861,820	13	0.50	143,217	7.632	353.61	628	81.6
Virginia	17,314,587	96	4.67	180,360	7.252	351.65	609	79.7
Washington	7,929,747	45	2.14	176,217	6.896	355.06	623	80.4
West Virginia	1,141,446	11	0.31	103,768	7.419	354.59	625	82.2
Wisconsin	5,519,248	36	1.49	153,312	7.484	350.84	628	81.7
Wyoming	567,818	5	0.15	113,564	6.548	355.09	635	78.1
Total/Avg./Wtd. Avg	$371,103,891	2,290	100.00%	$162,054	7.146%	353.28	621	79.8%

Credit Bureau Risk Scores(1) for the Statistical Calculation Pool Mortgage Loans

in Loan Group 2*

Range of Credit Bureau Risk Scores	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
801–820	$127,528	1	0.03%	$127,528	5.890%	356.00	802	80.0%
781–800	2,014,446	9	0.54	223,827	6.502	355.94	787	84.7
761–780	3,546,582	20	0.96	177,329	6.638	355.81	771	84.5
741–760	6,045,805	34	1.63	177,818	6.592	356.25	751	82.4
721–740	7,858,655	44	2.12	178,606	6.790	356.15	729	81.8
701–720	9,289,269	53	2.50	175,269	6.681	353.93	711	80.9
681–700	16,083,437	88	4.33	182,766	6.753	355.79	690	82.3
661–680	31,656,748	188	8.53	168,387	6.816	355.50	669	79.9
641–660	54,648,508	343	14.73	159,325	6.900	352.85	650	80.0
621–640	69,068,410	420	18.61	164,449	6.874	353.11	631	81.1
601–620	50,222,555	333	13.53	150,818	7.091	351.06	610	80.9
581–600	50,302,803	337	13.55	149,266	7.301	352.62	591	80.2
561–580	23,151,635	134	6.24	172,773	7.365	354.04	572	77.2
541–560	10,649,760	69	2.87	154,344	7.826	355.11	552	74.5
521–540	5,065,932	35	1.37	144,741	7.856	345.47	532	78.6
501–520	21,964,046	120	5.92	183,034	8.699	354.81	510	72.6
500 or Less	9,407,771	62	2.54	151,738	7.944	350.79	479	77.9
Total/Avg./Wtd. Avg	$371,103,891	2,290	100.00%	$162,054	7.146%	353.28	621	79.8%

______________________

(1)

The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

*	The weighted average Credit Bureau Risk Score of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 621.

Gross Margins for the Adjustable Rate Statistical Calculation Pool Mortgage Loans

In Loan Group 2*

Range of Gross Margins (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
2.001-3.000	$373,877	2	0.13%	$186,939	6.894%	352.69	609	89.4%
3.001-4.000	1,735,473	9	0.62	192,830	6.419	354.25	636	79.3
4.001-5.000	20,331,302	111	7.29	183,165	6.226	354.74	642	80.1
5.001-6.000	108,270,041	583	38.83	185,712	6.743	355.11	633	80.3
6.001-7.000	114,458,547	680	41.05	168,321	7.413	354.88	611	79.9
7.001-8.000	33,646,544	217	12.07	155,053	7.933	353.75	589	83.2
Total/Avg./Wtd. Avg	$278,815,785	1,602	100.00%	$174,042	7.122%	354.82	619	80.5%

_____________

*	The weighted average Gross Margin for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 6.202%.

Next Adjustment Date for the Adjustable Rate Statistical Calculation Pool Mortgage Loans

in Loan Group 2*

Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

January 2006	$513,900	3	0.18%	$171,300	6.942%	344.25	558	78.4%
June 2006	193,045	2	0.07	96,522	5.970	354.00	602	68.6
July 2006	869,199	5	0.31	173,840	6.866	351.72	638	80.9
August 2006	1,485,068	7	0.53	212,153	8.112	353.91	552	78.0
October 2006	234,842	1	0.08	234,842	6.300	346.00	573	80.0
November 2006	1,116,955	6	0.40	186,159	7.185	347.00	588	88.9
December 2006	3,550,213	26	1.27	136,547	8.144	348.49	521	76.7
January 2007	4,794,843	33	1.72	145,298	7.909	349.13	539	82.3
February 2007	3,523,732	21	1.26	167,797	7.569	350.47	554	83.9
March 2007	1,434,136	10	0.51	143,414	7.275	351.00	622	82.9
April 2007	1,996,932	13	0.72	153,610	7.661	352.00	544	81.4
May 2007	14,748,220	93	5.29	158,583	6.786	353.16	616	78.9
June 2007	60,320,694	344	21.63	175,351	6.925	354.00	618	80.8
July 2007	30,965,956	165	11.11	187,672	7.084	355.00	614	80.5
August 2007	67,680,328	373	24.27	181,449	7.178	356.04	623	80.1
September 2007	40,161,913	223	14.40	180,098	7.169	357.00	646	80.3
October 2007	490,349	4	0.18	122,587	7.344	358.00	635	85.4
November 2007	356,023	2	0.13	178,011	7.589	348.00	575	71.9
December 2007	807,258	5	0.29	161,452	7.677	348.73	506	83.1
January 2008	911,785	6	0.33	151,964	7.578	349.11	539	83.8
February 2008	599,584	6	0.22	99,931	7.274	350.45	580	74.7
March 2008	304,543	2	0.11	152,272	7.849	351.00	625	95.0
April 2008	501,478	5	0.18	100,296	8.310	352.00	560	83.6
May 2008	954,531	6	0.34	159,089	6.357	353.00	635	82.0
June 2008	15,904,866	98	5.70	162,295	6.890	354.00	616	81.5
July 2008	8,233,857	56	2.95	147,033	7.405	355.00	621	79.8
August 2008	10,390,787	55	3.73	188,923	7.262	356.03	648	81.3
September 2008	4,539,056	26	1.63	174,579	7.319	357.00	642	81.2
October 2008	176,000	1	0.06	176,000	7.500	358.00	654	80.0
May 2010	473,988	3	0.17	157,996	6.330	353.00	632	80.0
August 2010	294,833	1	0.11	294,833	6.090	356.00	724	80.0
September 2010	286,872	1	0.10	286,872	6.225	357.00	699	80.0
Total/Avg./Wtd. Avg	$278,815,785	1,602	100.00%	$174,042	7.122%	354.82	619	80.5%

______________

*	The weighted average number of months to next Adjustment Date for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date is 21 months.

Maximum Mortgage Rates for the Adjustable Rate Statistical Calculation Pool Mortgage Loans

in Loan Group 2*

Range of Maximum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
11.001-11.500	$3,589,986	17	1.29%	$211,176	5.761%	355.10	655	79.6%
11.501-12.000	11,277,741	65	4.04	173,504	5.854	354.48	634	79.3
12.001-12.500	29,923,618	171	10.73	174,992	6.317	354.52	628	79.7
12.501-13.000	53,713,010	308	19.26	174,393	6.644	354.41	625	80.0
13.001-13.500	42,388,271	237	15.20	178,853	6.882	354.96	636	80.4
13.501-14.000	60,751,510	352	21.79	172,590	7.128	355.01	631	81.6
14.001-14.500	25,740,077	156	9.23	165,000	7.379	355.28	636	82.3
14.501-15.000	21,088,801	122	7.56	172,859	7.963	355.12	590	81.7
15.001-15.500	12,295,945	72	4.41	170,777	8.347	354.96	578	80.6
15.501-16.000	10,527,147	55	3.78	191,403	8.899	354.97	537	78.0
16.001-16.500	3,221,554	20	1.16	161,078	9.254	354.09	533	79.4
16.501-17.000	2,525,321	16	0.91	157,833	9.986	355.34	512	71.9
17.001-17.500	721,866	4	0.26	180,466	10.455	350.00	477	68.1
17.501-18.000	803,915	6	0.29	133,986	11.075	352.75	539	65.1
18.001-19.000	247,023	1	0.09	247,023	11.590	354.00	515	75.0
Total/Avg./Wtd. Avg	$278,815,785	1,602	100.00%	$174,042	7.122%	354.82	619	80.5%

_________________

*

The weighted average Maximum Mortgage Rate for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 13.606% per annum.

Initial Periodic Rate Cap for the Adjustable Rate Statistical Calculation Pool Mortgage Loans

in Loan Group 2*

Initial Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
1.500	$9,866,484	62	3.54%	$159,137	7.421%	354.87	630	78.1%
2.000	14,273,134	64	5.12	223,018	6.660	355.65	668	80.9
3.000	254,676,167	1,476	91.34	172,545	7.137	354.77	616	80.6
Total/Avg./Wtd. Avg	$278,815,785	1,602	100.00%	$174,042	7.122%	354.82	619	80.5%

________________

*	The weighted average Initial Periodic Rate Cap for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 2.896%.

Subsequent Periodic Rate Cap for the Adjustable Rate Statistical Calculation Pool Mortgage Loans in Loan Group 2*

Subsequent Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
1.000	$186,671,188	1,112	66.95%	$167,870	6.971%	354.69	622	81.3%
1.500	12,510,467	76	4.49	164,611	7.413	354.67	622	78.7
2.000	79,634,130	414	28.56	192,353	7.432	355.13	611	79.0
Total/Avg./Wtd. Avg	$278,815,785	1,602	100.00%	$174,042	7.122%	354.82	619	80.5%

________________

*	The weighted average Subsequent Periodic Rate Cap for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 1.308%.

Minimum Mortgage Rates for the Adjustable Rate Statistical Calculation Pool Mortgage Loans

in Loan Group 2*

Range of Minimum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
3.001 - 4.000	$84,594	1	0.03%	$84,594	7.090%	357.00	731	80.0%
4.001 - 5.000	103,247	1	0.04	103,247	4.840	356.00	593	80.0
5.001 - 6.000	24,342,419	128	8.73	190,175	5.832	354.79	650	79.1
6.001 - 7.000	135,570,255	771	48.62	175,837	6.655	355.00	637	80.2
7.001 - 8.000	83,095,725	488	29.80	170,278	7.513	354.63	610	82.0
8.001 - 9.000	26,671,138	160	9.57	166,695	8.554	354.64	563	81.2
9.001 - 10.000	6,639,627	39	2.38	170,247	9.512	354.81	523	74.7
10.001 or Greater	2,308,780	14	0.83	164,913	10.840	353.01	509	67.4
Total/Avg./Wtd. Avg	$278,815,785	1,602	100.00%	$174,042	7.122%	354.82	619	80.5%

________________

*

The weighted average Minimum Mortgage Rate for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 7.102% per annum.

Types of Mortgaged Properties for the Statistical Calculation Pool Mortgage Loans

in Loan Group 2

Property Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Single-Family Residence (detached)	$289,367,396	1,835	77.97%	$157,693	7.139%	353.10	620	79.9%
Planned Unit Development (detached)	46,930,413	259	12.65	181,199	7.233	354.00	614	79.6
Condominium	20,641,452	127	5.56	162,531	7.002	353.45	644	79.7
Two Family	9,005,372	47	2.43	191,604	7.130	354.09	639	78.1
Three Family	2,536,154	11	0.68	230,559	6.949	355.62	635	73.3
Four Family	1,290,236	4	0.35	322,559	8.316	353.31	608	71.3
Single-Family Residence (attached)	873,347	5	0.24	174,669	7.088	356.17	621	77.3
CNDP	459,522	2	0.12	229,761	7.159	354.00	592	86.5
Total/Avg./Wtd. Avg	$371,103,891	2,290	100.00%	$162,054	7.146%	353.28	621	79.8%

Occupancy Types for the Statistical Calculation Pool Mortgage Loans

in Loan Group 2(1)

Occupancy	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Owner Occupied	$365,980,956	2,252	98.62%	$162,514	7.139%	353.37	621	79.8%
Investment	3,953,172	28	1.07	141,185	7.555	350.61	634	75.4
Second Home	1,169,764	10	0.32	116,976	7.689	334.04	610	80.0
Total/Avg./Wtd. Avg	$371,103,891	2,290	100.00%	$162,054	7.146%	353.28	621	79.8%

______________

(1)	Based on representations by the Mortgagors at the time of origination of the Statistical Calculation Pool Mortgage Loans in Loan Group 2.

Loan Purposes for the Statistical Calculation Pool Mortgage Loans

in Loan Group 2

Loan Purpose	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Purchase	$194,237,996	1,213	52.34%	$160,130	6.980%	354.51	644	81.9%
Refinance – Cash Out	148,788,589	886	40.09	167,933	7.354	352.21	594	76.7
Refinance – No Cash Out	28,077,307	191	7.57	147,002	7.184	350.44	606	80.8
Total/Avg./Wtd. Avg	$371,103,891	2,290	100.00%	$162,054	7.146%	353.28	621	79.8%

Credit Grade Categories for the Statistical Calculation Pool Mortgage Loans

in Loan Group 2(1)

Credit Grade Category	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
PR	$33,265,055	186	8.96%	$178,844	7.372%	351.64	589	80.1%
PP	290,000,017	1,814	78.15	159,868	7.009	353.47	634	80.6
A-	13,659,482	82	3.68	166,579	7.622	353.97	572	76.5
B	19,591,811	117	5.28	167,451	7.733	351.98	570	75.6
C	11,377,966	73	3.07	155,863	8.076	354.47	565	72.1
C-	1,335,867	7	0.36	190,838	9.024	354.35	529	58.9
D	1,873,693	11	0.50	170,336	7.724	353.94	604	70.0
Total/Avg./Wtd. Avg	$371,103,891	2,290	100.00%	$162,054	7.146%	353.28	621	79.8%

_________________

(1)

Although the Statistical Calculation Pool Mortgage Loans in Loan Group 2 were originated by various originators under differing underwriting guidelines the Statistical Calculation Pool Mortgage Loans in Loan Group 2 loosely correspond to the Countrywide Home Loans credit grades shown in this table. See “—Underwriting Standards” in this prospectus supplement.

Original Term for the Statistical Calculation Pool Mortgage Loans

in Loan Group 2

Original Term	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
ARM 360	$278,815,785	1,602	75.13%	$174,042	7.122%	354.82	619	80.5%
Fixed 180	2,904,260	26	0.78	111,702	7.595	175.74	614	77.0
Fixed 240	1,188,694	10	0.32	118,869	7.098	235.56	630	75.7
Fixed 360	88,195,153	652	23.77	135,269	7.205	355.86	628	77.6
Total/Avg./Wtd. Avg	$371,103,891	2,290	100.00%	$162,054	7.146%	353.28	621	79.8%

Loan Documentation Type for the Statistical Calculation Pool Mortgage Loans

in Loan Group 2

Loan Documentation Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

Full Documentation	$ 233,182,746	1,546	62.83%	$ 150,830	7.045%	352.80	612	79.9%
Stated Income	137,921,145	744	37.17	185,378	7.315	354.09	636	79.5
Total/Avg./Wtd. Avg	$ 371,103,891	2,290	100.00%	$ 162,054	7.146%	353.28	621	79.8%

Original Prepayment Penalty Term for the Statistical Calculation Pool Mortgage Loans

in Loan Group 2

Original Prepayment Penalty Term (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
0	$82,406,204	525	22.21%	$156,964	7.381%	352.73	622	79.7%
6	988,354	4	0.27	247,088	7.275	356.35	635	85.7
12	13,880,230	68	3.74	204,121	7.087	355.08	632	79.3
24	171,030,640	971	46.09	176,139	7.065	354.59	618	80.2
36	102,798,465	722	27.70	142,380	7.099	351.27	625	79.1
Total/Avg./Wtd. Avg	$371,103,891	2,290	100.00%	$162,054	7.146%	353.28	621	79.8%

Months to Next Adjustment Date for the Adjustable Rate Statistical Calculation Pool Mortgage Loans in Loan Group 2

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
0-6	2	$706,944	5	0.25%	$141,389	6.676%	346.91	570	75.7%
7-12	10	5,506,741	32	1.98	172,086	7.790	349.89	556	79.2
13-18	17	88,568,093	527	31.77	168,061	7.019	353.26	608	80.7
19-24	20	139,872,104	768	50.17	182,125	7.159	356.06	627	80.3
25-31	30	28,000,367	183	10.04	153,007	7.097	353.85	612	81.0
32-37	32	15,105,843	82	5.42	184,218	7.282	356.34	646	81.2
38 or Greater	55	1,055,692	5	0.38	211,138	6.234	354.92	676	80.0
Total/Avg./Wtd. Avg		$278,815,785	1,602	100.00%	$174,042	7.122%	354.82	619	80.5%

Mortgage Loan Programs for the Statistical Calculation Pool Mortgage Loans

in Loan Group 3

Loan Programs	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
30Y LIB6M	$311,078	2	0.12%	$155,539	6.905%	355.00	580	87.9%
1/29 LIB6M	1,293,251	3	0.48	431,084	7.475	356.00	661	78.3
2/28 LIB6M	66,169,634	209	24.73	316,601	7.473	354.71	594	80.1
2/28 LIB6M - IO - 120	252,000	1	0.09	252,000	6.500	357.00	620	80.0
2/28 LIB6M - IO - 24	10,334,448	29	3.86	356,360	6.610	354.24	617	80.6
2/28 LIB6M - IO - 60	89,056,357	333	33.29	267,437	6.737	354.79	613	79.9
3/27 LIB6M	9,476,824	33	3.54	287,176	7.366	354.72	607	81.1
3/27 LIB6M - IO - 36	1,912,800	6	0.71	318,800	7.244	354.00	612	83.3
3/27 LIB6M - IO - 60	13,823,386	52	5.17	265,834	7.292	355.43	632	83.0
5/25 LIB6M - IO - 120	400,000	1	0.15	400,000	7.000	357.00	787	89.9
5/25 LIB6M - IO - 60	1,260,891	4	0.47	315,223	6.975	353.00	639	78.5
10Yr Fixed	243,894	2	0.09	121,947	6.320	115.32	656	54.8
15Yr Fixed	2,167,310	17	0.81	127,489	6.719	175.11	639	58.8
20Yr Fixed	1,551,450	10	0.58	155,145	6.527	235.20	663	73.1
30Yr Fixed	59,007,904	272	22.06	216,941	6.680	355.56	655	73.0
15Yr Fixed - IO - 60	155,200	1	0.06	155,200	6.820	176.00	635	80.0
30Yr Fixed - IO - 120	1,564,742	5	0.58	312,948	6.928	355.18	641	75.2
30Yr Fixed - IO - 60	6,850,930	24	2.56	285,455	6.990	355.37	647	72.8
40/30 Fixed Balloon	1,709,224	4	0.64	427,306	5.886	354.00	716	78.3
Total/Avg./Wtd. Avg	$267,541,324	1,008	100.00%	$265,418	6.962%	352.49	621	78.3%

Mortgage Loan Principal Balances for the Statistical Calculation Pool Mortgage Loans

in Loan Group 3*

Range of Mortgage Loan Principal Balances	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
$25,000.01 - $50,000.00	$141,085	3	0.05%	$47,028	7.429%	350.53	614	81.5%
$50,000.01 - $75,000.00	1,932,920	30	0.72	64,431	7.986	327.82	610	71.7
$75,000.01 - $100,000.00	5,727,102	64	2.14	89,486	7.371	342.61	613	78.1
$100,000.01 - $150,000.00	24,350,450	194	9.10	125,518	7.090	346.90	610	78.6
$150,000.01 - $200,000.00	26,850,745	153	10.04	175,495	6.864	349.15	613	77.2
$200,000.01 - $250,000.00	22,721,222	100	8.49	227,212	6.752	352.72	619	77.9
$250,000.01 - $300,000.00	22,511,482	82	8.41	274,530	6.652	351.34	624	76.2
$300,000.01 - $350,000.00	9,096,569	28	3.40	324,877	6.714	354.63	614	78.5
$350,000.01 - $400,000.00	57,915,660	153	21.65	378,534	7.023	353.94	622	79.5
$400,000.01 - $450,000.00	36,942,666	87	13.81	424,628	7.162	355.38	631	80.4
$450,000.01 - $500,000.00	32,397,687	68	12.11	476,437	7.038	354.98	619	78.2
$500,000.01 - $550,000.00	10,899,290	21	4.07	519,014	7.008	354.96	627	77.8
$550,000.01 - $600,000.00	6,384,436	11	2.39	580,403	6.577	353.77	616	77.0
$600,000.01 - $650,000.00	4,444,454	7	1.66	634,922	6.628	355.30	626	71.7
$650,000.01 - $700,000.00	1,353,304	2	0.51	676,652	7.634	355.01	740	85.0
$700,000.01 - $750,000.00	2,227,234	3	0.83	742,411	6.208	353.34	597	70.9
$750,000.01 - $800,000.00	796,869	1	0.30	796,869	6.130	356.00	802	66.9
$800,000.01 - $850,000.00	848,148	1	0.32	848,148	7.640	357.00	664	76.2
Total/Avg./Wtd. Avg	$267,541,324	1,008	100.00%	$265,418	6.962%	352.49	621	78.3%

____________

*	The Average Principal Balance of the Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date was approximately $265,418.

Mortgage Rates for the Statistical Calculation Pool Mortgage Loans

in Loan Group 3*

Range of Mortgage Rates(%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
4.501 - 5.000	$1,825,053	4	0.68%	$456,263	4.953%	348.32	525	86.5%
5.001 - 5.500	7,200,532	18	2.69	400,030	5.300	353.67	679	69.6
5.501 - 6.000	30,369,434	102	11.35	297,740	5.891	348.65	654	74.0
6.001 - 6.500	48,523,179	202	18.14	240,214	6.319	352.70	633	76.6
6.501 - 7.000	82,166,041	316	30.71	260,019	6.816	352.70	619	78.3
7.001 - 7.500	38,132,906	143	14.25	266,664	7.293	352.15	624	79.0
7.501 - 8.000	31,311,446	99	11.70	316,277	7.813	354.04	600	81.0
8.001 - 8.500	9,654,373	35	3.61	275,839	8.300	353.39	598	81.8
8.501 - 9.000	11,527,161	55	4.31	209,585	8.796	355.34	578	83.8
9.001 - 9.500	3,791,130	21	1.42	180,530	9.242	353.38	590	84.8
9.501 - 10.000	1,915,433	10	0.72	191,543	9.762	353.92	587	89.3
10.001 - 10.500	463,210	1	0.17	463,210	10.250	356.00	513	80.0
10.501 - 11.000	661,426	2	0.25	330,713	10.634	357.00	506	70.0
Total/Avg./Wtd. Avg	$267,541,324	1,008	100.00%	$265,418	6.962%	352.49	621	78.3%

____________

*	The Weighted Average Mortgage Rate for the Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date was approximately 6.962% per annum.

Remaining Terms to Stated Maturity for the Statistical Calculation Pool Mortgage Loans

in Loan Group 3*

Range of Remaining Terms (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
1 - 120	$243,894	2	0.09%	$121,947	6.320%	115.32	656	54.8%
121 - 180	2,322,510	18	0.87	129,028	6.726	175.17	639	60.2
181 - 300	1,551,450	10	0.58	155,145	6.527	235.20	663	73.1
301 - 360	263,423,469	978	98.46	269,349	6.967	354.96	621	78.5
Total/Avg./Wtd. Avg	$267,541,324	1,008	100.00%	$265,418	6.962%	352.49	621	78.3%

____________

*	The weighted average remaining term to maturity of the Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date was approximately 352 months.

Original Loan-to-Value Ratios for the Statistical Calculation Pool Mortgage Loans

in Loan Group 3*

Range of Original Loan- to-Value Ratios(%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
50.00 or less	$6,615,717	28	2.47%	$236,276	6.815%	335.21	617	43.2%
50.01 - 55.00	2,355,468	13	0.88	181,190	6.740	342.73	649	52.6
55.01 - 60.00	7,506,774	32	2.81	234,587	6.523	338.28	613	57.9
60.01 - 65.00	9,951,501	37	3.72	268,959	6.896	342.90	597	62.8
65.01 - 70.00	23,265,236	72	8.70	323,128	6.765	355.53	628	68.6
70.01 - 75.00	27,861,776	91	10.41	306,173	6.819	354.16	627	74.1
75.01 - 80.00	117,097,334	486	43.77	240,941	6.810	353.45	623	79.7
80.01 - 85.00	24,865,825	84	9.29	296,022	7.083	353.14	598	84.2
85.01 - 90.00	36,838,590	119	13.77	309,568	7.369	353.95	621	89.6
90.01 - 95.00	6,959,534	23	2.60	302,588	8.008	356.13	655	94.6
95.01 - 100.00	4,223,569	23	1.58	183,633	8.509	355.75	650	100.0
Total/Avg./Wtd. Avg	$267,541,324	1,008	100.00%	$265,418	6.962%	352.49	621	78.3%

__________

*	The Weighted Average Original Loan-to-Value Ratio at origination of the Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date was approximately 78.26%.

State Distribution of the Mortgaged Properties for

the Statistical Calculation Pool Mortgage Loans in Loan Group 3

State	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Alabama	$1,104,804	10	0.41%	$110,480	7.819%	354.63	628	81.8%
Arizona	11,131,665	53	4.16	210,031	6.889	355.38	631	78.7
Arkansas	307,393	2	0.11	153,696	7.409	355.00	655	69.0
California	114,435,753	301	42.77	380,185	6.868	353.92	615	77.8
Colorado	3,187,908	18	1.19	177,106	6.856	354.15	604	80.5
Connecticut	4,020,420	21	1.50	191,449	6.651	355.27	630	67.7
Delaware	536,926	3	0.20	178,975	6.321	324.52	611	81.2
District of Columbia	418,833	1	0.16	418,833	8.990	355.00	728	80.0
Florida	18,418,343	77	6.88	239,199	7.055	351.86	646	80.2
Georgia	3,788,173	29	1.42	130,627	7.137	341.46	596	82.7
Idaho	183,896	2	0.07	91,948	7.958	354.59	617	80.0
Illinois	6,924,684	22	2.59	314,758	7.068	354.72	630	79.3
Indiana	1,766,173	10	0.66	176,617	7.644	354.79	596	84.8
Iowa	89,756	1	0.03	89,756	7.990	355.00	619	90.0
Kansas	604,366	4	0.23	151,091	8.763	355.21	551	90.0
Kentucky	931,293	7	0.35	133,042	7.058	330.41	629	68.4
Louisiana	239,200	1	0.09	239,200	6.830	355.00	618	80.0
Maryland	13,917,737	58	5.20	239,961	7.060	352.82	615	76.4
Massachusetts	2,451,178	10	0.92	245,118	6.802	355.15	612	75.2
Michigan	3,670,435	27	1.37	135,942	7.713	355.10	619	83.0
Minnesota	2,769,490	11	1.04	251,772	7.107	353.08	653	82.1
Mississippi	433,963	2	0.16	216,982	7.115	326.46	528	82.0
Missouri	1,522,974	13	0.57	117,152	7.966	343.96	610	82.4
Nebraska	100,452	1	0.04	100,452	6.240	354.00	628	80.0
Nevada	7,783,359	28	2.91	277,977	7.211	355.60	624	80.8
New Hampshire	797,507	4	0.30	199,377	7.056	321.11	623	80.4
New Jersey	6,697,761	23	2.50	291,207	7.223	346.43	604	77.9
New Mexico	75,255	1	0.03	75,255	8.140	354.00	691	90.0
New York	16,200,328	49	6.06	330,619	6.665	352.65	648	73.6
North Carolina	1,989,720	14	0.74	142,123	7.355	355.23	628	85.0
Ohio	5,063,313	28	1.89	180,833	7.124	352.21	609	81.9
Oklahoma	72,326	1	0.03	72,326	7.790	354.00	582	85.0
Oregon	1,462,293	9	0.55	162,477	6.793	335.06	604	80.0
Pennsylvania	4,212,503	24	1.57	175,521	7.046	345.88	624	78.4
Rhode Island	2,279,865	9	0.85	253,318	7.177	343.95	655	76.4
South Carolina	1,691,640	9	0.63	187,960	7.248	346.56	600	76.1
South Dakota	54,154	1	0.02	54,154	7.500	175.00	592	53.7
Tennessee	3,565,098	23	1.33	155,004	7.053	346.58	627	80.6
Texas	1,218,628	8	0.46	152,329	7.227	355.10	661	77.5
Utah	621,460	4	0.23	155,365	6.758	354.82	620	79.8
Virginia	14,540,736	52	5.43	279,630	6.915	351.71	629	79.2
Washington	5,322,562	28	1.99	190,092	6.649	353.42	588	79.4
West Virginia	157,609	2	0.06	78,804	7.761	352.87	627	70.9
Wisconsin	574,591	5	0.21	114,918	7.143	354.81	608	82.8
Wyoming	204,800	2	0.08	102,400	6.622	354.00	612	80.0
Total/Avg./Wtd. Avg	$267,541,324	1,008	100.00%	$265,418	6.962%	352.49	621	78.3%

Credit Bureau Risk Scores(1) for the Statistical Calculation Pool Mortgage Loans

in Loan Group 3*

Range of Credit Bureau Risk Scores	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
801 - 820	$2,345,860	5	0.88%	$469,172	6.880%	355.93	805	77.7%
781 - 800	2,311,439	6	0.86	385,240	6.040	355.10	789	72.3
761 - 780	5,377,144	16	2.01	336,071	6.300	355.72	773	73.6
741 - 760	3,039,580	9	1.14	337,731	6.451	349.74	751	80.9
721 - 740	7,714,419	25	2.88	308,577	6.740	344.25	729	77.5
701 - 720	11,335,973	36	4.24	314,888	6.736	353.36	710	80.4
681 - 700	15,044,096	64	5.62	235,064	6.529	352.05	690	77.9
661 - 680	19,131,995	64	7.15	298,937	6.887	352.88	670	77.2
641 - 660	18,789,229	50	7.02	375,785	6.804	350.82	651	78.3
621 - 640	35,334,846	151	13.21	234,006	6.742	349.14	628	79.1
601 - 620	47,939,770	212	17.92	226,131	6.953	354.86	610	79.6
581 - 600	36,470,175	144	13.63	253,265	7.061	354.11	591	80.4
561 - 580	20,781,246	73	7.77	284,675	7.554	352.14	572	77.5
541 - 560	16,754,447	64	6.26	261,788	7.062	352.74	552	75.9
521 - 540	10,821,954	39	4.04	277,486	7.440	354.43	530	75.4
501 - 520	8,476,824	26	3.17	326,032	7.504	352.97	509	73.8
500 or less	5,872,328	24	2.19	244,680	7.542	349.86	476	76.8
Total/Avg./Wtd. Avg	$267,541,324	1,008	100.00%	$265,418	6.962%	352.49	621	78.3%
______________________

(1)

The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Statistical Calculation Pool Mortgage Loans in Loan Group 3 were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

*	The weighted average Credit Bureau Risk Score of the Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date was approximately 621.

Gross Margins for the Adjustable Rate Statistical Calculation Pool Mortgage Loans

In Loan Group 3*

Range of Gross Margins (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
3.001 - 4.000	$605,207	2	0.31%	$302,603	6.943%	353.59	596	85.9%
4.001 - 5.000	11,570,623	43	5.96	269,084	6.173	354.47	623	79.6
5.001 - 6.000	94,209,055	307	48.49	306,870	6.644	354.70	625	80.3
6.001 - 7.000	63,303,364	203	32.58	311,839	7.375	355.03	592	78.8
7.001 - 8.000	13,585,032	49	6.99	277,246	7.729	354.66	581	83.1
8.001 - 9.000	9,408,814	58	4.84	162,221	8.867	354.85	589	86.1
9.001 - 10.000	1,608,575	11	0.83	146,234	9.605	351.94	589	90.1
Total/Avg./Wtd. Avg	$194,290,669	673	100.00%	$288,693	7.063%	354.77	609	80.4%

_____________

*	The weighted average Gross Margin for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date was approximately 6.276%.

Next Adjustment Date for the Adjustable Rate Statistical Calculation Pool Mortgage Loans

in Loan Group 3*

Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
January 2006	$ 311,078	2	0.16%	$ 155,539	6.905%	355.00	580	87.9%
August 2006	1,293,251	3	0.67	431,084	7.475	356.00	661	78.3
October 2006	945,185	2	0.49	472,592	8.438	346.00	480	67.8
November 2006	2,436,745	7	1.25	348,106	7.848	347.16	501	75.8
December 2006	1,616,292	4	0.83	404,073	5.508	348.00	521	85.6
January 2007	3,382,688	13	1.74	260,207	6.788	349.16	551	80.4
February 2007	1,849,445	7	0.95	264,206	6.959	350.25	503	80.4
March 2007	595,000	1	0.31	595,000	6.625	351.00	622	85.0
April 2007	968,495	4	0.50	242,124	7.074	352.00	564	79.6
May 2007	18,040,964	75	9.29	240,546	6.654	353.01	587	80.9
June 2007	35,235,839	147	18.14	239,700	6.723	354.00	602	80.1
July 2007	30,682,465	99	15.79	309,924	6.991	355.00	611	80.1
August 2007	43,301,639	127	22.29	340,958	7.115	356.02	625	80.0
September 2007	26,038,982	84	13.40	309,988	7.554	357.00	619	79.7
October 2007	718,699	2	0.37	359,350	7.746	358.00	605	82.4
November 2007	68,831	1	0.04	68,831	8.990	348.00	552	85.0
December 2007	147,352	1	0.08	147,352	8.290	349.00	573	80.0
February 2008	102,576	1	0.05	102,576	8.750	350.00	516	89.6
March 2008	46,346	1	0.02	46,346	9.125	351.00	616	95.0
April 2008	740,039	2	0.38	370,019	9.039	352.00	557	88.4
May 2008	1,791,550	7	0.92	255,936	6.783	353.00	604	83.0
June 2008	6,850,001	26	3.53	263,462	6.936	354.00	609	83.3
July 2008	2,603,596	12	1.34	216,966	7.761	355.00	602	79.4
August 2008	9,526,108	27	4.90	352,819	7.366	356.00	638	80.3
September 2008	3,336,611	13	1.72	256,662	7.367	357.00	643	86.2
May 2010	1,260,891	4	0.65	315,223	6.975	353.00	639	78.5
September 2010	400,000	1	0.21	400,000	7.000	357.00	787	89.9
Total/Avg./Wtd. Avg	$194,290,669	673	100.00%	$288,693	7.063%	354.77	609	80.4%

______________

*   The weighted average number of months to next Adjustment Date for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date is 21 months.

Maximum Mortgage Rates for the Adjustable Rate Statistical Calculation Pool Mortgage Loans

in Loan Group 3*

Range of Maximum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
10.501 - 11.000	$1,825,053	4	0.94%	$456,263	4.953%	348.32	525	86.5%
11.001 - 11.500	2,328,937	6	1.20	388,156	5.336	352.73	603	70.0
11.501 - 12.000	11,924,344	44	6.14	271,008	5.981	354.01	606	78.7
12.001 - 12.500	21,282,643	96	10.95	221,694	6.260	354.01	608	80.3
12.501 - 13.000	40,765,930	142	20.98	287,084	6.609	354.69	616	79.1
13.001 - 13.500	27,617,167	91	14.21	303,485	6.893	354.90	616	79.0
13.501 - 14.000	37,704,058	114	19.41	330,737	7.148	355.41	614	80.9
14.001 - 14.500	17,241,832	49	8.87	351,874	7.708	355.31	622	81.4
14.501 - 15.000	17,698,996	55	9.11	321,800	7.984	355.16	592	82.8
15.001 - 15.500	3,823,950	18	1.97	212,442	8.504	354.90	591	82.7
15.501 - 16.000	7,970,248	41	4.10	194,396	8.898	354.92	585	83.8
16.001 - 16.500	2,582,733	9	1.33	286,970	9.212	353.73	594	82.9
16.501 - 17.000	1,061,570	3	0.55	353,857	10.174	356.41	553	81.8
17.001 - 17.500	463,210	1	0.24	463,210	10.250	356.00	513	80.0
Total/Avg./Wtd. Avg	$194,290,669	673	100.00%	$288,693	7.063%	354.77	609	80.4%

_________________

*

The weighted average Maximum Mortgage Rate for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date was approximately 13.499% per annum.

Initial Periodic Rate Cap for the Adjustable Rate Statistical Calculation Pool Mortgage Loans

in Loan Group 3*

Initial Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
1.500	$6,751,501	22	3.47%	$306,886	7.444%	355.32	618	78.0%
2.000	30,832,097	81	15.87	380,643	6.706	355.14	636	79.9
3.000	156,307,072	569	80.45	274,705	7.117	354.67	602	80.5
5.000	400,000	1	0.21	400,000	7.000	357.00	787	89.9
Total/Avg./Wtd. Avg	$194,290,669	673	100.00%	$288,693	7.063%	354.77	609	80.4%

________________

*	The weighted average Initial Periodic Rate Cap for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date was approximately 2.793%.

Subsequent Periodic Rate Cap for the Adjustable Rate Statistical Calculation Pool Mortgage Loans in Loan Group 3*

Subsequent Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
1.000	$117,312,252	477	60.38%	$245,938	7.037%	354.47	599	81.0%
1.500	8,044,753	25	4.14	321,790	7.449	355.43	625	78.0
2.000	68,933,664	171	35.48	403,121	7.063	355.21	624	79.5
Total/Avg./Wtd. Avg	$194,290,669	673	100.00%	$288,693	7.063%	354.77	609	80.4%

________________

*	The weighted average Subsequent Periodic Rate Cap for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date was approximately 1.375%.

Minimum Mortgage Rates for the Adjustable Rate Statistical Calculation Pool Mortgage Loans

in Loan Group 3*

Range of Minimum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
4.001 - 5.000	$1,999,453	5	1.03%	$399,891	5.023%	348.81	534	85.9%
5.001 - 6.000	25,048,374	77	12.89	325,304	5.817	354.51	630	76.4
6.001 - 7.000	88,347,369	320	45.47	276,086	6.656	354.75	614	79.8
7.001 - 8.000	53,548,097	162	27.56	330,544	7.565	355.08	605	81.2
8.001 - 9.000	19,032,060	79	9.80	240,912	8.565	355.22	585	83.5
9.001 - 10.000	5,411,632	28	2.79	193,273	9.417	353.64	589	86.6
10.001 or Greater	903,685	2	0.47	451,842	10.396	356.49	511	75.1
Total/Avg./Wtd. Avg	$194,290,669	673	100.00%	$288,693	7.063%	354.77	609	80.4%

________________

*

The weighted average Minimum Mortgage Rate for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date was approximately 7.052% per annum.

Types of Mortgaged Properties for the Statistical Calculation Pool Mortgage Loans

in Loan Group 3

Property Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Single-Family Residence (detached)	$205,106,213	787	76.66%	$260,618	6.983%	352.92	619	78.1%
Planned Unit Development (detached)	45,208,616	157	16.90	287,953	6.917	352.35	625	79.2
Condominium	10,413,841	43	3.89	242,182	6.828	353.30	636	80.3
Two Family	3,860,840	13	1.44	296,988	6.764	326.15	623	67.8
Hi Rise Condo	1,074,651	2	0.40	537,325	7.300	356.27	745	83.7
Townhouse	712,494	2	0.27	356,247	6.563	356.19	665	73.9
Three Family	512,729	2	0.19	256,364	6.057	355.79	650	71.3
Single-Family Residence (attached)	378,000	1	0.14	378,000	7.440	356.00	736	90.0
Four Family	273,941	1	0.10	273,941	7.375	355.00	721	59.5
Total/Avg./Wtd. Avg	$267,541,324	1,008	100.00%	$265,418	6.962%	352.49	621	78.3%

Occupancy Types for the Statistical Calculation Pool Mortgage Loans

in Loan Group 3(1)

Occupancy	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Owner Occupied	$263,221,658	990	98.39%	$265,880	6.953%	352.50	620	78.4%
Investment	3,261,455	15	1.22	217,430	7.517	350.15	702	69.9
Second Home	1,058,211	3	0.40	352,737	7.360	356.03	663	79.2
Total/Avg./Wtd. Avg	$267,541,324	1,008	100.00%	$265,418	6.962%	352.49	621	78.3%

(1)	Based on representations by the Mortgagors at the time of origination of the Statistical Calculation Pool Mortgage Loans in Loan Group 3.

Loan Purposes for the Statistical Calculation Pool Mortgage Loans

in Loan Group 3

Loan Purpose	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Refinance – Cash Out	$144,556,471	478	54.03%	$302,419	6.947%	351.50	618	75.4%
Purchase	106,147,357	462	39.68	229,756	6.989	354.27	625	82.2
Refinance – No Cash Out	16,837,496	68	6.29	247,610	6.918	349.73	631	77.8
Total/Avg./Wtd. Avg	$267,541,324	1,008	100.00%	$265,418	6.962%	352.49	621	78.3%

Credit Grade Categories for the Statistical Calculation Pool Mortgage Loans

in Loan Group 3(1)

Credit Grade Category	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
PR	$31,952,080	112	11.94%	$285,286	7.031%	351.94	593	78.2%
PP	197,505,868	772	73.82	255,837	6.844	352.28	635	79.1
A-	12,066,782	38	4.51	317,547	7.518	354.12	573	77.0
B	15,209,881	51	5.69	298,233	7.409	353.57	585	75.3
C	9,020,205	28	3.37	322,150	7.616	354.52	559	68.6
C-	996,684	4	0.37	249,171	8.902	355.40	577	64.7
D	789,824	3	0.30	263,275	6.509	353.52	582	78.8
Total/Avg./Wtd. Avg	$267,541,324	1,008	100.00%	$265,418	6.962%	352.49	621	78.3%

_________________

(1)

Although the Statistical Calculation Pool Mortgage Loans in Loan Group 3 were originated by various originators under differing underwriting guidelines the Statistical Calculation Pool Mortgage Loans in Loan Group 3 loosely correspond to the Countrywide Home Loans credit grades shown in this table. See “—Underwriting Standards” in this prospectus supplement.

Original Term for the Statistical Calculation Pool Mortgage Loans

in Loan Group 3

Original Term	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
ARM 360	$194,290,669	673	72.62%	$288,693	7.063%	354.77	609	80.4%
FIXED 120	243,894	2	0.09	121,947	6.320	115.32	656	54.8
FIXED 180	2,322,510	18	0.87	129,028	6.726	175.17	639	60.2
FIXED 240	1,551,450	10	0.58	155,145	6.527	235.20	663	73.1
FIXED 360	69,132,800	305	25.84	226,665	6.697	355.50	655	73.2
Total/Avg./Wtd. Avg	$267,541,324	1,008	100.00%	$265,418	6.962%	352.49	621	78.3%

Loan Documentation Type for the Statistical Calculation Pool Mortgage Loans

in Loan Group 3

Loan Documentation Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Full Documentation	$160,783,926	672	60.10%	$239,262	6.798%	352.22	613	79.1%
Stated Income/No Assets	105,934,462	334	39.60	317,169	7.207	352.90	634	77.0
No Income/No Assets	822,936	2	0.31	411,468	7.283	352.66	609	82.2
Total/Avg./Wtd. Avg	$267,541,324	1,008	100.00%	$265,418	6.962%	352.49	621	78.3%

Original Prepayment Penalty Term for the Statistical Calculation Pool Mortgage Loans

in Loan Group 3

Original Prepayment Penalty Term (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
0	$37,523,552	127	14.03%	$295,461	7.505%	354.97	627	81.1%
6	168,000	1	0.06	168,000	5.990	357.00	618	80.0
12	14,354,209	38	5.37	377,742	7.172	355.08	624	78.0
24	119,536,234	418	44.68	285,972	6.967	354.79	609	80.2
36	42,392,236	153	15.85	277,073	6.849	352.82	633	78.7
48	613,337	4	0.23	153,334	6.840	300.11	609	70.3
60	52,953,755	267	19.79	198,329	6.603	345.16	636	71.7
Total/Avg./Wtd. Avg	$267,541,324	1,008	100.00%	$265,418	6.962%	352.49	621	78.3%

Months to Next Adjustment Date for the Adjustable Rate Statistical Calculation Pool Mortgage Loans in Loan Group 3

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
0 - 6	1	$311,078	2	0.16%	$155,539	6.905%	355.00	580	87.9%
7 -12	11	6,291,473	16	3.24	393,217	7.259	349.02	536	77.6
13 - 18	17	60,072,431	247	30.92	243,208	6.718	353.25	591	80.4
19 - 24	20	100,810,617	313	51.89	322,079	7.196	355.97	619	80.0
25 - 31	30	12,281,460	50	6.32	245,629	7.255	353.84	603	82.8
32 - 37	32	12,862,719	40	6.62	321,568	7.366	356.26	640	81.8
38 or greater	54	1,660,891	5	0.85	332,178	6.981	353.96	675	81.3
Total/Avg./Wtd. Avg		$194,290,669	673	100.00%	$288,693	7.063%	354.77	609	80.4%

Mortgage Loan Programs for the Statistical Calculation Pool Mortgage Loans

Loan Programs	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
30Y LIB6M	$961,536	7	0.09%	$137,362	6.701%	354.97	612	81.9%
1/29 LIB6M	9,167,275	40	0.90	229,182	7.290	355.41	614	80.5
2/28 LIB6M	389,793,234	2,060	38.34	189,220	7.387	355.02	598	78.8
2/28 LIB6M - IO - 120	6,777,905	31	0.67	218,642	6.813	356.78	662	82.9
2/28 LIB6M - IO - 24	29,047,624	106	2.86	274,034	6.817	354.36	624	81.9
2/28 LIB6M - IO - 60	209,184,592	910	20.58	229,873	6.700	355.16	629	79.9
3/27 LIB6M	62,007,036	358	6.10	173,204	7.389	354.53	608	80.5
3/27 LIB6M - IO - 120	332,500	2	0.03	166,250	7.663	354.90	720	91.0
3/27 LIB6M - IO - 36	4,445,953	20	0.44	222,298	7.241	354.34	617	82.8
3/27 LIB6M - IO - 60	41,396,423	198	4.07	209,073	7.141	355.52	629	81.5
5/25 LIB6M	1,357,282	8	0.13	169,660	6.703	355.35	664	79.0
5/25 LIB6M - IO - 120	599,199	2	0.06	299,600	6.834	355.67	762	85.0
5/25 LIB6M - IO - 60	2,666,690	10	0.26	266,669	6.773	353.44	622	75.4
10Yr Fixed	515,141	5	0.05	103,028	6.656	115.88	648	60.8
15Yr Fixed	7,018,457	56	0.69	125,330	6.927	175.77	634	68.1
20Yr Fixed	5,339,852	39	0.53	136,919	6.792	235.97	659	78.0
25Yr Fixed	448,541	3	0.04	149,514	6.951	296.33	652	75.2
30Yr Fixed	220,882,964	1,383	21.73	159,713	6.962	355.94	641	75.6
15Yr Fixed - IO - 60	155,200	1	0.02	155,200	6.820	176.00	635	80.0
20Yr Fixed - IO - 60	202,000	1	0.02	202,000	7.500	235.00	576	78.0
30Yr Fixed - IO - 120	1,768,027	6	0.17	294,671	6.838	355.39	645	73.5
30Yr Fixed - IO - 60	15,879,475	67	1.56	237,007	6.943	355.47	646	75.4
30/15 Fixed Balloon	4,988,382	35	0.49	142,525	7.017	176.46	639	77.9
40/30 Fixed Balloon	1,709,224	4	0.17	427,306	5.886	354.00	716	78.3
Total/Avg./Wtd. Avg	$1,016,644,511	5,352	100.00%	$189,956	7.099%	352.30	619	78.6%

Mortgage Loan Principal Balances for the Statistical Calculation Pool Mortgage Loans*

Range of Mortgage Loan Principal Balances	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
$25,000.01 - $50,000.00	$1,220,089	25	0.12%	$48,804	8.637%	317.05	596	62.8%
$50,000.01 - $75,000.00	18,149,053	279	1.79	65,050	7.822	346.36	611	75.3
$75,000.01 - $100,000.00	50,839,720	571	5.00	89,036	7.458	346.47	617	78.4
$100,000.01 - $150,000.00	179,962,901	1,438	17.7	125,148	7.225	350.65	618	78.7
$150,000.01 - $200,000.00	185,820,792	1,066	18.28	174,316	7.080	351.11	616	78.4
$200,000.01 - $250,000.00	163,811,419	730	16.11	224,399	7.022	353.00	617	78.4
$250,000.01 - $300,000.00	153,739,668	562	15.12	273,558	6.995	353.85	616	78.6
$300,000.01 - $350,000.00	90,356,984	278	8.89	325,025	6.961	354.41	626	79.2
$350,000.01 - $400,000.00	71,626,712	191	7.05	375,009	7.076	354.27	624	79.7
$400,000.01 - $450,000.00	40,783,775	96	4.01	424,831	7.082	355.39	635	79.8
$450,000.01 - $500,000.00	32,851,662	69	3.23	476,111	7.079	354.98	617	78.0
$500,000.01 - $550,000.00	11,427,290	22	1.12	519,422	7.007	354.87	629	77.9
$550,000.01 - $600,000.00	6,384,436	11	0.63	580,403	6.577	353.77	616	77.0
$600,000.01 - $650,000.00	4,444,454	7	0.44	634,922	6.628	355.30	626	71.7
$650,000.01 - $700,000.00	1,353,304	2	0.13	676,652	7.634	355.01	740	85.0
$700,000.01 - $750,000.00	2,227,234	3	0.22	742,411	6.208	353.34	597	70.9
$750,000.01 - $800,000.00	796,869	1	0.08	796,869	6.130	356.00	802	66.9
$800,000.01 - $850,000.00	848,148	1	0.08	848,148	7.640	357.00	664	76.2
Total/Avg./Wtd. Avg	$1,016,644,511	5,352	100.00%	$189,956	7.099%	352.30	619	78.6%

____________

*	The Average Principal Balance of the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately $189,956.

Mortgage Rates for the Statistical Calculation Pool Mortgage Loans*

Range of Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
4.501 - 5.000	$2,415,513	7	0.24%	$345,073	4.956%	350.12	556	79.4%
5.001 - 5.500	13,674,194	48	1.35	284,879	5.329	354.22	667	71.8
5.501 - 6.000	93,063,234	408	9.15	228,096	5.876	350.99	648	74.1
6.001 - 6.500	171,833,558	867	16.9	198,193	6.329	351.99	637	76.2
6.501 - 7.000	303,368,606	1,585	29.84	191,400	6.806	351.86	628	78.7
7.001 - 7.500	165,577,076	891	16.29	185,833	7.286	352.33	622	80.4
7.501 - 8.000	127,040,480	684	12.5	185,732	7.808	353.34	599	81.2
8.001 - 8.500	54,070,142	320	5.32	168,969	8.284	353.11	587	80.3
8.501 - 9.000	47,098,421	289	4.63	162,970	8.791	354.50	567	81.4
9.001 - 9.500	18,773,143	117	1.85	160,454	9.257	353.53	560	81.0
9.501 - 10.000	13,243,521	88	1.3	150,495	9.790	353.66	545	78.6
10.001–10.500	2,026,866	15	0.2	135,124	10.279	350.86	514	74.8
10.501-11.000	3,186,354	23	0.31	138,537	10.717	352.21	534	71.1
11.001-11.500	516,607	4	0.05	129,152	11.399	293.44	554	65.0
11.501-12.000	628,306	5	0.06	125,661	11.634	340.84	548	59.2
12.001-12.500	128,490	1	0.01	128,490	12.500	351.00	574	80.0
Total/Avg./Wtd. Avg	$1,016,644,511	5,352	100.00%	$189,956	7.099%	352.30	619	78.6%

_____________

*	The Weighted Average Mortgage Rate for the Mortgage Loans as of the Statistical Calculation Date was approximately 7.099% per annum.

Remaining Terms to Stated Maturity for the Statistical Calculation Pool Mortgage Loans*

Range of Remaining Terms (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
1 - 120	$515,141	5	0.05%	$103,028	6.656%	115.88	648	60.8%
121 - 180	12,162,038	92	1.20	132,196	6.962	176.06	636	72.3
181 - 300	6,091,109	44	0.60	138,434	6.833	241.21	658	77.8
301 - 360	997,719,500	5,210	98.14	191,501	7.103	355.23	619	78.7
361 or greater	156,722	1	0.02	156,722	6.500	476.00	672	62.8
Total/Avg./Wtd. Avg	$1,016,644,511	5,352	100.00%	$189,956	7.099%	352.30	619	78.6%

____________

*	The weighted average remaining term to maturity of the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 352 months.

Original Loan-to-Value Ratios for the Statistical Calculation Pool Mortgage Loans*

Range of Original Loan- to-Value Ratios (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
50.00 or Less	$29,351,395	181	2.89%	$162,162	7.121%	345.96	609	43.0%
50.01 - 55.00	14,306,208	81	1.41	176,620	7.124	352.16	609	52.9
55.01 - 60.00	24,681,124	129	2.43	191,327	6.989	346.13	602	57.8
60.01 - 65.00	46,345,053	223	4.56	207,825	6.994	350.39	593	63.0
65.01 - 70.00	66,116,271	320	6.50	206,613	7.011	351.21	607	68.6
70.01 - 75.00	84,677,917	413	8.33	205,031	7.152	353.41	604	74.0
75.01 - 80.00	438,015,970	2,447	43.08	179,001	6.865	353.34	630	79.7
80.01 - 85.00	114,275,075	561	11.24	203,699	7.278	351.46	604	84.3
85.01 - 90.00	148,389,986	730	14.60	203,274	7.440	352.38	617	89.5
90.01 - 95.00	30,668,924	148	3.02	207,222	7.893	352.51	638	94.5
95.01 - 100.00	19,816,587	119	1.95	166,526	7.859	353.72	660	99.8
Total/Avg./Wtd. Avg	$1,016,644,511	5,352	100.00%	$189,956	7.099%	352.30	619	78.6%

__________

*	The Weighted Average Original Loan-to-Value Ratio at origination of the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 78.57%.

State Distribution for the Statistical Calculation Pool Mortgage Loans

State	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Alabama	$3,903,242	34	0.38%	$114,801	7.686%	350.64	612	83.1%
Arizona	48,002,333	269	4.72	178,447	6.978	353.49	632	80.0
Arkansas	1,298,864	12	0.13	108,239	7.755	354.98	600	79.3
California	286,469,866	1,016	28.18	281,959	6.899	354.26	616	75.2
Colorado	12,512,243	75	1.23	166,830	6.713	348.43	624	80.3
Connecticut	11,410,647	64	1.12	178,291	7.225	355.16	609	73.9
Delaware	3,444,250	20	0.34	172,212	6.874	350.20	621	81.7
District of Columbia	989,110	4	0.10	247,277	7.958	355.75	648	71.8
Florida	95,289,034	535	9.37	178,110	7.281	351.71	621	79.1
Georgia	24,269,005	182	2.39	133,346	7.286	347.90	609	81.8
Hawaii	1,800,468	7	0.18	257,210	7.006	355.78	636	75.2
Idaho	2,231,805	19	0.22	117,463	7.318	354.90	603	78.1
Illinois	46,673,263	240	4.59	194,472	7.070	355.18	629	80.6
Indiana	11,422,038	103	1.12	110,894	7.378	350.19	624	83.0
Iowa	2,909,430	28	0.29	103,908	7.598	354.30	652	83.0
Kansas	4,045,837	31	0.40	130,511	7.618	351.01	628	86.5
Kentucky	6,039,905	48	0.59	125,831	7.097	345.47	621	79.9
Louisiana	963,397	8	0.09	120,425	7.306	353.58	616	81.2
Maine	2,304,155	15	0.23	153,610	7.353	354.22	610	80.5
Maryland	52,380,113	243	5.15	215,556	7.136	353.40	609	78.6
Massachusetts	13,438,063	59	1.32	227,764	6.855	353.73	626	78.2
Michigan	31,651,512	233	3.11	135,843	7.663	354.47	604	81.9
Minnesota	18,156,450	97	1.79	187,180	7.007	345.43	627	81.5
Mississippi	1,038,149	7	0.10	148,307	7.424	326.71	565	83.2
Missouri	14,694,430	120	1.45	122,454	7.448	345.45	626	83.2
Montana	707,284	6	0.07	117,881	6.870	354.35	627	81.7
Nebraska	688,830	5	0.07	137,766	6.876	355.57	654	84.8
Nevada	32,148,799	150	3.16	214,325	7.155	354.49	617	79.1
New Hampshire	3,548,273	19	0.35	186,751	7.074	346.03	601	79.3
New Jersey	29,187,032	134	2.87	217,814	7.340	352.82	609	78.1
New Mexico	2,517,566	15	0.25	167,838	7.528	352.11	612	76.3
New York	37,355,474	134	3.67	278,772	6.831	353.30	636	74.6
North Carolina	21,536,240	175	2.12	123,064	7.342	349.88	622	83.0
North Dakota	75,824	1	0.01	75,824	7.340	357.00	632	80.0
Ohio	27,405,026	209	2.70	131,125	7.021	347.44	621	82.7
Oklahoma	2,329,591	20	0.23	116,480	7.353	354.76	615	81.3
Oregon	10,477,497	61	1.03	171,762	6.759	349.22	631	81.7
Pennsylvania	23,025,582	167	2.26	137,878	7.248	343.82	620	80.6
Rhode Island	6,920,427	33	0.68	209,710	7.171	348.59	623	74.7
South Carolina	9,551,761	77	0.94	124,049	7.391	348.39	617	81.7
South Dakota	365,536	3	0.04	121,845	6.229	327.48	662	75.9
Tennessee	14,384,149	112	1.41	128,430	7.302	350.64	632	81.9
Texas	9,587,329	82	0.94	116,919	7.308	351.83	623	80.2
Utah	3,499,465	23	0.34	152,151	7.175	354.48	638	82.0
Vermont	281,104	2	0.03	140,552	7.836	355.64	610	86.0
Virginia	48,002,726	238	4.72	201,692	7.177	352.57	614	79.2
Washington	20,909,252	110	2.06	190,084	6.858	353.11	619	81.1
West Virginia	2,736,246	21	0.27	130,297	8.073	354.03	613	77.7
Wisconsin	10,908,471	77	1.07	141,668	7.347	347.16	627	81.1
Wyoming	1,157,418	9	0.11	128,602	6.531	354.32	634	79.1
Total/Avg./Wtd. Avg	$1,016,644,511	5,352	100.00%	$189,956	7.099%	352.30	619	78.6%

Credit Bureau Risk Scores(1) for the Statistical Calculation Pool Mortgage Loans*

Range of Credit Bureau Risk Scores	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
801 - 820	$2,574,104	7	0.25%	$367,729	6.843%	353.20	805	77.7%
781 - 800	5,393,646	20	0.53	269,682	6.273	353.00	788	75.9
761 - 780	10,575,406	46	1.04	229,900	6.455	352.98	772	78.0
741 - 760	14,204,442	80	1.40	177,556	6.542	351.31	751	80.2
721 - 740	23,306,506	114	2.29	204,443	6.767	350.05	729	79.9
701 - 720	32,819,052	154	3.23	213,111	6.661	352.21	710	78.7
681 - 700	45,796,180	233	4.50	196,550	6.672	352.87	690	80.2
661 - 680	81,355,651	411	8.00	197,946	6.798	350.29	670	79.1
641 - 660	110,383,012	589	10.86	187,407	6.852	351.68	650	79.4
621 - 640	159,890,444	868	15.73	184,206	6.858	350.98	630	80.4
601 - 620	165,435,824	897	16.27	184,432	7.006	352.84	610	79.6
581 - 600	137,027,715	758	13.48	180,775	7.214	353.44	591	78.8
561 - 580	79,034,910	391	7.77	202,135	7.441	352.89	572	75.8
541 - 560	52,641,332	277	5.18	190,041	7.570	353.87	551	75.6
521 - 540	44,900,469	236	4.42	190,256	8.035	353.77	531	74.8
501 - 520	33,649,484	167	3.31	201,494	8.388	354.21	510	73.3
500 or Less	17,656,335	104	1.74	169,772	7.917	350.36	478	77.7
Total/Avg./Wtd. Avg	$1,016,644,511	5,352	100.00%	$189,956	7.099%	352.30	619	78.6%

______________________

(1)

The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Statistical Calculation Pool Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

*	The weighted average Credit Bureau Risk Score of the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 619.

Gross Margins for the Adjustable Rate Statistical Calculation Pool Mortgage Loans*

Range of Gross Margins (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
2.001 – 3.000	$843,077	4	0.11%	$210,769	6.643%	353.50	621	82.7%
3.001 – 4.000	2,507,728	12	0.33	208,977	6.594	354.27	627	81.3
4.001 – 5.000	50,853,887	251	6.71	202,605	6.245	355.08	632	78.4
5.001 – 6.000	328,627,842	1,494	43.37	219,965	6.734	355.16	626	79.5
6.001 – 7.000	280,688,849	1,425	37.04	196,975	7.450	355.19	600	78.8
7.001 – 8.000	67,359,331	383	8.89	175,873	7.899	354.42	585	82.5
8.001 – 9.000	22,107,995	144	2.92	153,528	8.866	354.00	580	84.4
9.001 – 10.000	4,347,559	35	0.57	124,216	9.703	351.51	562	83.1
10.001 - 11.000	282,149	3	0.04	94,050	10.564	343.66	513	76.9
12.001 - 13.000	118,832	1	0.02	118,832	9.750	357.00	504	70.0
Total/Avg./Wtd. Avg	$757,737,249	3,752	100.00%	$201,956	7.151%	355.03	611	79.6%

____________

*	The weighted average Gross Margin for the adjustable rate Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 6.269%.

Next Adjustment Date for the Adjustable Rate Statistical Calculation Pool Mortgage Loans*

Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
January 2006	$909,353	6	0.12%	$151,559	6.841%	348.92	583	81.7%
February 2006	166,085	1	0.02	166,085	8.415	356.00	573	90.0
May 2006	250,183	1	0.03	250,183	5.900	353.00	586	90.0
June 2006	1,543,234	8	0.20	192,904	6.727	354.00	595	84.7
July 2006	2,190,457	13	0.29	168,497	7.136	353.70	600	77.6
August 2006	5,872,411	23	0.77	255,322	7.656	355.47	615	79.8
September 2006	150,872	1	0.02	150,872	8.590	346.00	536	80.0
October 2006	1,519,917	5	0.20	303,983	7.814	346.07	508	68.8
November 2006	4,637,889	22	0.61	210,813	7.861	347.18	535	80.4
December 2006	7,036,623	43	0.93	163,642	7.698	348.14	520	79.1
January 2007	11,039,575	69	1.46	159,994	7.820	349.30	544	81.8
February 2007	8,083,065	49	1.07	164,961	7.588	350.41	549	81.0
March 2007	3,370,165	18	0.44	187,231	7.579	351.00	599	81.2
April 2007	3,480,421	20	0.46	174,021	7.553	352.00	552	80.4
May 2007	40,601,347	206	5.36	197,094	6.697	353.07	601	80.1
June 2007	123,392,010	629	16.28	196,172	6.863	354.00	614	80.7
July 2007	103,154,789	454	13.61	227,213	7.047	355.00	613	79.5
August 2007	200,709,151	963	26.49	208,421	7.225	356.05	614	78.9
September 2007	125,544,929	617	16.57	203,476	7.246	357.01	622	78.2
October 2007	1,698,625	9	0.22	188,736	7.992	357.24	586	82.3
November 2007	661,941	6	0.09	110,324	7.780	348.00	551	75.2
December 2007	2,416,857	16	0.32	151,054	7.793	348.78	538	81.3
January 2008	1,496,622	10	0.20	149,662	8.302	349.24	533	82.9
February 2008	702,160	7	0.09	100,309	7.489	350.39	570	76.9
March 2008	350,890	3	0.05	116,963	8.017	351.00	624	95.0
April 2008	1,241,517	7	0.16	177,360	8.744	352.00	558	86.5
May 2008	3,329,686	16	0.44	208,105	6.750	353.00	606	82.8
June 2008	30,547,846	170	4.03	179,693	6.952	354.00	612	81.3
July 2008	17,725,621	109	2.34	162,620	7.534	355.01	612	81.1
August 2008	31,844,141	147	4.20	216,627	7.297	356.03	636	79.8
September 2008	16,469,993	80	2.17	205,875	7.347	357.00	628	81.4
October 2008	975,702	4	0.13	243,925	7.621	358.00	604	83.6
January 2010	75,668	1	0.01	75,668	9.720	349.00	557	80.0
May 2010	2,778,877	11	0.37	252,625	6.822	353.00	631	76.3
August 2010	807,229	4	0.11	201,807	6.411	356.00	672	78.8
September 2010	961,397	4	0.13	240,349	6.645	357.00	707	80.6
Total/Avg./Wtd. Avg	$757,737,249	3,752	100.00%	$201,956	7.151%	355.03	611	79.6%

______________

*	The weighted average number of months to next Adjustment Date for the adjustable rate Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date is 21 months.

Maximum Mortgage Rates for the Adjustable Rate Statistical Calculation Pool Mortgage Loans*

Range of Maximum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
10.501 - 11.000	$1,985,546	5	0.26%	$397,109	5.017%	348.94	532	85.2%
11.001 - 11.500	9,862,997	42	1.30	234,833	5.823	355.00	636	76.4
11.501 - 12.000	38,015,203	182	5.02	208,875	5.941	354.90	623	77.4
12.001 - 12.500	76,361,673	396	10.08	192,833	6.294	354.60	620	79.1
12.501 - 13.000	145,112,650	693	19.15	209,398	6.579	354.83	620	77.7
13.001 - 13.500	101,204,459	486	13.36	208,240	6.852	355.13	624	78.7
13.501 - 14.000	148,938,620	721	19.66	206,572	7.128	355.34	622	81.0
14.001 - 14.500	82,161,946	395	10.84	208,005	7.515	355.44	616	81.1
14.501 - 15.000	65,082,608	330	8.59	197,220	8.004	355.16	590	82.0
15.001 - 15.500	33,210,765	188	4.38	176,653	8.403	355.14	577	80.8
15.501 - 16.000	31,777,419	181	4.19	175,566	8.939	354.96	562	81.2
16.001 - 16.500	12,211,393	64	1.61	190,803	9.293	354.09	562	80.7
16.501 - 17.000	8,665,296	50	1.14	173,306	9.924	355.10	535	74.4
17.001 - 17.500	1,670,929	10	0.22	167,093	10.339	352.58	506	74.4
17.501 - 18.000	1,228,721	8	0.16	153,590	10.935	353.60	541	68.7
18.501 - 19.000	247,023	1	0.03	247,023	11.590	354.00	515	75.0
Total/Avg./Wtd. Avg	$757,737,249	3,752	100.00%	$201,956	7.151%	355.03	611	79.6%

_________________

*	The weighted average Maximum Mortgage Rate for the adjustable rate Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 13.641% per annum.

Initial Periodic Rate Cap for the Adjustable Rate Statistical Calculation Pool Mortgage Loans*

Initial Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
1.500	$27,997,976	144	3.69%	$194,430	7.498%	354.94	617	78.7%
2.000	76,028,926	279	10.03	272,505	6.739	355.42	640	79.1
3.000	653,111,147	3,327	86.19	196,306	7.184	354.99	608	79.7
5.000	400,000	1	0.05	400,000	7.000	357.00	787	89.9
6.000	199,199	1	0.03	199,199	6.500	353.00	711	75.2
Total/Avg./Wtd. Avg	$757,737,249	3,752	100.00%	$201,956	7.151%	355.03	611	79.6%

________________

*	The weighted average initial Periodic Rate Cap for the adjustable rate Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 2.846%.

Subsequent Periodic Rate Cap for the Adjustable Rate Statistical Calculation Pool Mortgage Loans*

Subsequent Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
1.000	$447,736,487	2,380	59.09%	$188,125	7.050%	354.88	610	80.4%
1.500	38,123,940	190	5.03	200,652	7.459	354.94	614	79.4
2.000	271,876,821	1,182	35.88	230,014	7.273	355.29	613	78.4
Total/Avg./Wtd. Avg	$757,737,249	3,752	100.00%	$201,956	7.151%	355.03	611	79.6%

________________

*	The weighted average subsequent Periodic Rate Cap for the adjustable rate Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 1.384%.

Minimum Mortgage Rates for the Adjustable Rate Statistical Calculation Pool Mortgage Loans*

Range of Minimum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
3.001 – 4.000	$84,594	1	0.01%	$84,594	7.090%	357.00	731	80.0%
4.001 – 5.000	2,589,913	8	0.34	323,739	5.009	350.38	561	79.5
5.001 – 6.000	84,407,534	361	11.14	233,816	5.830	354.97	638	75.4
6.001 – 7.000	334,681,055	1,653	44.17	202,469	6.651	355.10	625	79.2
7.001 – 8.000	217,722,564	1,064	28.73	204,626	7.535	355.14	606	81.4
8.001 – 9.000	84,541,413	465	11.16	181,809	8.526	355.02	572	81.3
9.001 - 10.000	28,798,154	169	3.80	170,403	9.482	354.35	551	79.5
10.001 or Greater	4,912,021	31	0.65	158,452	10.635	353.33	523	70.6
Total/Avg./Wtd. Avg	$757,737,249	3,752	100.00%	$201,956	7.151%	355.03	611	79.6%

________________

*	The weighted average Minimum Mortgage Rate for the adjustable rate Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 7.136% per annum.

Types of Mortgaged Properties for the Statistical Calculation Pool Mortgage Loans

Property Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Single-Family Residence (detached)	$792,059,639	4,294	77.91%	$184,457	7.098%	351.93	618	78.6%
Planned Unit Development (detached)	132,972,729	614	13.08	216,568	7.114	353.68	617	79.2
Condominium	48,763,729	266	4.8	183,322	7.081	354.25	631	79.8
Two Family	24,953,040	111	2.45	224,802	7.039	350.41	633	73.7
Three Family	6,591,685	26	0.65	253,526	6.957	355.61	623	74.1
Four Family	5,049,939	15	0.5	336,663	7.423	355.41	641	71.3
Hi Rise Condo	2,762,774	9	0.27	306,975	7.495	355.39	658	80.0
Single-Family Residence (attached)	2,663,282	14	0.26	190,234	7.099	356.09	635	75.8
Townhouse	827,694	3	0.08	275,898	6.728	356.30	655	74.8
Total/Avg./Wtd. Avg	$1,016,644,511	5,352	100.00%	$189,956	7.099%	352.30	619	78.6%

Occupancy Types for the Statistical Calculation Pool Mortgage Loans(1)

Occupancy	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Owner Occupied	$992,409,662	5,203	97.62%	$190,738	7.091%	352.36	618	78.6%
Investment	19,956,531	124	1.96	160,940	7.401	349.67	666	76.6
Second Home	4,278,318	25	0.42	171,133	7.623	350.32	637	82.4
Total/Avg./Wtd. Avg	$1,016,644,511	5,352	100.00%	$189,956	7.099%	352.30	619	78.6%

_______________

(1)	Based on representations by the Mortgagors at the time of origination of the Statistical Calculation Pool Mortgage Loans.

Loan Purposes for the Statistical Calculation Pool Mortgage Loans

Loan Purpose	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Refinance – Cash Out	$603,569,340	2,995	59.37%	$201,526	7.154%	351.53	609	76.5%
Purchase	314,092,434	1,762	30.90	178,259	6.998	354.49	638	82.1
Refinance – No Cash Out	98,982,737	595	9.74	166,358	7.085	350.05	619	80.1
Total/Avg./Wtd. Avg	$1,016,644,511	5,352	100.00%	$189,956	7.099%	352.30	619	78.6%

Credit Grade Categories for the Statistical Calculation Pool Mortgage Loans(1)

Credit Grade Category	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
PR	$110,706,854	540	10.89%	$205,013	7.285%	351.55	593	78.3%
PP	760,209,069	4,069	74.78	186,829	6.948	352.24	632	79.5
A-	39,626,855	193	3.90	205,320	7.586	352.41	573	76.8
B	61,385,924	317	6.04	193,646	7.654	352.75	579	74.8
C	37,533,935	194	3.69	193,474	7.955	354.50	566	70.8
C-	3,565,711	19	0.35	187,669	9.134	354.17	549	63.5
D	3,616,163	20	0.36	180,808	7.507	354.36	594	72.4
Total/Avg./Wtd. Avg	$1,016,644,511	5,352	100.00%	$189,956	7.099%	352.30	619	78.6%

_________________

(1)

Although the Statistical Calculation Pool Mortgage Loans were originated by various originators under differing underwriting guidelines, the Statistical Calculation Pool Mortgage Loans loosely correspond to the Countrywide Home Loans credit grades shown in this table. See “—Underwriting Standards” in this prospectus supplement.

Original Term for the Statistical Calculation Pool Mortgage Loans

Original Term	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
ARM 360	$757,737,249	3,752	74.53%	$201,956	7.151%	355.03	611	79.6%
Fixed 120	515,141	5	0.05	103,028	6.656	115.88	648	60.8
Fixed 180	12,162,038	92	1.20	132,196	6.962	176.06	636	72.3
Fixed 240	5,541,852	40	0.55	138,546	6.817	235.94	656	78.0
Fixed 300	448,541	3	0.04	149,514	6.951	296.33	652	75.2
Fixed 360	240,239,690	1,460	23.63	164,548	6.952	355.89	642	75.6
Total/Avg./Wtd. Avg	$1,016,644,511	5,352	100.00%	$189,956	7.099%	352.30	619	78.6%

Loan Documentation Type for the Statistical Calculation Pool Mortgage Loans

Loan Documentation Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Full Documentation	$638,005,460	3,623	62.76%	$176,099	6.966%	351.75	613	79.2%
Stated Income	377,816,115	1,727	37.16	218,770	7.324	353.22	630	77.5
No Income/No Assets	822,936	2	0.08	411,468	7.283	352.66	609	82.2
Total/Avg./Wtd. Avg	$1,016,644,511	5,352	100.00%	$189,956	7.099%	352.30	619	78.6%

Original Prepayment Penalty Term for the Statistical Calculation Pool Mortgage Loans

Original Prepayment Penalty Term (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
0	$208,381,494	1,150	20.50%	$181,201	7.419%	353.04	621	79.8%
6	2,713,631	13	0.27	208,741	7.006	344.67	640	82.5
12	46,332,624	190	4.56	243,856	7.175	353.94	626	77.6
24	459,346,068	2,261	45.18	203,161	7.079	354.86	610	79.2
36	246,303,600	1,467	24.23	167,896	6.961	348.34	630	78.0
48	613,337	4	0.06	153,334	6.840	300.11	609	70.3
60	52,953,755	267	5.21	198,329	6.603	345.16	636	71.7
Total/Avg./Wtd. Avg	$1,016,644,511	5,352	100.00%	$189,956	7.099%	352.30	619	78.6%

Months to Next Adjustment Date for the Adjustable Rate Statistical Calculation Pool Mortgage Loans

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
0-6	4	$2,868,855	16	0.38%	$179,303	6.789%	352.42	589	84.5%
7-12	10	18,774,199	88	2.48	213,343	7.633	350.63	560	78.7
13-18	17	192,472,836	1,009	25.40	190,756	6.954	353.22	602	80.6
19-24	20	432,439,099	2,054	57.07	210,535	7.194	356.06	616	78.9
25-31	30	57,025,265	333	7.53	171,247	7.237	353.85	606	81.5
32-37	32	49,533,823	232	6.54	213,508	7.313	356.39	633	80.4
38 or Greater	54	4,623,171	20	0.61	231,159	6.761	354.29	653	77.7
Total/Avg./Wtd. Avg		$757,737,249	3,752	100.00%	$201,956	7.151%	355.03	611	79.6%

ANNEX I

Global Clearance, Settlement and Tax

Documentation Procedures

Except in certain limited circumstances, the globally offered CWABS, Inc. Asset-Backed Certificates, Series 2005-BC5, (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and the actual number of days in the related accrual period. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year and the actual number of days in the related accrual period. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream,

Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)           borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)           borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)           staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). In general, beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. More complex rules apply if Global Securities are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Global Security for the account of another) or a non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). In general, a non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States). More complex rules apply where Global Securities are held through a Non-U.S. intermediary or Non-U.S. flow through entity.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change in circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

The term “U.S. Person” means:

(1)	a citizen or resident of the United States,

(2)           a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia,

(3)           an estate the income of which is includible in gross income for United States tax purposes, regardless of its source,

(4)           a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of the Global Securities, or

(5)	certain eligible trusts that elect to be taxed as U.S. persons.

PROSPECTUS

CWABS, INC.

Depositor

Asset Backed Securities

(Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the securities under “Risk Factors” beginning on page 5.	The Trusts

Each trust will be established to hold assets in its trust fund transferred to it by CWABS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

•     first lien mortgage loans secured by one- to four-family residential properties,

•     mortgage loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

•     closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties, or

•     home improvement loans, secured by first or subordinate liens on one-to four-family residential properties or by personal property security interests, and home improvement sales contracts, secured by personal property security interests.

The Securities

CWABS, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

November 16, 2005

Table of Contents

Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement
Risk Factors
The Trust Fund
General
The Loans
Substitution of Trust Fund Assets
Available Information
Incorporation of Certain Documents by Reference
Reports to Securityholders
Use of Proceeds
The Depositor
Loan Program
Underwriting Standards
Qualifications of Sellers
Representations by Sellers; Repurchases
Description of the Securities
General
Distributions on Securities
Advances
Reports to Securityholders
Categories of Classes of Securities
Indices Applicable to Floating Rate and Inverse Floating Rate Classes
Book-Entry Registration of Securities
Credit Enhancement
General
Subordination
Letter of Credit
Insurance Policies, Surety Bonds and Guaranties
Over-Collateralization
Reserve Accounts
Pool Insurance Policies
Financial Instruments
Cross Support
Yield and Prepayment Considerations
The Agreements
Assignment of the Trust Fund Assets
Payments On Loans; Deposits to Security Account
Pre-Funding Account
Sub-Servicing by Sellers
Collection Procedures
Hazard Insurance
Realization Upon Defaulted Loans
Servicing and Other Compensation and Payment of Expenses
Evidence as to Compliance
Certain Matters Regarding the Master Servicer and the Depositor
Events of Default; Rights Upon Event of Default
Amendment
Termination; Optional Termination

The Trustee
Certain Legal Aspects of the Loans
General
Foreclosure
Environmental Risks
Rights of Redemption
Anti-Deficiency Legislation and Other Limitations On Lenders
Due-On-Sale Clauses
Enforceability of Prepayment and Late Payment Fees
Applicability of Usury Laws
Home Improvement Finance
Servicemembers Civil Relief Act
Junior Mortgages and Rights of Senior Mortgagees
Other Loan Provisions and Lender Requirements
Priority of Additional Advances
The Title I Program
Consumer Protection Laws
Material Federal Income Tax Consequences
General
Taxation of Debt Securities
Taxation of the REMIC and Its Holders
REMIC Expenses; Single Class REMICs
Taxation of the REMIC
Taxation of Holders of Residual Interest Securities
Administrative Matters
Tax Status as a Grantor Trust
Sale or Exchange
Miscellaneous Tax Aspects
Proposed Reporting Regulations
Tax Treatment of Foreign Investors
Tax Characterization of the Trust Fund as a Partnership
Tax Consequences to Holders of the Notes
Tax Consequences to Holders of the Certificates
Other Tax Considerations
ERISA Considerations
Legal Investment
Method of Distribution
Legal Matters
Financial Information
Rating
Index to Defined Terms

Important Notice About Information in This Prospectus and Each

Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and
•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

If you require additional information, the mailing address of our principal executive offices is CWABS, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see “The Trust Fund — Incorporation of Certain Documents by Reference” beginning on page 21.

Risk Factors

You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

Limited Source of Payments — No Recourse To Sellers, Depositor Or Servicer

The applicable prospectus supplement may provide that securities will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWABS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

• funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

• funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May Not Be Sufficient To Protect You From Losses

Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the securities at the request of the depositor indicate that that would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Nature Of Mortgages Junior Status of Liens Securing Home Equity Loans Could Adversely Affect You

The mortgages and deeds of trust securing the home equity loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust. Accordingly, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

• pay the senior mortgage in full at or prior to the foreclosure sale, or

• assume the payments on the senior mortgage in the event the mortgagor is in default under the senior mortgage.

The trust fund may effectively be prevented from foreclosing on the related property since it will have no funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

• the aggregate amount owed under both the senior and junior loans over

• the proceeds of any sale under a deed of trust or other foreclosure proceedings.

See “Certain Legal Aspects of the Loans — Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens.”

Declines in Property Values May Adversely Affect You	The value of the properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:

• an overall decline in the residential real estate market in the areas in which they are located,

• a decline in their general condition from the failure of borrowers to maintain their property adequately, and

• natural disasters that are not covered by insurance, such as earthquakes and floods.

In the case of home equity loans, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Delays In Liquidation May Adversely Affect You

Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, in some states if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. Thus, if a borrower defaults, these restrictions may impede the trust’s ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

Disproportionate Effect of Liquidation Expenses May Adversely Affect You

Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws May Adversely Affect You

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•   the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•   the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•   the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer’s dwelling, and restricts the ability to accelerate balances or suspend credit privileges on such loans;

•   the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•   the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

•   the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment Mortgages Are Borne by You

Some of the mortgage loans held in the trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on such factors as mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Multifamily Loans	Multifamily lending may expose the lender to a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly lease payments from tenants to

• pay for maintenance and other operating expenses of those properties,

• fund capital improvements, and

• service any mortgage loan and any other debt that may be secured by those properties.

Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We are unable to determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Partially Unsecured Home Equity Loans

The trust fund may also include home equity loans that were originated with loan-to-value ratios or combined loan-to-value ratios in excess of the value of the related mortgaged property. Under these circumstances, the trust fund could be treated as a general unsecured creditor as to any unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

You Could Be Adversely Affected By Violations Of Environmental Laws

Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings Of The Securities Do Not Assure Their Payment

Any class of securities issued under this prospectus and the accompanying prospectus supplement may be rated by one or more nationally recognized rating agencies. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

• a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

• an adverse change in the financial or other condition of a credit enhancement provider, or

• a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

Book-Entry Registration Limit on Liquidity	Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge

Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions

You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities

The seller and the depositor will treat the transfer of the loans held in the trust fund by the seller to the depositor as a sale for accounting purposes. The depositor and the trust fund will treat the transfer of the loans from the depositor to the trust fund as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer’s own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer’s own funds for at least ten days, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled less than ten days but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount Of Securities May Exceed The Market Value Of The Trust Fund Assets

The market value of the assets relating to a series of securities at any time may be less than the principal amount of the securities of that series then outstanding, plus accrued interest. After an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any such sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index to Defined Terms” beginning on page 117.

The Trust Fund

General

The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the “Trust Fund Assets”) consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.* The pool will be created on the first day of the month of the issuance of the related series of securities or such other date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the “Sellers”), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Loan Program — Underwriting Standards” or as otherwise described in the related prospectus supplement. See “Loan Program — Underwriting Standards.”

The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a “Master Servicing Agreement”) between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for such services. See “Loan Program” and “The Agreements.” With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing such loans.

As used herein, “Agreement” means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a “Trust Agreement”) between the depositor and the trustee of such trust fund.

_________________________

*

Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term “Pass- Through Rate” will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for such series of securities the depositor’s rights with respect to such representations and warranties. See “The Agreements — Assignment of the Trust Fund Assets.” The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under “Loan Program — Representations by Sellers; Repurchases” and “The Agreements — Sub-Servicing By Sellers” and “— Assignment of the Trust Fund Assets”) and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under “Description of the Securities — Advances.” The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such securities (the “Detailed Description”). A copy of the Agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Loans

General. Loans will consist of single family loans, multifamily loans, home equity loans or home improvement loan contracts. For purposes hereof, “home equity loans” includes “closed-end loans” and “revolving credit line loans.” If so specified, the loans may include cooperative apartment loans (“cooperative loans”) secured by security interests in shares issued by private, non-profit, cooperative housing corporations (“cooperatives”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be “conventional” loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the “FHA”) or the Department of Veterans’ Affairs (the “VA”).

The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

•

Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such loan (the “Loan Rate”) for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

•

Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

•

Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•

The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor’s portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

The real property which secures repayment of the loans is referred to as the mortgaged properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, such liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate the home improvement loan contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to herein as the “Properties.” The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a “Primary Mortgage Insurance Policy”). The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower’s mailing address.

Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units (“Single Family Properties”). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

Multifamily Loans. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In such cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 5% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Home Improvement Loan Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement loan contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement loan contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement loan contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement loan contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement loan contract is computed in the manner described in the related prospectus supplement.

Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

•

the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

•

the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties, other real property or home improvements),

•	the original terms to maturity of the loans,
•	the largest principal balance and the smallest principal balance of any of the loans,
•	the earliest origination date and latest maturity date of any of the loans,

•	the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans,
•	the Loan Rates or annual percentage rates (“APR”) or range of Loan Rates or APR’s borne by the loans,
•	the maximum and minimum per annum Loan Rates and
•

the geographical distribution of the loans. If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

The “Loan-to-Value Ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The “Combined Loan-to-Value Ratio” of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to (ii) the Collateral Value of the related Property. The “Collateral Value” of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a “Refinance Loan”), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such Property. In the case of Refinance Loans, the “Collateral Value” of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

Substitution of Trust Fund Assets

Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related prospectus supplement.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference

All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer intends to file with the Securities and Exchange Commission periodic reports with respect to the trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person’s written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See “Description of the Securities — Reports to Securityholders.”

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

The Depositor

CWABS, Inc., a Delaware corporation, the depositor, was incorporated in August 1996 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. On November 7, 2002, Countrywide Credit Industries, Inc., the parent of Countrywide Home Loans, Inc., changed its name to Countrywide Financial Corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

Loan Program

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Underwriting Standards.”

Underwriting Standards

The applicable prospectus supplement may provide for the seller’s representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports, among other things, the length of employment with that organization and the borrower’s current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

The maximum loan amount will vary depending upon a borrower’s credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

Each seller’s underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller’s underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of Title I loans.

After obtaining all applicable employment, credit and property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The “debt-to-income ratio” is the ratio of the borrower’s total monthly payments to the borrower’s gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower’s credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower’s income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

Each seller will be required to satisfy the following qualifications. Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the FDIC.

Representations by Sellers; Repurchases

Each seller will have made representations and warranties in respect of the loans sold by such seller and evidenced by all, or a part, of a series of securities. Such representations and warranties may include, among other things:

•

that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney’s certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

•

that the seller had good title to each such loan and such loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

•

that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition;

•	that there were no delinquent tax or assessment liens against the Property;
•	that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and
•	that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which such seller sold the loan to the depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in such loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by such seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of such loan by such seller to the depositor or its affiliates. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of such loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, such representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. If such seller cannot cure such breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller’s obligations under those circumstances, but if it does not, then such seller will be obligated either

•

to repurchase such loan from the trust fund at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller is the master servicer) or

•	substitute for such loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any such payment from the assets of the related trust fund or from any holder of the related residual certificate. See “Description of the Securities — General.” Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of such loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under “The Agreements — Assignment of Trust Fund Assets.”

Description of the Securities

Each series of certificates will be issued pursuant to separate agreements (each, a “Pooling and Servicing Agreement” or a “Trust Agreement”) among the depositor, the master servicer and the trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the “Indenture”) between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to such series, and the related loans will be serviced by the master servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of such series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of such series addressed to CWABS, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

General

The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

•

the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement (“Retained Interest”)), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of such loans as of the cut-off date (the “Cut-off Date Principal Balance”));

•	the assets required to be deposited in the related Security Account from time to time;
•	property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and
•	any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under “Credit Enhancement” herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement)

in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a “Record Date”). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the “Security Register”); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in “prohibited transactions” within the meaning of ERISA and the Code. See “ERISA Considerations.” Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

As to each series, an election may be made to treat the related trust fund or designated portions thereof as a “real estate mortgage investment conduit” or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in such a series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. See “Credit Enhancement.” Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. “Available Funds” for each distribution date will generally equal the amount on deposit in the related Security Account on such distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “Class Security Balance”) entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such prospectus supplement), and for the periods specified in such prospectus supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of such class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of such class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to such time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of such class of accrued securities, as reflected in the aggregate Class Security Balance of such class of accrual securities, will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period but that was not required to be distributed to such class on such distribution date. Any such class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of securities specified in such prospectus supplement, reduced by all distributions reported to the holders of such securities as allocable to principal and,

•	in the case of accrual securities, in general, increased by all interest accrued but not then distributable on such accrual securities; and
•	in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments (“Principal Prepayments”) in the percentages and under the circumstances or for the periods specified in such prospectus supplement. Any such allocation of Principal Prepayments to such class or classes of securities will have the effect of accelerating the amortization of such securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by such other securities. See “Credit Enhancement — Subordination.”

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer’s determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace such funds on or before any future distribution date to the extent that funds in the applicable Security Account on such distribution date would be less than the amount required to be available for distributions to securityholders on such date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which such advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that any such advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under “Credit Enhancement,” in each case as described in the related prospectus supplement.

In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See “Description of the Securities — Distributions on Securities.”

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

•

the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included therein;

•	the amount of such distribution allocable to interest;
•	the amount of any advance;
•

the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

•	the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on such distribution date;
•	the percentage of principal payments on the loans (excluding prepayments), if any, which each such class will be entitled to receive on the following distribution date;
•	the percentage of Principal Prepayments on the loans, if any, which each such class will be entitled to receive on the following distribution date;
•

the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

•

the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding such distribution date;

•	the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;
•	the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;
•	if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;
•	the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and
•	any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise such series by reference to the following categories.

Categories of Classes	Definition

Principal Types

Accretion Directed

A class that receives principal payments from the accreted interest from specified Accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Companion Class

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Securities

A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS

A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Trust Fund Assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying Trust Fund Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Trust Fund Assets that the NAS class is locked out of will be distributed to the other classes of senior securities.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Categories of Classes	Definition

Principal Types

Scheduled Principal Class

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Trust Fund Assets.

Super Senior

A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Support Class

A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related Classes of subordinated securities are no longer outstanding.

Targeted Principal Class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.

Interest Types

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index.

Variable Rate

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only

A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and little or no principal. Interest Only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only class that is not entitled to any distributions in respect of principal.

Principal Only	A class that does not bear interest and is entitled to receive only distributions in respect of principal.

Partial Accrual

A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Accrual

A class that accretes the amount of accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class on each applicable distribution date. Such accretion may continue until some specified event has occurred or until such Accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on Telerate page 3750 of the Moneyline Telerate Service, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on Telerate page 3750 of the Moneyline Telerate Service, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

(a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%)

(b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

•	LIBOR as determined on the previous LIBOR determination date or
•	the reserve interest rate.

The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

•

the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

•

if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

(c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers’ Association “Interest Settlement Rate” for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers’ Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under “LIBO Method.”

The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of “COFI securities”) for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the “National Cost of Funds Index”) published by the Office of Thrift Supervision (the “OTS”) for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” specified in the prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent’s determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as such term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal (or if not so published, the “Prime Rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent’s determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Registration of Securities

As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the “Book-Entry Securities”). Persons acquiring beneficial ownership interests in the Book-Entry Securities (“Security Owners”) may elect to hold their Book-Entry Securities through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Unless otherwise described in the related prospectus supplement, beneficial interests in the Book-Entry Securities may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such person’s beneficial ownership interest in such Book-Entry Security (a “Definitive Security”). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of DTC. Security Owners will not be

Certificateholders as that term is used in each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, such securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” effective as of January 14, 2000. New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000, DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream,

Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences—Tax Treatment of Foreign Investors” and “— Tax Consequences to Holders of the Notes — Backup Withholding” herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

DTC has advised the trustee that, unless and until Definitive securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the Pooling and Servicing Agreement or Master Servicing Agreement, as applicable on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of such Definitive Securities as securityholders under the Pooling and Servicing Agreement or Master Servicing Agreement, as applicable.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry

Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Credit Enhancement

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of such series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related prospectus supplement, or any combination of the foregoing. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such series (the “Senior Securities”) to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest (if applicable) of the related subordinated securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of such loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Such deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in such prospectus supplement.

If specified in the related prospectus supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more Classes of securities (the “L/C Percentage”). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See “The Agreements — Termination: Optional Termination.” A copy of the letter of credit for a series, if any, will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on such securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in such prospectus supplement. A copy of any such instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

Over-Collateralization

If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on such class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in over-collateralization.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for such series of securities, in trust, of one or more reserve funds for such series. The related prospectus supplement will specify whether or not any such reserve funds will be included in the trust fund for such series.

The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in “Permitted Investments” which may include

(i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the rating originally assigned to such securities by each such Rating Agency;

(iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that such commercial paper is rated no lower than the rating specified in the related prospectus supplement;

(iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

(v) certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody’s Investors Service, Inc. (“Moody’s”) is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

(vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as each Rating Agency has confirmed in writing are sufficient for the ratings originally assigned to such securities by each such Rating Agency;

(viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s, such rating shall be the highest commercial paper rating of Moody’s for any such securities), or such lower rating confirmed in writing is sufficient for the rating originally assigned to such securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency;

(x) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each such Rating Agency or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

(xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency; and

(xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to such securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency, and reasonably acceptable to the NIM Insurer as evidenced by a signed writing delivered by the NIM Insurer; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument; and provided, further, that no investment specified in clause (x) or clause (xi) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to such instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

If specified in the related prospectus supplement, a separate pool insurance policy (“Pool Insurance Policy”) will be obtained for the pool and issued by the insurer (the “Pool Insurer”) named in such prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in such prospectus supplement of the aggregate principal balance of such loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary

Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or
•	failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations described above, and, in such events might give rise to an obligation on the part of such seller to repurchase the defaulted loan if the breach cannot be cured by such seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of such loan, at the time of default or thereafter, was not approved by the applicable insurer.

The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Financial Instruments

If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

•

to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

•	to provide payments in the event that any index rises above or falls below specified levels; or
•	to provide protection against interest rate changes, certain types of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

Yield and Prepayment Considerations

The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement loan contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement loan contracts are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement loan contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a “due-on-sale” provision (as described below) will have the same effect as a prepayment of the related loan. See “Certain Legal Aspects of the Loans — Due-on-Sale Clauses.” The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by such investor at the time such securities were purchased.

Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed- end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “The Agreements — Collection Procedures” and “Certain Legal Aspects of the Loans” for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, such loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, such loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on such securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of such interest will not be made earlier than the month following the month of accrual.

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See “The Agreements — Termination; Optional Termination”.

The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such securities.

The Agreements

Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to such loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with such assignment, deliver such securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-

Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan, multifamily loan or home equity loan,

•	the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,
•

the mortgage, deed of trust or similar instrument (a “Mortgage”) with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office),

•	an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and
•	any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such loans.

With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The applicable prospectus supplement may provide for the depositor’s delivery obligations in connection with home improvement loan contracts, but if it does not, the depositor will as to each home improvement loan contract, deliver or cause to be delivered to the trustee the original home improvement loan contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing such home improvement loan contract. In general, it is expected that the home improvement loan contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement loan contracts without notice of such assignment, the interest of securityholders in the home improvement loan contracts could be defeated. See “Certain Legal Aspects of the Loans — The Home Improvement Loan Contracts.”

The trustee (or the custodian) will review such loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold such documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of such notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove such loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce such obligation to the extent described above under “Loan Program — Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase or replace such loan if the seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related prospectus supplement, replace the loan. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for such a breach of representation by the master servicer.

Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

Payments On Loans; Deposits to Security Account

The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the “Security Account”). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the “BIF”) of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation (“SAIF”)), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

•	all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;
•	all payments on account of interest on the loans, net of applicable servicing compensation;
•

all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items (“Insured Expenses”) incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the master servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure (“Liquidation Expenses”) and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise (“Liquidation Proceeds”), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

•

all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under “Loan Program — Representations by Sellers; Repurchases” or “— Assignment of Trust Fund Assets” above and all proceeds of any loan repurchased as described under “— Termination; Optional Termination” below;

•	all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under “— Hazard Insurance” below;
•

any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the Security Account pursuant to the Agreement.

The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

•

to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

•

to reimburse the master servicer for advances, such right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such advance was made;

•	to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;
•	to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;
•

to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

•

to pay to the master servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased loan;

•	to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;
•	to withdraw any amount deposited in the Security Account and not required to be deposited therein; and
•	to clear and terminate the Security Account upon termination of the Agreement.

In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Pre-Funding Account

If so provided in the related prospectus supplement, the master servicer will establish and maintain an account (the “Pre-Funding Account”), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement (the “Pre-Funded Amount”) on the related Closing Date. The Pre-Funding Account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by such trustee during the period from the closing date to a date not more than a year after such closing date (the “Funding Period”) to pay to the depositor the purchase price for loans purchased during such Funding Period (the “Subsequent Loans”). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related Closing Date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

In addition, if so provided in the related prospectus supplement, on the related Closing Date the depositor will deposit in an account (the “Capitalized Interest Account”) cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above- mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Sub-Servicing by Sellers

Each seller of a loan or any other servicing entity may act as the sub-servicer for such loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for such series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer’s rights and obligations under such sub-servicing agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the master servicer alone were servicing the loans.

Collection Procedures

The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of such loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, such obligation will remain during any period of such an arrangement.

In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See “Certain Legal Aspects of the Loans — Due-on-Sale Clauses”. In connection with any such assumption, the terms of the related loan may not be changed.

With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Certain Legal Aspects of the Loans”. This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

In general a “tenant-stockholder” (as defined in Code Section 216(b)(2) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of

•	the maximum insurable value of the improvements securing such loan or
•	the greater of

(1) the outstanding principal balance of the loan and

(2) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer’s normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•	the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or
•	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See “Credit Enhancement”.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower’s cooperative dwelling or such cooperative’s building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan and amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan. In the event that the master servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See “Credit Enhancement”.

The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to such loan; second, to reimburse the master servicer for any unreimbursed advances with respect to such loan; third, to accrued and unpaid interest (to the extent no advance has been made for such amount) on such loan; and fourth, as a recovery of principal of such loan.

Realization Upon Defaulted Loans

Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which such coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see “Certain Legal Aspects of the Loans — Title I Program”, certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended (a “VA Guaranty”). The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years’ duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

Servicing and Other Compensation and Payment of Expenses

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and such compensation will be retained by it from collections of interest on such loan in the related trust fund (the “Master Servicing Fee”). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

The master servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances.

Evidence as to Compliance

Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Copies of the annual accountants’ statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that

•	that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and
•	the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Master Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Master Servicing Agreement, but if it does not, the Events of Default will consist of

•

any failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment (other than an advance) which continues unremedied for five days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of such class evidencing not less than 25% of the total distributions allocated to such class (“percentage interests”);

•	any failure by the master servicer to make an advance as required under the Agreement, unless cured as specified therein;
•

any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class; and

•

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under “Credit Enhancement” herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement.

The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class and under such other circumstances as may be specified in such Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to such trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of such holder’s status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the trustee written notice of default and unless the holders of securities of any class of such series evidencing not less than 25% of the aggregate percentage interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding.

Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

•

a default in the payment of any principal of or interest on any note of such series which continues unremedied for five days after the giving of written notice of such default is given as specified in the related prospectus supplement;

•

failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or
•

any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such notes.

If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of such series.

If, following an Event of Default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of such series for five days or more, unless

•	the holders of 100% of the percentage interests of the notes of such series consent to such sale,
•	the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or
•

the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of such an Event of Default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

Amendment

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders,

(a) to cure any ambiguity;

(b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

(c) to modify, alter, amend, add or to rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time; or

(d) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it,

provided that such action will not adversely affect in any material respect the interests of any securityholder. Any amendment described in clauses (a), (b), (c) and (d) above, made solely to conform the Agreement to the final prospectus supplement provided to investors in connection with the initial offering of the securities by the Depositor will be deemed not to materially and adversely affect the interests of securityholders. In addition, an amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of such series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such securities.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of such series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no such amendment may

•	reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of such security, or
•

reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

Pooling and Servicing Agreement; Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to such Agreement following the later of

(i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the trust fund and

(ii) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see “Federal Income Tax Consequences” below), from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of such right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(g)(4) of the Code.

Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the Indenture and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Certain Legal Aspects of the Loans

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

In this prospectus, we generally use the term “mortgage” to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See “Junior Mortgages; Rights of Senior Mortgagees” below.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all “responsible parties,” including owners or operators. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest (the “secured creditor exclusion”) but without “participating in the management” of the Property. Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner or operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower’s business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act (“Asset Conservation Act”), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

If a lender is or becomes liable, it can bring an action for contribution against any other “responsible parties,” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to certificateholders.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations On Lenders

Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, such a lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of such payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-On-Sale Clauses

Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Home Improvement Finance

General. The trust fund may own home improvement loans (“HI Loans”) or home improvement sales contracts (“HI Contracts”). HI Loans are loans that are made by lenders to finance the purchase of home improvements from third party sellers, and may be secured by real estate or personal property. HI Contracts involve sales agreements under which sellers of home improvements extend credit to the purchasers and retain personal property security interests in the home improvements as collateral for repayment of the credits.

Real Estate Collateral. HI Loans secured by real estate generally are subject to many of the same laws that apply to other types of mortgage loans, especially laws applicable to home equity or junior lien mortgages. In addition, some laws may provide particular consumer protections in connection with mortgage loans that are used to finance home improvements, such as special disclosures or limits on creditor remedies.

Sale of Chattel Paper. The credit agreements evidencing HI Loans secured by personal property and HI Contracts generally are “chattel paper” as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the chattel paper to the trustee or a designated custodian or may retain possession of the chattel paper as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust’s ownership of the chattel paper. In general, the chattel paper will not be stamped or otherwise marked to reflect assignment of the chattel paper from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the chattel paper without notice of such assignment, the trust’s interest in the chattel paper could be defeated.

Perfection of Personal Property Security Interests. The HI Loans secured by personal property and the HI Contracts generally include a “purchase money security interest,” as defined in the UCC, in the home improvements being financed. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in such home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building materials incorporated into an improvement on land. A security interest in lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements. So long as the home improvement remains personal property and has not become subject to the real estate law, a creditor with a security interest in the property can repossess the home improvement by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a security interest must give the debtor a number of days’ notice, which generally varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale.

Under the laws applicable in many states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the personal property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Also, certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a creditor to repossess and resell personal property collateral or enforce a deficiency judgment.

Consumer Claims and Defenses. The Federal Trade Commission’s Consumer Claims and Defenses Rule (“FTC Rule”) provides that a seller financing the sale of consumer goods or services must include in the consumer credit contract a notice that the purchaser of the contract will take the contract subject to the claims and defenses that the consumer could assert against the seller. The FTC Rule also provides that, if a seller of consumer goods or services refers a purchaser to a lender, or is affiliated with the lender by common control, contract or business arrangement, the seller may not accept the proceeds of a purchase money loan made by the lender unless the consumer credit contract contains a notice that the holder of the contract is subject to the claims and defenses that the consumer could assert against the seller. Thus, holders of HI Contracts and certain HI Loans may be subject to claims and defenses that could be asserted against the seller of home improvements. Liability under the FTC Rule generally is limited to amounts received by the holder of the consumer credit obligation; however, the consumer may be able to assert the FTC Rule as a defense to a claim brought by the trustee against the consumer.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status. Moreover, the Relief Act permits the extension of a loan’s maturity and the re- adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages and Rights of Senior Mortgagees

To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In many states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

Other Loan Provisions and Lender Requirements

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

Generally lenders begin charging interest from the date the loan is disbursed. In California regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

Priority of Additional Advances

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor. In California priority will be lost with respect to advances made under subsequently recorded deeds of trust or mortgages, if the prior credit line lender has knowledge of such advances unless the advances under the secured credit line are determined to be “obligatory” rather than “discretionary.”

The Title I Program

General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the “Title I Program”). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans (“Property Improvement Loans” or “Title I Loans”). A Property

Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

There are two basic methods of lending or originating such loans which include a “direct loan” or a “dealer loan”. With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower’s irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan’s origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after such prepayment.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender’s contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account. For the purposes hereof, the “Claimable Amount” means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney’s fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•

the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•

the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non- purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•

the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer’s dwelling, and restricts the ability to accelerate balances or suspend credit privileges on such loans;

•

the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•

the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•

the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

•

the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Material Federal Income Tax Consequences

General

The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of special counsel to the depositor (“Tax Counsel”), named in the prospectus supplement. The summary is based upon the provisions and interpretations of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change could apply retroactively.

The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

The federal income tax consequences to Holders will vary depending on whether

•	the securities of a series are classified as indebtedness;
•

an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit (“REMIC”) under the Internal Revenue Code of 1986, as amended (the “Code”);

•	the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

•	an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such series. Prior to issuance of each series of securities, the depositor shall file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Tax Counsel with respect to the validity of the information set forth under “Material Federal Income Tax Consequences” herein and in the related prospectus supplement.

Taxation of Debt Securities

Interest and Acquisition Discount. The income on securities representing regular interests in a REMIC (“Regular Interest Securities”) are generally taxable to holders in the same manner as the income on evidences of indebtedness. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder’s normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as “Debt securities.”

Debt securities that are Compound Interest securities will, and certain of the other Debt securities may, be issued with “original issue discount” (“OID”). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder (the “OID Regulations”). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero, however if the interest is less than a de minimis amount as determined under the Code.

The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if such distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments will be included in the Debt security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt securities includes all distributions of interest as well as principal thereon. If the interval between the issue date and the first distribution date on a Debt security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt security has de minimis OID, the stated redemption price of the Debt security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt security’s stated principal over its issue price. If the interval between the issue date and the first distribution date on a Debt security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt security, the excess amount of the distribution would be added to the Debt security’s stated redemption price.

Under the de minimis rule, OID on a Debt security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. The weighted average maturity of a Debt security is the sum of the weighted maturity of each payment of the Debt security’s stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt security’s total stated redemption price.

Although currently unclear, it appears that the projected payments of stated redemption price should be based on a schedule that is determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

•	such interest is unconditionally payable at least annually,
•	the issue price of the debt instrument does not exceed the total noncontingent principal payments and
•

interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on such Debt security.

In the case of Compound Interest securities, certain Interest Weighted Securities (as defined herein), and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

The Internal Revenue Service (the “IRS”) issued final regulations in June 1996 (the “Contingent Regulations”) governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt security, the sum of the “daily portions” of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the Debt security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to such Debt security in all prior periods.

The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a “Pay-Through Security”), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the “Prepayment Assumption”). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a Debt security will also be required to include OID in gross income, but such a holder who purchases such Debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt security’s issue price) to offset such OID by comparable economic accruals of portions of such excess.

Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of securities should consult their tax advisors on this point.

Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under “— Tax Status as a Grantor Trust; General” herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities (“Interest Weighted Securities”). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by such holder for such security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See “— Tax Status as a Grantor Trust — Discount or Premium on Pass-Through Securities.”

Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt securities, should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate Debt securities should consult their tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A Holder that acquires a Debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the Debt security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) (a) in the case of securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the loans underlying such security) not originally issued with original issue discount, on the basis of the rates of the stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the loans underlying such security) originally issued at a discount, on the basis of the rates of the OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the Debt security (or, in the case of a Pass-Through Security, the underlying loans), the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on such security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a Debt security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on such security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

The Treasury has issued regulations (the “Final Bond Premium Regulations”) dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Final Bond Premium Regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt security with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt security acquires during the year of the election or thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable.

Taxation of the REMIC and Its Holders

General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as “Regular Interests” or “Residual Interests” in a REMIC, as specified in the related prospectus supplement.

Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets). If less than 95% of the REMIC’s assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets (and income in the case of (ii)) are qualifying assets (and income).

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other “miscellaneous itemized deductions” of the Holder, exceed 2% of such Holder’s adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of

•	3% of the excess of adjusted gross income over the applicable amount, or
•	80% of the amount of itemized deductions otherwise allowable for such taxable year.

These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010.

The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either

•

would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

•	is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

•	the gross income produced by the REMIC’s assets, including stated interest and any original issue discount or market discount on loans and other assets, and
•

deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest Security that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of such holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See “Taxation of Debt Securities” above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

•	subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;
•	subject to a limited exception, the sale or other disposition of a cash flow investment;
•	the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or
•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such REMIC.

Taxation of Holders of Residual Interest Securities

The holder of a security representing a residual interest (a “Residual Interest Security”) will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis in the Residual Interest Security at the end of the calendar quarter in which such loss arises. A holder’s basis in a Residual Interest Security will initially equal such holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder’s adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder’s adjusted basis in the Residual Interest Security at the time of such sale or exchange. Any loss from the sale of a Residual Interest Security will be subject to the “wash sale” rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Interest Security, the seller reacquires the Residual Interest Security, or acquires (i) a Residual Interest Security in any other REMIC, (ii) a similar interest in a “taxable mortgage pool” (as defined in Code Section 7701(i)) or (iii) an ownership interest in a FASIT (as defined in Code Section 860L). In general, under the wash sale rules, loss from the Residual Interest Security will be disallowed and the Residual Interest Security Holder’s basis in the replacement interest will be the basis in the Residual Interest Security that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Interest Security and the purchase price of the replacement interest.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on such holder’s federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder’s excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. See “Tax Treatment of Foreign Investors.”

Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

In the case of a Residual Interest Security that has no significant value, the excess inclusion portion of a REMIC’s income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See “— Restrictions on Ownership and Transfer of Residual Interest Securities” and “— Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any “Disqualified Organization.” Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

If a Residual Interest Security is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on the Disqualified Organization’s pass-through share of the excess inclusion income of the REMIC. If an “electing large partnership” holds a Residual Interest Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

Noneconomic Residual Interest Securities. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Interest Security to a “U.S. Transferee” unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under “Certain Federal Income Tax Consequences — Non-REMIC Certificates — Non-U.S. Persons.” A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the residual interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Interest Security is disregarded, the transferor continues to be treated as the owner of the Residual Interest Security and continues to be subject to tax on its allocable portion of the net income of the REMIC.

A Residual Interest Security (including a Residual Interest Security with a positive value at issuance) is a “Noneconomic Residual Interest Security” at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents, the present value of the expected future distributions on the Residual Interest Security at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Interest Security has a “significant purpose to impede the assessment or collection of tax” if, at the time of transfer, the transferor either knew or should have known (had “Improper Knowledge”) that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Interest Security is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Interest Security, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Interest Security and intends to pay taxes associated with holding the Noneconomic Residual Interest Security as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic Residual Interest Security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) (“Offshore Location”) of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

A transfer of a Noneconomic Residual Interest Security meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax (“AMT”) under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Interest Security meets the Asset Test if at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The consideration given to the transferee to acquire the non-economic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

Treatment of Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC Residual Interest Securities. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC Residual Interest Security is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods, which permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and Residual Interest Securities issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC Residual Interest Security sells or otherwise disposes of the Residual Interest Security, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC Residual Interest Securities may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC Residual Interest Securities should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

A REMIC’s books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

General. As specified in the related prospectus supplement if REMIC or partnership elections are not made, in the opinion of Tax Counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as a corporation (the securities of such series, “Pass-Through Securities”). In some series there will be no separation of the principal and interest payments on the loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases (“Stripped Securities”), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

Each Holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the “Servicing Fee”)), at the same time and in the same manner as such items would have been reported under the Holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent “reasonable” compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder’s regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

Discount or Premium on Pass-Through Securities. The holder’s purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A Holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See “— Taxation of Debt Securities; Market Discount” and “— Premium” above.

The holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities (“Ratio Strip Securities”) may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

Servicing fees in excess of reasonable servicing fees (“excess servicing”) will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

The Code. OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the “Cash Flow Bond Method”), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments

“secured by” those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

Under certain circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder’s recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a Holder’s recognition of income.

In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

•	in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;
•	the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or
•	each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans’ character is not carried over to the securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder’s tax basis in its security is the price such holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder’s income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder’s holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security.

Miscellaneous Tax Aspects

Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder, other than a holder of a REMIC Residual Interest Security, may, under certain circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

•	fails to furnish the trustee with its taxpayer identification number (“TIN”);
•	furnishes the trustee an incorrect TIN;
•	fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or
•

under certain circumstances, fails to provide the trustee or such holder’s securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the Holders and to the servicer for each calendar year the amount of any “reportable payments” during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Proposed Reporting Regulations

In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to “Widely Held Mortgage Trusts.” If these rules are finalized, the trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as

OID, market discount, sale proceeds and premium) to the Holders of Pass-Through Securities, which changes may affect the timing of when a Holder reports such items.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest Security) is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation (“Nonresidents”), such interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the Residual Interest Security amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See “— Excess Inclusions.”

Tax Characterization of the Trust Fund as a Partnership

Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a “foreign person”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

•

is not actually or constructively a “10 percent shareholder” of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a “controlled foreign corporation” with respect to which the trust fund or the seller is a “related person” within the meaning of the Code and

•

provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the “Withholding Agent”) with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner who is an individual or corporation for federal income tax purposes of the note is a foreign person and providing the foreign person’s name and address.

Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder’s distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for such month; and (iv) any other amounts of income payable to the certificateholders for such month. Such allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the Code.

An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any such discount in income currently as it accrues over the life of the loans or to offset any such premium against interest income on the loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the “old partnership”) to a new partnership (the “new partnership”) in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code Section 708, the holder’s basis in its certificates would remain the same.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Among Transferors and Transferees. In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Other Tax Considerations

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, “Plans”) subject to ERISA or to Section 4975 of the Code and on persons who bear specified relationships to Plans (“Parties in Interest”) or are fiduciaries with respect to such Plans.

Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of such plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

On November 13, 1986, the United States Department of Labor (the “DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the “Plan Assets Regulation”)). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an “equity” investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no “substantial equity features.” If certificates are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan’s investment in the certificates would not cause the assets of the issuer to be deemed plan assets. If the certificates are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan’s investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer’s assets. Trust certificates are “equity interests” for purposes of the Plan Asset Regulation.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities — for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager” PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”. There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include plan assets.

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of such investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Exemption also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Exemption.

While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

(1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2) the securities acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Standard & Poor’s Ratings Services (“S&P”), a division of The McGraw-Hill Companies, Inc., Moody’s, or Fitch Ratings, Inc. (“Fitch”) (each, a “Rating Agency”);

(3) the trustee is not an affiliate of any other member of the Restricted Group, as defined below (other than an underwriter);

(4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for such person’s services under the agreement pursuant to which the loans are pooled and reimbursements of such person’s reasonable expenses in connection therewith; and

(5) the Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

The issuer must also meet the following requirements:

(i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

(ii) securities in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s, or Fitch for at least one year prior to the Plan’s acquisition of securities; and

(iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of securities.

Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•

in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

•	such fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;
•	the Plan’s investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;
•

immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

•	the Plan is not sponsored by a member of the Restricted Group, as defined below.

The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the “Restricted Group”).

The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the “obligations”) supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it.) A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Legal Investment

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Classes of securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities”, securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a “mortgage related security”). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities

Activities (to the extent adopted by their respective regulators) (the “Policy Statement”) setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities”, which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, such “high-risk mortgage securities” include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security”, and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” or in securities which are issued in book-entry form.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for such investors.

Method of Distribution

Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

•	by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters;
•	by agency placements through one or more placement agents primarily with institutional investors and dealers; and
•	by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters’ obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of such series if any such securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities

Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;
(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

Legal Matters

The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, as specified in the prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Rating

It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a “Rating Agency”) specified in the related prospectus supplement.

Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency’s assessment solely of the likelihood that holders of a class of securities of such class will receive payments to which such securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. Such rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

Index to Defined Terms

Accretion Directed
Accrual
Agreement
AMT
APR
Asset Conservation Act
Available Funds
beneficial owner
BIF
Book-Entry Securities
Capitalized Interest Account
Cash Flow Bond Method
CERCLA
CI
Claimable Amount
Class Security Balance
Clearstream, Luxembourg
Code
COFI securities
Collateral Value
Combined Loan-to-Value Ratio
Companion Class
Component Securities
Contingent Regulations
Cooperative
cooperative loans
cooperatives
Cut-off Date Principal Balance
DBC
Debt securities
debt-to-income ratio
Definitive Security
Detailed Description
Disqualified Organization
DOL
DTC
Eleventh District
Euroclear
Euroclear Operator
Euroclear Participants
European Depositaries
excess servicing
FHA
FHLBSF
Final Bond Premium Regulations
Financial Intermediary
Fitch
Fixed Rate

Floating Rate
foreign person
FTC Rule
Funding Period
Garn-St Germain Act
HI Contracts
HI Loans
Improper Knowledge
Indenture
Indirect Participants
Insurance Proceeds
Insured Expenses
Interest Only
Interest Weighted Securities
Inverse Floating Rate
IRS
L/C Bank
L/C Percentage
Liquidation Expenses
Liquidation Proceeds
Loan Rate
Loan-to-Value Ratio
market discount
Master Servicing Agreement
Master Servicing Fee
Moody’s
Mortgage
NAS
National Cost of Funds Index
NCUA
New CI
Non-Accelerated Senior
Noneconomic Residual Interest Security
Nonresidents
Notional Amount Securities
obligations
Offshore Location
OID
OID Regulations
OTS
PACs
Partial Accrual
Participants
Parties in Interest
Pass-Through Securities
Pay-Through Security
percentage interests
Permitted Investments
Plan Assets Regulation

Planned Principal Class
Plans
Policy Statement
Pool Insurance Policy
Pool Insurer
Pooling and Servicing Agreement
Pre-Funded Amount
Pre-Funding Account
Prepayment Assumption
Primary Mortgage Insurance Policy
Prime Rate
Principal Only
Principal Prepayments
Properties
Property Improvement Loans
PTCE
Purchase Price
Rating Agency
Ratio Strip Securities
RCRA
Record Date
Refinance Loan
Regular Interest Securities
Relevant Depositary
Relief Act
REMIC
reserve interest rate
Residual Interest Security
Restricted Group
Retained Interest
Rules
S&P
SAIF
Scheduled Principal Class
SEC
Security Account
Security Owners
Security Register
Sellers
Senior Securities
Sequential Pay
Servicing Fee
Short-Term Note
Single Family Properties
SMMEA
Strip
Stripped Securities
Subsequent Loans
Super Senior

Support Class
TACs
Targeted Principal Class
Tax Counsel
Terms and Conditions
TIN
Title I Loans
Title I Program
Title V
Trust Agreement
Trust Fund Assets
U.S. Transferee
UCC
Underwriter Exemptions
VA
VA Guaranty
Variable Rate
W-8BEN
Widely Held Mortgage Trusts
Withholding Agent

$921,500,100

(Approximate)

Asset-Backed Certificates, Series 2005-BC5

CWABS Asset-Backed Certificates Trust 2005-BC5

Issuer

CWABS, INC.

Depositor

[Countrywide Home Loans, Inc. Logo]

Seller

Countrywide Home Loans Servicing LP

Master Servicer

________________

PROSPECTUS SUPPLEMENT

________________

Countrywide Securities Corporation

RBS Greenwich Capital

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series 2005-BC5 Asset-Backed Certificates in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2005-BC5 Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2005-BC5 Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus for 90 days after the date of the prospectus supplement.

December 23, 2005